Subject to completion, as filed with the Securities and Exchange Commission on October 31, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIDAL COMMODITIES TRUST I

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6799 (Primary Standard Industrial Classification Code Number)	92-6468665 (I.R.S. Employer Identification No.)

Toroso Investments, LLC

234 West Florida Street

Suite 203

Milwaukee, WI 53204
Phone: (844) 986-7700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Guillermo Trias
Chief Executive Officer
Toroso Investments, LLC
234 West Florida Street

Suite 203
Milwaukee, WI 53204
Phone: (844) 986-7700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Peter Shea K&L Gates LLP 599 Lexington Avenue New York, New York 10022-4611 (212) - 536-3988	Michael Pellegrino Toroso Investments, LLC 234 West Florida Street, Suite 203 Milwaukee, WI 53204 Phone: (844) 986-7700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and the date on which all other conditions to the reorganization of the Hashdex Bitcoin Futures ETF (“Acquired Fund”), a series of the Teucrium Commodity Trust (the “Teucrium Trust”), into the Hashdex Bitcoin Futures ETF (the “Acquiring Fund”), a series of the Tidal Commodities Trust I (the “registrant”), pursuant to the Agreement and Plan of Partnership Merger and Liquidation between the Teucrium Trust and the registrant described in the enclosed information statement/prospectus, have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Hashdex Bitcoin Futures ETF, a series of the Registrant	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Shares of fractional undivided beneficial interest, no par value	50,004	$41.94	$2,097,168	$309.54

(1)	This registration statement relates to shares, no par value, of the Hashdex Bitcoin Futures ETF (the “Acquiring Fund”), a series of Tidal Commoditites Trust I (the “registrant”), issuable to holders of shares, no par value, of the Hashdex Bitcoin Futures ETF (the “Acquired Fund”), a series of the Teucrium Commodity Trust, in connection with the reorganization of the Acquired Fund into the Acquiring Fund. The amount of Acquiring Fund shares to be registered represents the maximum number of shares the Acquiring Fund will issue to holders of shares of the Acquired Fund upon consummation of the planned reorganization based on a formula set forth in the Agreement and Plan of Partnership Merger and Liquidation (the “Plan of Merger”) between the registrant and the Teucrium Trust, which requires that the Acquiring Fund issue that quantity of shares with a net asset value equal to the net asset value of all shares of the Acquired Fund issued and outstanding immediately prior to the effective time of the reorganization. This calculation is based on 50,004 shares of Acquired Fund deemed outstanding for these purposes as of October 27, 2023.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) of the Securities Act of 1933, based on the net asset value per share of the Acquired Fund (computed as of October 27, 2023, which is the last practicable date prior to the filing of this registration statement). The actual value of shares issued in the planned reorganization will be the net asset value per share of the Acquiring Fund (computed as of the consummation of the planned reorganization under the Plan of Merger based on the then determined net asset value per share of the Acquired Fund).

(3)	Computed in accordance with Rule 457(f) and Section 6(b) under the Securities Act of 1933 by multiplying (A) the proposed maximum aggregate offering price for all securities to be registered by (B) 0.0001476. The full registration fee of $309.54 was paid in connection with the initial filing on October 27, 2023.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Teucrium Commodity Trust

Hashdex Bitcoin Futures ETF

c/o Teucrium Trading, LLC

Three Main Street, Suite 215

Burlington, Vermont 05401

(802) 540-0019

October 30, 2023

Dear Valued Shareholders,

The scheduled reorganization of the Hashdex Bitcoin Futures ETF (the “Acquired Fund”), a series of the Teucrium Commodity Trust (“Teucrium Trust”) into the Hashdex Bitcoin Futures ETF (the “Acquiring Fund”), a series of Tidal Commoditites Trust I (the “Tidal Trust”), is effective and will close as of January 3, 2024 (the “Merger”).

Each Acquired Fund shareholder will receive one share of the Acquiring Fund for every one share of the Acquired Fund held on the Merger effective date based on the net asset value per share of the Acquiring Fund being equal to the net asset value per share of the Acquired Fund determined immediately prior to the Merger closing on the effective date. All of the assets and liabilities of the Acquired Fund will be, respectively, transferred to and assumed by the Acquiring Fund in the Merger with the Acquiring Fund being the surviving entity of the Merger. Upon the Merger closing, all of the Acquired Fund’s shares will be cancelled and the Acquired Fund will be liquidated. Following the Merger, you will be a shareholder of the Acquiring Fund, which will trade on NYSE Arca under the ticker symbol “DEFI” (CUSIP No.: 88634V100).

NO action is needed on your part to participate in the distribution of Acquiring Fund shares pursuant to the Merger. In addition, NO vote of Acquired Fund’s shareholders is required in connection with this transaction and no proxy is being solicitied. Following the Merger, your brokerage account will reflect your shares of the Acquiring Fund.

Teucrium Trading, LLC (“Teucrium”) has served as the sponsor and commodity pool operator of the Acquired Fund since its inception on September 15, 2022. Teucrium has sponsored the Teucrium Trust since 2010, which presently has five exchange-traded commodity pool series in addition to the Acquired Fund. Pursuant to the Amended and Restated ’33 Act Fund Platform Support Agreement, as amended (the “Support Agreement”) among Toroso Investments LLC (“Toroso”), Tidal ETF Services, LLC, Hashdex Asset Management Ltd., and Teucrium, Teucrium agreed to the Merger. The Merger will fulfill the terms of the Support Agreement.

The sponsor and commodity pool operator of the Acquiring Fund is Toroso, which advises two investment company complexes comprising a total of 82 exchange-traded funds, including four exchange-traded commodity pools in addition to the Acquiring Fund. Toroso has sponsored the Tidal Trust since its formation in February 2023. Presently, the Acquiring Fund is the sole series of the Tidal Trust and will not commence operations until the Merger closes. The Acquiring Fund has the same investment objective, investment strategies and investment restrictions, and substantially identical investment risks as the Acquired Fund. Any material differences in investment risks between the Acquired Fund and the Acquiring Fund are solely attributable to the differences in sponsorship by Teucrium and by Toroso, respectively. Following the Merger, the Acquiring Fund will be managed by portfolio managers employed by Toroso.

The Teucrium Trust and the Tidal Trust entered into an Agreement and Plan of Partnership Merger and Liquidation dated as of October 30, 2023 (the “Plan of Merger”). Pursuant to the Plan of Merger, the Acquired Fund will transfer all of its assets to the Acquiring Fund and the Acquiring Fund will assume all of the liabilities of the Acquired Fund on or about January 3, 2024 (the “Closing Date”). On the Closing Date, Acquiring Fund shares to be issued in the Merger (the “Merger Shares”) will be issued to the registered holder of the shares of the Acquired Fund, which is the Depository Trust Company (“DTC”) that holds through Cede & Co., as nominee for DTC. DTC will further distribute the Merger Shares by book entry to its direct and indirect participants, who in turn will further distribute, as necessary, the Merger Shares by book entry until the beneficial owners of the Acquired Fund’s shares receive a distribution of Merger Shares to which they are entitled.

The accompanying information statement will provide you with information regarding the Merger. This document also serves as a prospectus of the Acquiring Fund relating to the issuance of shares in connection with the Merger. We encourage you to read it carefully. We look forward to the completion of this transaction and the new opportunities it presents for our shareholders.

Sincerely,

Sal Gilbertie

President

Teucrium Trading, LLC,

as Sponsor of the Hashdex Bitcoin Futures ETF,

a series of the Teucrium Commodity Trust

i

Teucrium Commodity Trust

Hashdex Bitcoin Futures ETF

c/o Teucrium Trading, LLC

Three Main Street, Suite 215

Burlington, Vermont 05401

(802) 540-0019

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What is this document and why did you send it to me?

A:	The attached document is a combined information statement and prospectus provided to shareholders of the Hashdex Bitcoin Futures ETF (the “Acquired Fund”), a series of the Teucrium Commodity Trust (“Teucrium Trust”), regarding the scheduled reorganization of the Acquired Fund into the Hashdex Bitcoin Futures ETF (the “Acquiring Fund”), a series of Tidal Commoditites Trust I (the “Tidal Trust”). This combined information statement/prospectus is referred to below as the “Information Statement.”

The Information Statement describes the scheduled reorganization of the Acquired Fund into the Acquiring Fund (the “Merger”), which will be effective as of and close on or about January 3, 2024 (the “Closing Date”). The Information Statement will provide you with information regarding the Merger. This document also serves as a prospectus of the Acquiring Fund relating to the issuance of Acquiring Fund shares in connection with the Merger.

Q:	Who manages the Acquired Fund and the Acquiring Fund?

A:	Teucrium Trading, LLC (“Teucrium”) has served as the sponsor and commodity pool operator of the Acquired Fund since its inception on September 15, 2023. Teucrium has sponsored the Teucrium Trust since 2010, of which the Acquired Fund is one of six exchange-traded commodities pool series of the Teucrium Trust.

The sponsor and commodity pool operator of the Acquiring Fund is Toroso Investments, LLC (“Toroso”), which advises two investment company complexes comprising a total of 82 exchange-traded funds, including four exchange-traded commodity pools in addition to the Acquiring Fund. Toroso has sponsored the Tidal Trust since its formation in February 2023. Presently, the Acquiring Fund is the sole series of the Tidal Trust and will not commence operations until the Merger closes.

Q:	What are the differences in investment objectives, strategies and risks and fund management between the Acquired Fund and the Acquiring Fund?

A:	The Acquiring Fund has the same investment objective, investment strategies and investment restrictions, and substantially identical investment risks as the Acquired Fund. Any material differences in investment risks between the Acquired Fund and the Acquiring Fund are solely attributable to the differences in sponsorship by Teucrium and by Toroso, respectively. Following the Merger, the Acquiring Fund will be managed by portfolio managers employed by Toroso.

Q:	Will fund service providers and share identification information change because of the Merger?

A:	The Acquired Fund and Acquiring Fund have many of the same service providers. Differences in those entities providing sponsorship, administration and accounting, audit, transfer agency, distribution, custody, clearing broker (“FCM”), and Delaware Trustee services (“Third Party Service Arrangements”) to the Acquired Fund and Acquiring Fund are as noted in the following table. The following table also notes other differences related to the shares, respectively, of the Acquired and Acquiring Funds.

	Acquired Fund	Acquiring Fund
Sponsor	Teucrium Trading, LLC	Toroso Investments LLC
Administrator	U.S. Bancorp Fund Services, LLC, d/b/a U.S. Bank Global Fund Services	Tidal ETF Services, LLC
Sub-Administrator	None	U.S. Bancorp Fund Services, LLC, d/b/a U.S. Bank Global Fund Services

	Acquired Fund	Acquiring Fund

Distributor	Foreside Fund Services, LLC	Same
Transfer Agent	U.S. Bancorp Fund Services, LLC, d/b/a U.S. Bank Global Fund Services	Same
Auditor	Grant Thornton LLP	Tait, Weller, & Baker, LLP
Custodian	U.S. Bank, N.A.	Same
Clearing Brokers (FCMs)	StoneX Financial Inc. – FCM (f/k/a INTL FCStone Financial Inc. - FCM Division) Phillip Capital Inc.	Same
Delaware Trustee	Wilmington Trust, National Association f/k/a Wilmington Trust Company	Same
Ticker Symbol	DEFI	DEFI
CUSIP Number	88166A805	88634V100
Primary Listing Exchange	NYSE Arca	NYSE Arca

Q:	How will the Merger affect my investment?

A:	Following the Merger, you will be a shareholder of the Acquiring Fund.

There are differences between the Acquired Fund and Acquiring Fund, but these relate primarily to (1) the Acquiring Fund being managed by Toroso whereas the Acquired Fund is managed by Teucrium, (2) the Acquiring Fund will be a series of the Tidal Trust and governed by the Tidal Trust’s Declaration of Trust and Trust Agreement, and (3) some service providers (as noted above) that provide Third Party Service Arrangements to the Acquiring Fund will be different from those of the Acquired Fund. Each of these differences is discussed in greater detail in the Information Statement. Nevertheless, Teucrium and Toroso believe that these differences resulting from the Merger should should not affect the value of your investment.

You will receive shares of the Acquiring Fund equal in aggregate value at the Closing Date equal to the aggregate value of your shares of the Acquired Fund immediately prior to the Merger. The Merger will not affect the value of your investment at the time of Merger and your interest in the Acquired Fund will not be diluted.

The Merger generally is not expected to result in recognition of gain or loss by the Acquired Fund or its shareholders for federal income tax purposes.

Q:	How will the Merger affect the fees and expenses I pay as a shareholder of the Acquired Fund?

A:	The Acquiring Fund will pay the same management fee rate to Toroso, under the same terms, as currently paid by the Acquired Fund to the Teucrium. The management fee for the Acquiring Fund is the same as the management fee for the Acquired Fund (0.94% per annum of the fund’s average daily net assets).

Q:	Will there be any portfolio repositioning or other costs in connection with the Merger?

A:	No. The Acquired Fund and the Acquiring Fund do not expect any portfolio repositioning (i.e., sale of securities or futures) or other associated costs, such as brokerage commissions incurred from the sale of securities or futures, in connection with the Merger.

Q:	What is the tax impact on my investment?

A:	The Merger will not result in the recognition of gain or loss under the Internal Revenue Code of 1986, as amended (the “Code”) for federal income tax purposes for the Acquired Fund or its shareholders. Further, the Acquiring Fund will be classified as a partnership under the Code for federal income tax purposes following the Merger just as the Acquired Fund is presently classified as a partnership under the Code for federal income tax purposes. As a condition to the closing of the Merger, the Acquiring Fund and the Acquired Fund will obtain an opinion of counsel regarding the federal income tax consequences of the Merger.

Q:	Who is paying for expenses related to the Merger?

A:	Toroso will pay the costs relating to the Merger, including the costs relating to the Information Statement. Toroso will pay these costs regardless of whether the Merger is consummated.

Q:	What is the Merger?

A:	The Merger is the reorganization of the Acquired Fund into the Acquiring Fund that will occur on the Closing Date.

The Teucrium Trust and the Tidal Trust entered into an Agreement and Plan of Partnership Merger and Liquidation dated as of October 30, 2023 (the “Plan of Merger”). Pursuant to the Plan of Merger, each Acquired Fund shareholder will receive one share of the Acquiring Fund for every one share of the Acquired Fund held on the Closing Date based on the net asset value per share of the Acquiring Fund being equal to the net asset value per share of the Acquired Fund determined immediately prior to the Merger closing. Further, the Acquiring Fund will acquire all the assets of the Acquired Fund and assume all the liabilities of the Acquired Fund. The Acquiring Fund will be the surviving entity of the Merger. Upon the Merger closing, the Plan of Merger will cause all of the Acquired Fund’s shares to be cancelled and the Acquired Fund to be liquidated.

Before the Merger, the Acquiring Fund has no operations, has received $100 in cash from Toroso for four Shares to complete the pre-operational formation of the Acquiring Fund and has no liabilities. The completion of the Merger will mark the commencement of (1) operations by the Acquiring Fund and (2) Acquiring Fund share trading on NYSE Arca. Once the Merger is completed the Acquiring Fund will succeed to the performance history of the Acquired Fund, which began operations on September 15, 2022.

The Acquired Fund and the Acquiring Fund will file current reports on Form 8-K including a press release announcing that the Merger has been consummated.

Q:	Why is the Merger occurring?

A:	Pursuant to the Amended and Restated ’33 Act Fund Platform Support Agreement, as amended (the “Support Agreement”) among Toroso, Tidal ETF Services, LLC (“Tidal”), Hashdex Asset Management Ltd. (“Hashdex”), and Teucrium agreed to the Merger. The Merger will fulfill the terms of the Support Agreement.

Q:	What is Toroso’s role with the Acquiring Fund before and after the Merger?

A:	Toroso, as the sole current shareholder of the Acquiring Fund, will not receive any consideration in the Merger. Further, Toroso anticpates that the four shares of the Acquiring Fund it received in exchange for a $100 capital contribution will be redeemed for $100 contemporaneously with the Merger closing.

Toroso, as sponsor and commodity pool operator of the Acquiring Fund, will be responsible for management of the Acquiring Fund and will oversee the purchase and sale of Acquiring Fund shares by Authorized Purchasers, manage the Acquiring Fund’s investments, and evalute the credit risks of the futures commission merchants (“FCMs” or “Clearing Brokers”) and swap counterpartes and review daily portfolio investments, position limits and margin/collateral requirements. Toroso is also expected to be responsible for selecting and overseeing the service providers to the Acquiring Fund and preparing and filing periodic reports on behalf of the Acquiring Fund with the SEC and provide any required certifications for such reports.

Q:	What will Teucrium receive in the Merger?

A:	Teucrium is not receiving any compensation dependent on the consummation of the Merger. Pursuant to the Support Agreement, Toroso has agreed to provide Teucrium after the Merger with a monthly amount equal to seven percent (7%) of the Management Fee paid to Toroso from the Acquiring Fund; provided, however, that such fee will never be less than 0.04% of monthly average net assets of the Acquiring Fund (“Teucrium Compensation”). Any payment of the Teucrium Compensation will be made from the resources of Toroso and not from the assets of the Acquiring Fund.

Q:	What will be the United States federal income tax status of the Acquiring Fund after the Merger?

A:	The Acquiring Fund’s federal income tax status will be the same as the Acquired Fund’s present federal income tax status. The Acquiring Fund will receive an opinion of counsel that, under current U.S. federal income tax laws, the Acquiring Fund more likely than not will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, among other things, (i) at least 90 percent of the Acquiring Fund’s annual gross income consists of “qualifying income” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Acquiring Fund is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Acquiring Fund does not elect to be taxed as a corporation for U.S. federal income tax purposes. Opinions of counsel are not binding on the Internal Revenue Service (the “IRS”) and no assurance can be given that the IRS or a court will agree with counsel’s opinion. Although Toroso anticipates that the Acquiring Fund will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives. The Acquiring Fund has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that the Acquiring Fund is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, the Acquiring Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although Toroso does not currently intend to make distributions with respect to Shares, any such distributions would be taxable to shareholders as dividend income to the extent of the Acquiring Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of the shareholder’s basis in the shares (and will reduce the basis), and, to the extent they exceeds a shareholder’s basis in such shares, as capital gain for shareholders who hold their shares as capital assets. Taxation of the Acquiring Fund as a corporation could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of your shares.

The tax consequences described above may not apply to all shareholders. For further information regarding the material United States federal income tax consequences of the transactions to shareholders of the Acquiring Fund and Acquired Fund and limitations relating to the IRS rulings and counsels’ opinions, see the Information Statement.

Tax matters are very complicated and the consequences of the transactions to any particular shareholder will depend on that shareholder’s particular facts and circumstances. Acquiring Fund and Acquired Fund shareholders are urged to consult their own tax advisors to determine their own tax consequences from the transactions.

Q:	Do Acquired Fund shareholders have to take any action to approve the Merger?

A:	No. Acquired Fund shareholders have no right to vote on the Merger.

Under the Teucrium Trust’s governing Declaration of Trust and Trust Agreement (“Teucrium Trust Agreement”), Acquired Fund shareholders have no voting rights with respect to the Acquired Fund except as expressly provided in the Teucrium Trust Agreement. The Teucrium Trust Agreement provides that shareholders representing at least a majority (over 50%) of the outstanding shares of the Teucrium Trust, voting together as a single class (excluding shares acquired by Teucrium in connection with its initial capital contribution to any Teucrium Trust series), may vote to (i) continue the Teucrium Trust by electing a successor sponsor, and (ii) approve amendments to the Teucrium Trust Agreement that impair the right to surrender redemption baskets for redemption. In addition, Acquired Fund shareholders holding shares representing seventy-five percent (75%) of the outstanding shares of the Teucrium Trust, voting together as a single class (excluding shares acquired by Teucrium in connection with its initial capital contribution to any Trust series) may vote to dissolve the Teucrium Trust upon not less than ninety (90) days’ notice to Teucrium.

Q:	Can Acquired Fund shareholders dissent and require appraisal of their shares?

A:	No. The Acquired Fund’s shareholders have no dissenters’ rights or rights of appraisal under Delaware law in connection with the Merger.

Acquired Fund shareholders who object to the Merger or who otherwise do not wish to receive Acquiring Fund shares from the Merger should, before the Closing Date, sell their shares in the secondary market or seek to have them redeemed by the Acquired Fund if the conditions for redemption stated in the Acquired Fund’s current prospectus can be met.

Q:	Are there any conditions to consummation of the Merger?

A:	Yes. Consummation of the Merger is subject to the satisfaction or waiver of closing conditions that are contained in the Plan of Merger. These include the Acquiring Fund’s and Acquired Fund’s receipt of a legal opinion regarding the tax-free nature of the Merger and other customary conditions. Each of Toroso and Teucrium may waive any of the conditions to its obligations to complete the Merger.

Q:	When will the Merger be completed?

A:	We expect to complete the Merger on the Closing Date.

Q:	Are there risks associated with the Merger?

A:	Yes. The Acquiring Fund may not realize the expected benefits of the Merger because of the risks and uncertainties discussed in the section entitled “Risk Factors” beginning on page 21 and the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page 32.

v

Q:	Will the instruments that govern the rights of the Acquiring Fund shareholders with respect to their shares be materially different from those that govern the rights of the Acquired Fund’s shareholders?

A:	No. Both the Teucrium Trust and the Tidal Trust are Delaware statutory trusts. The Teucrium Trust’s Fifth Amended and Restated Declaration of Trust and Trust Agreement (“Teucrium Trust Agreement”) is the Teucrium Trust’s governing instrument applicable to the Acquired Fund and its shareholders.The Tidal Trust’s First Amended and Restated Declaration of Trust and Trust Agreement (“Tidal Trust Agreement”) is the Tidal Trust’s governing instrument applicable to the Acquiring Fund and its shareholders. The terms of the Tidal Trust Agreement are substantially identical to the terms of Teucrium Trust Agreement. Consequently, the instruments that govern the rights of the Acquiring Fund shareholders with respect to their shares will not be materially different from those that govern the rights of the Acquired Fund’s shareholders with respect to their shares.

Q:	Is there anything that the Acquired Fund’s shareholders need to do now?

A:	No. Since Teucrium adopted the Plan of Merger on behalf of the Teucrium Trust, there is no action for the Acquired Fund’s shareholders to take. However, the Acquired Fund’s shareholders should carefully read the Information Statement, which contains important information about the Merger, the Acquiring Fund and Toroso.

Q:	Who can answer my questions?

A:	Acquired Fund shareholders please contact Teucrium at https://teucrium.com/contact-us. To request additional documents, including copies of the Information Statement, please contact us at https://teucrium.com/contact-us or Three Main Street Suite 215, Burlington, VT, 05401 USA.

REFERENCES TO ADDITIONAL INFORMATION

This Information Statement incorporates important business and financial information about the Teucrium Trust from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this document by accessing the Securities and Exchange Commission’s website maintained at “www.sec.gov” or by requesting copies in writing or by telephone from the Teucrium Trust at the following address: Three Main Street, Suite 215, Burlington, Vermont 05401 or by calling (802) 540-0019.

ALL INFORMATION CONTAINED IN THIS INFORMATION STATEMENT/PROSPECTUS WITH RESPECT TO THE ACQUIRING FUND HAS BEEN PROVIDED BY TOROSO. ALL INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT/PROSPECTUS WITH RESPECT TO ACQUIRED FUND (UP TO THE CLOSING DATE OF THE MERGER) HAS BEEN PROVIDED BY TEUCRIUM. NEITHER TEUCRIUM, ON THE ONE HAND, NOR TOROSO, ON THE OTHER HAND, HAS VERIFIED THE ACCURACY OR MADE ANY OTHER INVESTIGATION OF THE INFORMATION PROVIDED BY THE OTHER.

THE INFORMATION IN THIS INFORMATION STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. HASHDEX BITCOIN FUTURES ETF, A SERIES OF THE TIDAL COMMODITIES TRUST I, MAY NOT DISTRIBUTE OR ISSUE THE SHARES BEING REGISTERED PURSUANT TO THE REGISTRATION STATEMENT, OF WHICH THIS INFORMATION STATEMENT/PROSPECTUS IS A PART, UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS INFORMATION STATEMENT/PROSPECTUS IS NOT AN OFFER TO DISTRIBUTE THESE SHARES AND HASHDEX BITCOIN FUTURES ETF, A SERIES OF THE TIDAL COMMODITIES TRUST I IS NOT SOLICITING OFFERS TO RECEIVE THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR DISTRIBUTION IS NOT PERMITTED.

COMBINED INFORMATION STATEMENT AND PROSPECTUS

October 30, 2023

FOR THE REORGANIZATION OF

Hashdex Bitcoin Futures ETF

a series of the Teucrium Commodity Trust

c/o Teucrium Trading, LLC

Three Main Street, Suite 215

Burlington, Vermont 05401

(802) 540-0019

INTO

Hashdex Bitcoin Futures ETF

a series of Tidal Commodities Trust I

c/o Toroso Investments LLC

234 West Florida Street, Suite 203,

Milwaukee, Wisconsin 53204

(844)-986-7700

This Information Statement and Prospectus (the “Information Statement”) is being sent to you in connection with the scheduled reorganization of the Hashdex Bitcoin Futures ETF (the “Acquired Fund”), a series of the Teucrium Commodity Trust (“Teucrium Trust”) into the Hashdex Bitcoin Futures ETF (the “Acquiring Fund”), a series of Tidal Commoditites Trust I (the “Tidal Trust”), effective on or about January 3, 2024 (the “Merger”). The Information Statement will provide you with information regarding the Merger. This document also serves as a prospectus of the Acquiring Fund relating to the issuance of shares in connection with the Merger.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This information statement/prospectus is dated October 30, 2023 and is first being mailed to Acquired Fund shareholders on or about December 4, 2023.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 9.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING THE “RISK FACTORS” SECTION BEGINNING ON PAGE 15.

LEGAL MATTERS	72
EXPERTS	72
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	72
Index to Financial Statements	F-1

ANNEX

AGREEMENT AND PLAN OF PARTNERSHIP MERGER AND LIQUIDATION	A-1
HELPFUL INFORMATION	B-1

SUMMARY

This Summary provides a summary of the material terms of the Merger. These sections highlight selected information contained in this Information Statement and may not include all the information that is important to you. To better understand the Merger, and the risks associated with the Merger, and for a more complete description of the legal terms of the Merger, you should read this entire Information Statement, as well as those additional documents to which we refer you. We have included page references at various points in this Summary to direct you to a more detailed description of the topics presented.

Principal Offices of the Acquiring Fund and Toroso

The Acquiring Fund is a series of the Tidal Trust. The sponsor and commodity pool operator (“CPO”) of the Acquiring Fund is Toroso Investments LLC (“Toroso”), which advises two investment company complexes comprising a total of 82 exchange-traded funds, including four exchange-traded commodity pools in addition to the Acquiring Fund. Toroso has sponsored the Tidal Trust since its formation in February 2023. Presently, the Acquiring Fund is the sole series of the Tidal Trust and will not commence operations until the Merger closes. The principal offices of Toroso, the Tidal Trust and the Acquiring Fund are located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The telephone number for Toroso is (844)-986-7700.

Toroso is a Delaware limited liability company and is registered as a CPO with the Commodities Futures Trading Commission (“CFTC”) and became a member of the National Futures Association (“NFA”) on March 8, 2022. Sponsoring the Acquiring Fund will be Toroso’s first experience in the crypto asset markets.

Toroso is solely responsible for management and conducts or directs the conduct of the business of the Tidal Trust, the Acquiring Fund, and any series of the Tidal Trust that may from time to time be established and designated by Toroso. Toroso is required to oversee the purchase and sale of shares by authorized purchasers and to manage the Acquiring Fund’s investments, including to evaluate the credit risk of futures commission merchants (“FCMs”) and swap counterparties and to review daily portfolio investments, position limits and margin/collateral requirements. Toroso has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Acquiring Fund’s shares and the conduct of the Tidal Trust’s activities.

The Fund’s Current Net Assets and Year to Date Performance

As of August 23, 2023, the Fund's total net assets were $1,608,534. As of August 22, 2023, the Fund's year-to-date net asset value per share of the Fund's performance from January 1, 2023 through August 22, 2023 was 52.66%.

Principal Offices of the Acquired Fund and Teucrium

The Acquired Fund is a series of the Teucrium Trust. Teucrium Trading, LLC (“Teucrium”) has served as the sponsor and CPO of the Acquired Fund since its inception on September 15, 2022. Teucrium has sponsored the Teucrium Trust since 2010, which presently has five exchange-traded commodity pool series in addition to the Acquired Fund. The principal offices of Teucrium, the Teucrium Trust, and the Acquired Fund are located at Three Main Street, Suite 215, Burlington, Vermont 05401. The telephone number for Teucrium is (802) 540-0019.

Teucrium registered as a CPO with the CFTC and became a member of the NFA on November 10, 2009. Teucrium registered as a Commodity Trading Advisor (“CTA”) with the CFTC effective September 8, 2017.

Teucrium is solely responsible for management and conducts or directs the conduct of the business of the Teucrium Trust, the Acquired Fund, and any series of the Teucrium Trust that may from time to time be established and designated by Teucrium. Teucrium is required to oversee the purchase and sale of shares by authorized purchasers and to manage the Acquired Fund’s investments, including to evaluate the credit risk of FCMs and swap counterparties and to review daily positions and margin/collateral requirements. Teucrium has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Acquired Fund’s shares and the conduct of the Trust’s activities.

Support Agreement

The Amended and Restated ’33 Act Fund Platform Support Agreement, as amended (the “Support Agreement”) among Toroso, Tidal ETF Services, LLC (“Tidal”), Hashdex Asset Management Ltd. (“Hashdex”), and Teucrium sets forth the terms and conditions applicable to the launch, marketing, promotion, development, and ongoing operation of the Acquired Fund and the Acquiring Fund, as well the respective rights in profits and obligations for expenses. Specifically, Toroso, Hashdex and Teucrium have experience in the digital asset and exchange-traded fund industries, and sought to offer a bitcoin futures based fund as part of their long-term business goals. Further, Teucrium agreed in the Support Agreement to the Merger. Thus, the Merger will fulfill the terms of the Support Agreement, and the Acquiring Fund will be the successor and surviving entity from the Merger in accord with the long-term business goals as expressly stated in the Support Agreement.

Teucrium is not receiving any compensation dependent on the consummation of the Merger. Pursuant to the Support Agreement, Toroso has agreed to provide Teucrium after the Merger with a monthly amount equal to seven percent (7%) of the Management Fee paid to Toroso from the Acquiring Fund; provided, however, that such fee will never be less than 0.04% of monthly average net assets of the Acquiring Fund (“Teucrium Compensation”). Any payment of the Teucrium Compensation will be made from the resources of Toroso and not from the assets of the Acquiring Fund.

The Merger

The Teucrium Trust and the Tidal Trust entered into an Agreement and Plan of Partnership Merger and Liquidation dated as of October 30, 2023 (the “Plan of Merger”). Pursuant to the Plan of Merger, each Acquired Fund shareholder will receive one share of the Acquiring Fund for every one share of the Acquired Fund held on the Closing Date based on the net asset value per share of the Acquiring Fund being equal to the net asset value per share of the Acquired Fund determined immediately prior to the Merger closing. Further, the Acquiring Fund will acquire all the assets of the Acquired Fund and assume all the liabilities of the Acquired Fund. Upon the Merger closing, the Plan of Merger will cause all of the Acquired Fund’s shares to be cancelled and the Acquired Fund to be liquidated.

The Acquiring Fund will be the successor and surviving entity from the Merger. The Merger is schedule to close on or about January 3, 2024 (the “Closing Date”). The net asset value per share of the Acquired Fund determined after the close of trading on NYSE Arca on the Closing Date will be used for determination of the net asset value per share of the Acquiring Fund and value of the Acquiring Fund shares to be delivered in the Merger. This valuation mechanism of the Plan of Merger will result in one share of the the Acquired Fund being distributed to each holder of a share of the Acquired Fund.

On the Closing Date, Acquiring Fund shares to be issued in the Merger (the “Merger Shares”) will be issued to the registered holder of the shares of the Acquired Fund, which is the Depository Trust Company (“DTC”) that holds through Cede & Co., as nominee for DTC. DTC will further distribute the Merger Shares by book entry to its direct and indirect participants, who in turn will further distribute, as necessary, the Merger Shares by book entry until the beneficial owners of the Acquired Fund’s shares receive a distribution of Merger Shares to which they are entitled.

Before the Merger, the Acquiring Fund has no operations, has received $100 in cash from Toroso for four Shares to complete the pre-operational formation of the Acquiring Fund and has no liabilities. The completion of the Merger will mark the commencement of (1) operations by the Acquiring Fund and (2) Acquiring Fund share trading on NYSE Arca. The Acquiring Fund will succeed to the performance history of the Acquired Fund, which began operations on September 15, 2022. Following the Merger, all Acquired Fund shareholders will be a shareholder of the Acquiring Fund, which will trade on NYSE Arca under the ticker symbol “DEFI” (CUSIP No.: 88634V100).

The Acquiring Fund has the same investment objective, investment strategies and investment restrictions, and substantially identical investment risks as the Acquired Fund. Any material differences in investment risks between the Acquired Fund and the Acquiring Fund are solely attributable to the differences in sponsorship by Teucrium and by Toroso, respectively. Following the Merger, the Acquiring Fund will be managed by portfolio managers employed by Toroso.

The Acquiring Fund will pay the same management fee rate to Toroso, under the same terms, as currently paid by the Acquired Fund to the Teucrium. The management fee for the Acquiring Fund is the same as the management fee for the Acquired Fund (0.94% per annum of the fund’s average daily net assets).

The Merger will not materially modify the rights of Acquried Fund shareholders with respect to their investment. Both the Teucrium Trust and the Tidal Trust are Delaware statutory trusts. The Teucrium Trust’s Fifth Amended and Restated Declaration of Trust and Trust Agreement (“Teucrium Trust Agreement”) is the Teucrium Trust’s governing instrument applicable to the Acquired Fund and its shareholders.The Tidal Trust’s First Amended and Restated Declaration of Trust and Trust Agreement dated as of March 10, 2023 (“Tidal Trust Agreement”) between Toroso, as sponsor, and Wilmington Trust, National Association, as trustee (the “Delaware Trustee”), is the Tidal Trust’s governing instrument applicable to the Acquiring Fund and its shareholders. The terms of the Tidal Trust Agreement are substantially identical to the terms of Teucrium Trust Agreement. Consequently, the instruments that govern the rights of the Acquiring Fund shareholders with respect to their shares will not be materially different from those that govern the rights of the Acquired Fund’s shareholders with respect to their shares.

No action or vote is needed on the part of Acquired Fund shareholders to approve the Merger or participate in the distribution of the Merger Shares pursuant to the Plan Merger. Following the Merger, each Acquired Fund shareholder’s brokerage account will reflect the Merger Shares distributed to such shareholder.

The Acquired Fund and Acquiring Fund have many of the same service providers. Differences in those entities providing sponsorship, administration and accounting, audit, transfer agency, distribution, custody, clearing broker (FCM), and Delaware Trustee services (“Third Party Service Arrangements”) to the Acquired Fund and Acquiring Fund are as noted in the following table. The following table also notes other differences related to the shares, respectively, of the Acquired and Acquiring Funds.

	Acquired Fund	Acquiring Fund
Sponsor	Teucrium Trading, LLC Three Main Street, Suite 215 Burlington, Vermont 05401	Toroso Investments LLC 234 West Florida Street, Suite 203 Milwaukee, Wisconsin 53204
Administrator	U.S. Bancorp Fund Services, LLC, d/b/a U.S. Bank Global Fund Services 615 East Michigan Street Milwaukee, Wisconsin 53202	Tidal ETF Services, LLC 234 W. Florida St., Suite 203 Milwaukee, Wisconsin 53204

	Acquired Fund	Acquiring Fund
Sub-Administrator	None	U.S. Bancorp Fund Services, LLC, d/b/a U.S. Bank Global Fund Services 615 East Michigan Street Milwaukee, Wisconsin 53202
Distributor	Foreside Fund Services, LLC Three Canal Plaza, Suite 100 Portland, Maine 04101	Same
Transfer Agent	U.S. Bancorp Fund Services, LLC, d/b/a U.S. Bank Global Fund Services 615 East Michigan Street Milwaukee, Wisconsin 53202	Same
Auditor	Grant Thornton LLP 1100 Peachtree St NE Ste 1400 Atlanta, Georgia 30309	Tait, Weller, & Baker, LLP 50 South 16th Street 29th Floor Philadelphia, PA 19102
Custodian	U.S. Bank, N.A.1555 North Rivercenter Drive Suite 302 Milwaukee, Wisconsin 53212	Same
Clearing Brokers (FCMs)

StoneX Financial Inc. – FCM (f/k/a INTL FCStone Financial Inc. - FCM Division)

329 Park Avenue North

Suite 350

Winter Park, Florida 32789

Phillip Capital Inc.

141 W Jackson Blvd, Suite 1531

Chicago, IL 60604

Same
Delaware Trustee	Wilmington Trust, National Association f/k/a Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890	Same
Ticker Symbol	DEFI	DEFI
CUSIP Number	88166A805	88634V100
Primary Listing Exchange	NYSE Arca	NYSE Arca

There are differences between the Acquired Fund and Acquiring Fund, but these relate primarily to (1) the Acquiring Fund being managed by Toroso whereas the Acquired Fund is managed by Teucrium, (2) the Acquiring Fund will be a series of the Tidal Trust and governed by the Tidal Trust Agreement, and (3) some service providers (as noted above) that provide Third Party Service Arrangements to the Acquiring Fund will be different from those of the Acquired Fund. Teucrium and Toroso believe that these differences resulting from the Merger should should not affect the value of an Acquired Fund shareholder’s investment.

The terms and conditions of the Merger are set forth in the Plan of Merger, which is attached to this Information Statement as Annex A and described in further detail in “The Merger Agreement” beginning on page 39. We encourage you to read the Plan of Merger carefully.

Terms and Conditions to Consummation of the Merger

With respect to the Plan of Merger, the obligations of the Acquired Fund and the Acquiring Fund are subject to the following terms and conditions, among others:

●	The value of the Acquired Fund’s assets to be acquired, and the amount of the Acquired Fund’s known liabilities to be assumed, by the Acquiring Fund shall be computed as of the scheduled close of trading NYSE Arca (usually 4:00 p.m., Eastern time) on the Closing Date using the valuation procedures set forth in the Teucrium Trust Agreement, and the then-current prospectus or statement of additional information of the Acquired Fund.

●	The Acquired Fund’s custodian and futures commission merchants (“FCMs”) shall each deliver on the Closing Date a certificate of an authorized officer stating that the Acquired Fund’s assets have been delivered in proper form to the Acquiring Fund on the Closing Date. The Acquired Fund’s portfolio securities and instruments deposited with a securities depository or with a permitted counterparty or FCM shall be delivered to the Acquiring Fund’s custodian and FCMs, as of the Closing Date by book entry, in accordance with the customary practices of such custodian and FCM, as applicable.

●	The Acquired Fund and Acquiring Fund have each delivered an officer’s certificate certifying that all agreements and commitments set forth in the Plan of Merger have been satisfied.

●	The Acquired Fund and the Acquiring Fund shall each have received a legal opinion that the consummation of the transactions contemplated by the Plan of Merger will not result in the recognition of gain or loss for federal income tax purposes for the Acquired Fund or its shareholders or the Acquiring Fund.

●	The Plan of Merger may be terminated and the Merger may be abandoned at any time prior to Closing if Toroso determines that the Merger is inadvisable. The Plan of Merger may be amended or modified in a writing signed by the parties to the Plan of Merger.

The Acquiring Fund and the Acquired Fund will file current reports on Form 8-K including a press release announcing that the Merger has been consummated.

Neither the Acquired Fund nor the Acquiring Fund will pay for the costs of the Merger. Toroso will pay all the costs associated with the Merger, including the expenses associated with preparing and filing this Information Statement and the cost of copying, printing and mailing this Information Statement.

Regulatory Approvals

No regulatory approvals are required for the consummation of the Merger.

Approvals of the Parties to the Merger

As a condition to the closing of the Merger, the Plan of Merger requires that the Merger shall have been approved by Teucrium on behalf of the Teucrium Trust and the Acquired Fund in accordance with the provisions of the Teucrium Trust Agreement, and by the Tidal Trust on behalf of itself and the Acquiring Fund.

No Appraisal or Dissenters’ Rights

The Acquired Fund’s shareholders will not be entitled to exercise appraisal or dissenters’ rights under the Delaware Statutory Trust Act in connection with the Merger.

Acquired Fund shareholders who object to the Merger or who otherwise do not wish to receive Merger Shares should, before the Closing Date, sell their shares in the secondary market or seek to have them redeemed by the Acquired Fund if the conditions for redemption stated in the Acquired Fund’s current prospectus can be met.

Federal Income Tax Consequences

As a condition to the closing of the Merger, the Acquiring Fund Sponsor and Acquired Fund Sponosr will receive, on behalf of the Acquired Fund and the Acquiring Fund, respectively, a tax opinion from K&L Gates LLP with respect to the Merger substantially to the effect that for federal income tax purposes:

●             No gain or loss will be recognized by the Acquired Fund or its shareholders upon the transfer of all Acquired Fund assets to the Acquiring Fund solely in exchange for the Acquiring Fund’s shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund, or upon the distribution of the Acquiring Fund’s shares to the shareholders of the Acquired Fund, except for (A) gain or loss that may be recognized on the transfer of “section 1256 contracts” as defined in Section 1256(b) of the Code, (B) gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (C) any other gain or loss that may be required to be recognized upon the transfer of an asset regardless of whether such transfer would otherwise be a non-recognition transaction under the Code;

●             The tax basis in the hands of the Acquiring Fund of each asset transferred from the Acquired Fund to the Acquiring Fund in the Merger will be the same as the tax basis of such asset in the hands of the Acquired Fund immediately prior to the transfer thereof, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Acquired Fund on the transfer;

●             The holding period in the hands of the Acquiring Fund of each asset transferred from the Acquired Fund to the Acquiring Fund in the Merger, other than assets with respect to which gain or loss is required to be recognized, will include the Acquired Fund’s holding period for such asset (except where investment activities of the Acquiring Fund have the effect of reducing or eliminating the holding period with respect to an asset);

●             No gain or loss will be recognized by the Acquiring Fund upon its receipt of all the assets of the Acquired Fund solely in exchange for the Acquiring Fund shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund as part of the Merger;

●             No gain or loss will be recognized by the Acquired Fund shareholders upon the exchange of their Acquired Fund shares for Acquiring Fund shares as part of the Merger;

●             The aggregate tax basis of the shares of the Acquiring Fund that each shareholder of the Acquired Fund receives in the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor;

●             Each Acquired Fund shareholder’s holding period for the Acquiring Fund shares received in the Merger will include the Acquired Fund shareholder’s holding period for the Acquired Fund shares exchanged therefor, provided that the Acquired Fund shareholder held such Acquired Fund shares as capital assets on the date of the exchange; and

●             The taxable year of the Acquired Fund will not end as a result of the Merger.

In rendering the opinion, counsel will rely upon, among other things, certain facts and assumptions and certain representations of Toroso and Teucrium. The condition that the parties to the Merger receive such an opinion may not be waived.

No tax ruling has been or will be received from the Internal Revenue Service (“IRS”) in connection with the Reorganization. An opinion of counsel is not binding on the IRS or a court, and no assurance can be given that the IRS would not assert, or a court would not sustain, a contrary position.

Breakeven Point

The amount of trading income required for the redemption value of a share at the end of one year to equal the selling price of the share, assuming an initial price of $30.04, is $0.27 or 0.90% of the selling price. For more information, see “Breakeven Analysis” below.

Investment Objective

The Acquired Fund and Acquiring Fund (collectively, the “Fund”) are commodity pools that issues shares that may be purchased and sold on NYSE Arca. The Fund’s investment objective is for changes in the shares’ net asset value (“NAV”) to reflect the daily changes of the price of the Hashdex U.S. Bitcoin Futures Fund Benchmark (the “Benchmark”), less expenses from the Fund’s operations. The Benchmark currently is the average of the closing settlement prices for the first to expire and second to expire bitcoin futures contracts (“Bitcoin Futures Contracts”) listed on the CME. These futures contracts are the “Benchmark Component Futures Contracts.” Under normal market conditions, the Fund invests in Benchmark Component Futures Contracts and cash and cash equivalents. Because the Fund’s investment objective is to track the price of the Benchmark by investing in Benchmark Futures Contracts rather than bitcoin, changes in the price of the shares will vary from changes in the spot price of bitcoin. The NYSE Arca rule under which the Shares will be listed and traded prevents the Fund from utilizing leverage. ICE Data Indices, LLC calculates an approximate net asset value every 15 seconds throughout each day that the Fund’s shares are traded on NYSE Arca for as long as the CME’s main pricing mechanism is open.

Bitcoin is a digital asset or cryptocurrency that is a unit of account on the “Bitcoin Network,” an open source, decentralized peer-to-peer computer network. The ownership and operation of bitcoin is determined by purchasers in the Bitcoin Network. The Bitcoin Network connects computers that run publicly accessible, or open source, software that follows the rules and procedures governing the Bitcoin Network. This is commonly referred to as the Bitcoin Protocol. Bitcoin may be held, may be used to purchase goods and services or may be exchanged for fiat currency. No single entity owns or operates the Bitcoin Network, and the value of bitcoin is not backed by any government, corporation or other entity. Instead the value of bitcoin is determined in part by the supply and demand in markets created to facilitate the trading of bitcoin. Public key cryptography protects the ownership and transaction records for bitcoin. Because the source code for the Bitcoin Network is open source, anyone can contribute to its development. At this time, the ultimate supply of bitcoin is finite and limited to 21 million “coins” with the number of bitcoin available increasing gradually as new bitcoin supplies are mined until the 21 million current protocol cap is reached. The following factors, among others, may affect the price and market for bitcoin: The Fund does not invest directly in bitcoin.

●	How widely bitcoin is adopted, including the use of bitcoin as a payment.
●	The regulatory environment for cryptocurrencies, which continues to evolve in the U.S., and which may delay, impede, or restrict the adoption or use of bitcoin.

●	Speculative activity in the market for bitcoin, including by holders of large amounts of bitcoin, which may increase volatility.

●	Cyberattacks, including the risk that malicious actors will exploit flaws in the code or structure of bitcoin, control the blockchain, steal information or cause disruptions to the internet.

●	Rewards for mining bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network.

●	The open-source nature of the Bitcoin Network may result in forks, or changes to the underlying code of bitcoin that result in the creation of new, separate digital assets.

●	Fraud, manipulation, security failure or operational problems at bitcoin exchanges that result in a decline in adoption or acceptance of bitcoin.

●	Scalability as the use of bitcoin expands to a greater number of users.

The CME currently offers two Bitcoin Futures Contracts, one contract representing 5 bitcoin (“BTC Contracts”) and another contract representing 0.10 bitcoin (“MBT Contracts”). The Fund will invest in BTC Contracts and MBT Contracts to the extent necessary to achieve maximum exposure to the bitcoin futures market. Because the Fund’s investment objective is to track the price of the Benchmark by investing in Benchmark Futures Contracts rather than bitcoin, changes in the price of the Shares will vary from changes in the spot price of bitcoin. The Fund will purchase MBT Contracts only if the Fund has proceeds remaining from the sale of a Creation Basket that are less than the price of a BTC contract. BTC and MBT will count toward an aggregate position limit.

BTC Contracts began trading on the CME Globex trading platform on December 15, 2017 under the CME ClearPort ticker symbol “BTC” and are cash settled in U.S. dollars. MBT Contracts began trading on the CME Globex trading platform on May 3, 2021 under the CME ClearPort ticker symbol “MBT” and are also cash settled in U.S. dollars. The daily settlement prices for MBT Contracts are derived directly from the settlements in the BTC Contracts. BTC Contracts and MBT Contracts each trade six consecutive monthly contracts plus two additional December contract months (if the 6 consecutive months include December, only one additional December contract month is listed).

Because BTC Contracts and MBT Contracts are exchange-listed, they allow investors to gain price exposure to bitcoin without having to hold the underlying cryptocurrency. Like a futures contract on a commodity or stock index, BTC Contracts and MBT Contracts provide a means for investors to hedge investment positions or speculate on the future price of the bitcoin market.

CME Bitcoin Futures Contracts are cash-settled and based on the CME CF Bitcoin Reference Rate (BRR) and CME CF Bitcoin Real-Time Index (BRTI). The BRR is a daily reference rate of the U.S. dollar price of one bitcoin calculated daily as of 4:00 p.m. London time. It is calculated based on the bitcoin trading activity on specified constituent bitcoin exchanges during a calculation window between 3:00 p.m. and 4:00 p.m. London time, which currently include Bitstamp, Coinbase, Gemini, itBit Kraken and LMAX Digital. BRTI is a real time index of the U.S. dollar price of one bitcoin, published once per second, 24 hours per day, 7 days per week, and 365 days per year. The CME launched the BRR and BRTI on November 14, 2016.

The CME selects constituent exchanges for the BRR on the basis of the following criteria, which each exchange must demonstrate that it continues to fulfill on an ongoing basis:

●	The exchange has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

●	The exchange does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

●	The exchange complies with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, know-your-client (KYC) regulations and anti-money-laundering (AML) regulations.

●	The exchange cooperates with inquiries and investigations of regulators and the administrator upon request and has to execute data sharing agreements with the CME.

Should the average daily contribution of a constituent exchange fall below 3%, then the continued inclusion of the venue as a constituent exchange is assessed.

Qualifying transactions from the constituent exchanges that take place during the one-hour calculation window are added to a list, with the trade price and size for each transaction recorded. The one-hour calculation is partitioned into twelve intervals of five minutes each, and for each partition, the volume-weighted median trade price is calculated from the trade prices and sizes of relevant transactions. (A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.) The BRR is the equally-weighted average of the volume-weighted medians of all twelve partitions.

The Fund’s Investment Strategies

The Fund seeks to achieve its investment objective by investing in Benchmark Component Futures Contracts. Under normal market conditions, the Fund expects that the Fund’s assets will be invested in Benchmark Component Futures Contracts and in cash and cash equivalents, such as short-term Treasury bills, money market funds, and demand deposit accounts. The term “normal market conditions” includes, but is not limited to, the absence of: trading halts in the applicable financial markets generally; operational issues (e.g., systems failure) causing dissemination of inaccurate market information; or force majeure type events such as natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance.

Toroso will acquire ownership of the Benchmark from Teucrium in conjunction with the Merger. ICE Data Indices, LLC will continue to publish the Benchmark. Toroso, in turn, will license use of the index to the Fund for no fee and on an exclusive use basis. ICE Data Indices, LLC disseminates the intraday indicative value (also referred to in this prospectus as “approximate net asset value”) of the Fund’s shares through the facilities of Consolidated Tape Association's Consolidated Quotation High Speed Lines (also known as the "CTA/QC High Speed Lines"). ICE Data Indices, LLC will make the Benchmark information available through online information services, such as Yahoo Finance, Bloomberg and Reuters. The Benchmark will only include BTC Contracts.

The Fund's futures contract positions will be rolled on a monthly basis by closing out the first to expire contracts prior to their final settlement date and then entering into the third to expire contracts which will become the new second to expire - maintaining an equal weight of 50% first to expire and 50% second to expire. A first to expire contract is the contract with the nearest expiration date. A second to expire contract follows the first - it is the contract that will expire second in line after the first contract has expired. For example, when a first to expire contract expires, the second to expire contract becomes the first to expire contract.

Futures contract rolling will take place on the market business day preceding the last trading day of the first to expire contract. The last trading day of the first to expire contact is currently defined as the last business Friday of each month. By way of example, since the date the Fund commenced operations, the Fund’s futures contract positions will be entered and exited according to the roll schedule below. For example, on April 27, 2023, if the Fund held 100 futures contracts, 50 would be expiring in April 2023 and 50 contracts would be expiring in May 2023.

Hashdex Bitcoin Futures ETF (DEFI) – Roll Schedule Jan 2023 – Dec 2023

Roll Date	Contract Expiring	New Contract	First to Expire Contract	Second to Expire Contract
	(Exiting Position)	(Entering Position)	(Resulting Position)	(Resulting Position)
1/26/2023	January (BTCF3)	March (BTCF3)	February (BTCG3)	March (BTCH3)
2/23/2023	February (BTCG3)	April (BTCJ3)	March (BTCH3)	April (BTCJ3)
3/30/2023	March (BTCH3)	May (BTCK3)	April (BTCJ3)	May (BTCK3)
4/27/2023	April (BTCJ3)	June (BTCM3)	May (BTCK3)	June (BTCM3)
5/25/2023	May (BTCK3)	July (BTCN3)	June (BTCM3)	July (BTCN3)
6/29/2023	June (BTCM3)	August (BTCQ3)	July (BTCN3)	August (BTCQ3)
7/27/2023	July (BTCN3)	September (BTCU3)	August (BTCQ3)	September (BTCU3)
8/24/2023	August (BTCQ3)	October (BTCV3)	September (BTCU3)	October (BTCV3)
9/28/2023	September (BTCU3)	November (BTCX3)	October (BTCV3)	November (BTCX3)
10/26/2023	October (BTCV3)	December (BTCZ3)	November (BTCX3)	December (BTCZ3)
11/23/2023	November (BTCX3)	January (BTCF4)	December (BTCZ3)	January (BTCF4)
12/28/2023	December (BTCZ3)	February (BTCG4)	January (BTCF4)	February (BTCG4)

One factor determining the total return from investing in futures contracts is the price relationship between soon to expire contracts and later to expire contracts. The design of the Fund’s Benchmark is such that the Benchmark Component Futures Contracts will change on a monthly basis, with the contracts with the shortest maturity being replaced with contracts with a longer maturity. Sometimes the Fund will have to pay more for longer maturity contracts to replace existing shorter maturity contracts about to expire. This situation is known as “contango” in the futures markets. In the event of a prolonged period of contango, and absent the impact of rising or falling bitcoin prices, this could have a negative impact on the Fund’s NAV and total return, which in turn may have a negative impact on your investment in the Fund. By way of example, during the period from 6/30/2020 to 6/30/2023, the market for Bitcoin Component Futures Contracts were in contango approximately 87% of the time, which resulted in an average annual negative roll yield of approximately 4.5%. If the futures market is in a state of backwardation (i.e., when the price of bitcoin in the future is to be less than the current price), the Fund will buy later to expire contracts for a lower price than the soon to expire contracts that it sells.

The Fund has broad authority to make changes to the Fund’s operations. The Fund may change its investment objective, Benchmark, or investment strategies and Shareholders of the Acquiring Fund will not have any rights with respect to these changes. The Acquiring Fund has no current intention to make any such change, and any change is subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of NYSE Arca.

The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. However, by way of example, the Fund may change the term structure or underlying components of the Benchmark in furtherance of the Fund’s investment objective of tracking the price of the Benchmark Component Futures Contracts if, due to market conditions, a potential or actual imposition of position limits by the CFTC or futures exchange rules, or the imposition of risk mitigation measures by a futures commission merchant, restricts the ability of the Fund to invest in the current Benchmark Component Futures Contracts. The Fund would, among other things, file a current report on Form 8-K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Acquiring Fund’s Shares in response to any change by purchasing or selling Fund shares through their broker-dealer.

The Fund invests in Benchmark Component Futures Contracts to the fullest extent possible without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in Benchmark Component Futures Contracts. After fulfilling such margin and collateral requirements, the Fund invests the remainder of its proceeds from the sale of baskets in short term financial instruments of the type commonly known as “cash and cash equivalents.”

The sponsor employs a “neutral” investment strategy intended to track the changes in the Benchmark regardless of whether the Benchmark goes up or goes down. The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the bitcoin market in a cost-effective manner. The sponsor endeavors to place the Fund’s trades in Benchmark Component Futures Contracts and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark will be less than 10 percent over any period of 30 trading days. However, the Fund incurs certain expenses in connection with its operations, which cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark because the Benchmark does not reflect expenses or income. As a result, investors may incur a partial or complete loss of their investment even when the performance of the Benchmark is positive.

Investors may purchase and sell shares through their broker-dealers. However, the Fund creates and redeems shares only in blocks called Creation Baskets and Redemption Baskets, respectively, and only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public shares of any baskets it does create. Baskets are generally created when there is a demand for shares, including, but not limited to, when the market price per share is at (or perceived to be at) a premium to the NAV per share. Similarly, baskets are generally redeemed when the market price per share is at (or perceived to be at) a discount to the NAV per share. Retail investors seeking to purchase or sell shares on any day are expected to affect such transactions in the secondary market, on NYSE Arca, at the market price per share, rather than in connection with the creation or redemption of baskets.

The sponsor believes that by investing in Benchmark Component Futures Contracts, the Fund’s NAV will closely track the Benchmark. Toroso also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker-dealer will closely track the Fund’s NAV. The sponsor believes that the net effect of these relationships is that the Fund’s market price on NYSE Arca at which investors purchase and sell shares will closely track the bitcoin market, as measured by the Benchmark.

The CFTC and U.S. designated contract markets, such as the CME, have established position limits and accountability levels on the maximum net long or net short Bitcoin Futures Contracts that the Fund may hold, own or control. The current CME established position limit level for investments in BTC Contracts for the spot month is 4,000 contracts. A position accountability level of 5,000 contracts will be applied to positions in single months outside the spot month and in all months combined. The MBT Contracts have a spot month limit of 200,000 contracts and a position accountability level of 250,000 contracts. Open positions in MBT Contracts will count as 1/50 of a BTC Contract for the purposes of determining the aggregate position limit. Accountability levels are not fixed ceilings but rather thresholds above which the exchange may exercise greater scrutiny and control over an investor, including limiting the Fund to holding no more Bitcoin Futures Contracts than the amount established by the accountability levels. The potential for the Fund to reach position or accountability limits will depend on if and how quickly the Fund’s net assets increase.

In addition to position limits and accountability limits, the CME and other exchanges have set dynamic price fluctuation limits on Bitcoin Futures Contracts. The dynamic price limit functionality under the special price fluctuation limits mechanism assigns a price limit variant which equals a percentage of the prior trading day’s settlement price, or a price deemed appropriate. During the trading day, the dynamic variant is utilized in continuous rolling 60-minute look-back periods to establish dynamic upper and lower price fluctuation limits. Once the dynamic price fluctuation limit has been reached in a particular Bitcoin Futures Contract, no trades may be made at a price beyond that limit. The CME has adopted daily dynamic price fluctuation limit functionality effective March 11, 2019, specifically, Rule 589 which is found in the following link: https://www.cmegroup.com/content/dam/cmegroup/notices/ser/2019/03/SER-8351.pdf. When a Bitcoin Futures Contract has closed at its daily price fluctuation limit, that limit price will be the daily settlement price that the CME publishes. The Fund will use the published settlement price to price its shares on that day. If the CME halted trading in Bitcoin Futures Contracts for other reasons, including if trading were halted for an entire trading day or several trading days, the Fund would value its Bitcoin Futures Contracts by using the settlement price that the CME publishes.

Position limits, accountability limits and dynamic price fluctuation limits may limit the Fund’s ability to invest the proceeds of Creation Baskets in Bitcoin Futures Contracts. As a result, when the Fund offers to sell Creation Baskets it may be limited in its ability to invest in Bitcoin Futures Contracts, including the Benchmark Component Futures Contracts. The Fund may hold larger amounts of cash and cash equivalents, which will impair the Fund’s ability to meet its investment objective of tracking the Benchmark.

There is a minimum number of baskets and associated shares specified for the Fund. If the Fund experiences redemptions that cause the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such case, market makers may be less willing to purchase shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their shares in the secondary market. These minimum levels for the Fund are 50,000 shares, representing five baskets. The minimum level of shares specified for the Fund is subject to change.

Note to Secondary Market Investors: Except when aggregated in Redemption Baskets, shares are not individually redeemable. Shares can be directly purchased from the Fund only in Creation Baskets, and only by Authorized Purchasers. Each Creation Basket consists of 10,000 Shares and therefore requires a significant financial commitment to purchase. The initial Shares will be offered and sold, in creation basket aggregation at an offering price of $      per share, which is the same per share price used in the Merger closing. Thereafter, shares will be sold at the next determined NAV per share. Accordingly, investors who do not have such resources or who are not Authorized Purchasers should be aware that some of the information contained in this prospectus, including information about purchases and redemptions of shares directly with the Fund, is only relevant to Authorized Purchasers. There is no guarantee that shares will trade at prices that are at or near the per-Share NAV. When buying or selling shares on the secondary market through a broker, most investors incur customary brokerage commissions and charges.

As noted, the Fund invests in Bitcoin Futures Contracts traded on the CME. The Fund expressly disclaims any association with the CME or endorsement of the Fund by such exchange and acknowledges that “CME” is a registered trademark of such exchange.

Voting Rights

As interests in separate series of a Delaware statutory trust, the shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund).

Shareholders have no voting rights with respect to either the Teucrium Trust, the Tidal Trust, or the Acquired Fund except as expressly provided each trust’s declaration of trust and trust agreement (“Trust Agreement”). Each Trust Agreement provides that shareholders representing at least a majority (over 50%) of the outstanding shares of the respective trust, voting together as a single class (excluding shares acquired by the sponsor in connection with its initial capital contribution to any trust series), may vote to (i) continue the trust by electing a successor sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. In addition, Fund shareholders holding shares representing seventy-five percent (75%) of the outstanding shares of the trust, voting together as a single class (excluding shares acquired by the sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the trust upon not less than ninety (90) days’ notice to the sponsor.

Breakeven Analysis

The breakeven analysis set forth below is a hypothetical illustration of the approximate dollar returns and percentage returns for the redemption value of a single share to equal the amount invested twelve months after the investment is made. For purposes of this breakeven analysis, an initial selling price of $25.00 per Share, is assumed. The breakeven analysis is an approximation only and assumes a constant month-end Net Asset Value. In order for a hypothetical investment in Shares to breakeven over the next 12 months, assuming a selling price of $25.00 per share, the investment would have to generate a 0.92% or $0.23 return. The numbers in the chart below have been rounded to the nearest 0.01.

Per Share

Assumed initial selling price per Share (1)	30.04
Management Fee (0.94%) (2)	$0.28
Estimated Brokerage Commissions and Fees (3)	$0.37
Other Fund Fees and Expenses (4)	$0.00
Interest and Other Income (2.50%) (5)	$(0.38)
Amount of trading income (loss) required for the redemption value at the end of one year to equal the selling price of the Share	$0.27
Percentage of initial selling price per Share (6)	0.90%

(1)	In order to show how a hypothetical investment in shares would break even over the next 12 months, this breakeven analysis uses an assumed initial selling price of $30.04 per Share, which is based on the Acquired Fund NAV per share as of February 28, 2023. Investors should note that, because the Acquiring Fund’s NAV will change on a daily basis, the breakeven amount on any given day could be higher or lower than the amount reflected here.

(2)	From the Management Fee, Toroso will pay all of the routine operational, administrative and other ordinary expenses of the Acquiring Fund, generally as determined by Toroso, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table because they are paid for by Toroso through the proceeds from the Management Fee.

(3)	Reflects estimated brokerage commissions and fees for Bitcoin Futures Contract purchase or sale and reflected on a per trade basis. The estimated fee is based on the actual brokerage commissions and trading fees annualized for the Acquired Fund year ending December 31, 2022. The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Acquiring Fund. Toroso may elect to pay or waive a portion of these fees. Toroso may elect to waive fees in order to reduce the Acquiring Fund’s expenses.

(4)	The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

(5)	The Fund seeks to earn interest and other income in high credit quality, short-duration instruments or deposits associated with the pool’s cash management strategy that may be used to offset expenses. These investments may include, but are not limited to, short-term Treasury Securities, demand deposits, and money market funds. Considering various uncertain factors in the US and commodity markets, management has estimated a blended interest rate of 2.50%. It's important to note that the actual rate may vary and not all assets within the Fund will necessarily earn interest. The actual rate may vary and not all assets of the Fund will earn interest.

(6)	This represents the estimated approximate percentage for the redemption value of a hypothetical initial investment in a single Share to equal the amount invested twelve months after the investment was made. The estimated approximate percentage of selling price is 0.90% or $0.27 per Share.

Inter-Series Limitation on Liability

While the Acquiring Fund is a separate single series of the Trust, additional series may be created in the future. The Tidal Trust has been formed and will be operated with the goal that the Acquiring Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or shareholder in any particular series (such as the Acquiring Fund) were to successfully assert against a series a claim with respect to its indebtedness or shares, the creditor or shareholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series would be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of the Acquiring Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series.

Registration Clearance and Settlement

Individual certificates are not issued for the shares. Instead, shares will be represented by one or more global certificates, which are deposited by the transfer agent with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Beneficial interests in shares are held through DTC’s book-entry system, which means that Shareholders are limited to: (1) purchasers in DTC such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC purchaser, and (3) those who hold interests in the Shares through DTC purchasers or indirect purchasers, in each case who satisfy the requirements for transfers of shares. DTC purchasers acting on behalf of investors holding shares through such DTC purchasers’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. shares are credited to DTC purchasers’ securities accounts following confirmation of receipt of payment.

Net Asset Value

The NAV is calculated by taking the current market value of the Acquiring Fund’s total assets and subtracting any liabilities and dividing the balance by the number of Shares. Under the Acquiring Fund’s current operational procedures, U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), the Acquiring Fund’s “Sub-Administrator” calculates the NAV of the Acquiring Fund’s Shares as of the earlier of 4:00 p.m. (ET) or the close of trading on NYSE Arca each day. ICE Data Indices, LLC calculates and disseminates an approximate net asset value every 15 seconds throughout each day that the Acquiring Fund’s Shares are traded on NYSE Arca for as long as the CME’s main pricing mechanism is open.

Acquiring Fund Expenses

The Acquiring Fund pays Toroso a Management Fee, monthly in arrears, in an amount equal to 0.94% per annum of the daily NAV of the Acquiring Fund. The Management Fee is paid in consideration of Toroso’s services related to the management of the Acquiring Fund’s business and affairs, including the provision of commodity futures trading advisory services. The Acquiring Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities for the Acquiring Fund’s investments in CFTC regulated investments. The Acquiring Fund bears other transaction costs related to the FCM capital requirements on a monthly basis. Toroso pays all of the routine operational, administrative and other ordinary expenses of the Acquiring Fund, generally as determined by Toroso, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Acquiring Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by Toroso. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Acquiring Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. The estimated amount of fees and expenses that are anticipated to be incurred in a single Share during the first twelve (12) months of ownership is $0.27 or 0.90% of the selling price. The total estimated fees and expenses are expressed as a percentage of an estimated $1,500,000 million in assets.

Toroso, Tidal, and Digital Asset Adviser will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, Financial Industry Regulatory Authority (“FINRA”) or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of Shares, which are expected to total approximately $270,000, are chargeable to the Acquiring Fund, and Toroso, Tidal, and Digital Asset Adviser may not recover any of these costs and expenses from the Acquiring Fund. Total fees to be paid by the Acquiring Fund are currently estimated to be approximately 0.90% of the daily net assets of the Acquiring Fund for the twelve-month period after issuance, though this amount may change in future years.

General expenses of the Trust will be allocated among the Acquiring Fund and any future series of the Trust as determined by Toroso in its discretion. The Trust may be required to indemnify Toroso, and the Trust and/or Toroso may be required to indemnify the Trustee, Distributor or Administrator, under certain circumstances.

Termination Events

The Trust and the Acquiring Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust or the Acquiring Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of Toroso or revocation of Toroso’s charter or the withdrawal of Toroso, unless Shareholders holding a majority of the outstanding shares of the Trust, voting together as a single class, elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust or the Acquiring Fund unlawful; (3) the suspension, revocation, or termination of Toroso’s registration as a CPO with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust or the Acquiring Fund; (5) a vote by the Shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Trust, voting together as a single class, to dissolve the Trust subject to certain conditions; (6) the determination by Toroso to dissolve the Trust or the Acquiring Fund, subject to certain conditions; (7) the Trust is required to be registered as an investment company under the Investment Company Act of 1940; and (8) DTC is unable or unwilling to continue to perform its functions and a comparable replacement is unavailable. Upon termination of the Acquiring Fund, the affairs of the Acquiring Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Acquiring Fund shall then be determined by Toroso. Thereupon, the assets of the Acquiring Fund shall be distributed pro rata to the Shareholders in accordance with their shares.

Conflicts of Interest

There are present and potential future conflicts of interest related to the Trust’s structure and operation that you should consider before you purchase shares. These include, among others, conflicts related to Toroso serving as sponsor to the other funds and to commodity pools other than the Acquiring Fund in the future.

SUMMARY OF SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

We are providing the following summary selected financial data of Acquired Fund to help you in your analysis of the financial aspects of the Merger. You should read this information in conjunction with the financial information included elsewhere in this Information Statement. We have included page references at various points in this summary to direct you to a more detailed description of the topics presented.

Summary of Historical Combined Financial Data of the Acquired Fund

The following table contains summary historical financial data of the Acquired Fund. The operating data for the fiscal year ended December 31, 2022, and the balance sheet data as of December 31, 2022 are derived from the audited financial statements included in this Information Statement. The operating data for the six months ended June 30, 2023 are derived from the unaudited combined financial statements included in this Information Statement.

The summary historical statements of operations data and the summary historical combined balance sheets and cash flows for the six months ended June 30, 2023 are unaudited, but include, in the opinion of management, all adjustments, consisting only of normal, recurring adjustments that are necessary for a fair presentation of such data.

Summary Financial Data of the Acquired Fund

The following table sets forth certain financial data of the Acquired Fund for the Merger. The data has been derived from and should be read together with the financial statements of the Acquired Fund in this Information Statement beginning on page F-1.

From the commencement of operations (September 15, 2022) Operations through December 31, 2022

Operations:
Net Loss	$(386,037)
Capital transactions
Issuance of Shares	2,461,340
Redemptions of Shares	(1,005,040)
Total Capital Transactions	1,456,300
Net Change in Net Assets	1,070,263
Net assts, beginning of the period	$—

Net assets, end of the period	$1,070,263

Net asset value per share at beginning of period	$$25.00

Net asset value per share at end of period	$$21.40

Creation of Shares	100,004
Redemption of Shares	50,000

Six months ended June 30, 2023
Operations:
Net Income	$824,917
Capital transactions
Issuance of Shares	367,689
Redemptions of Shares	(323,940)
Total Capital Transactions	43,749
Net Change in Net Assets	868,666
Net assts, beginning of the period	$1,070,263
Net assets, end of the period	$1,938,929

Net asset value per share at beginning of period	$21.40

Net asset value per share at end of period	$38.78

Creation of Shares	10,000
Redemption of Shares	10,000

WE ARE PROVIDING THIS SUMMARY COMBINED PRO FORMA FINANCIAL DATA FOR ILLUSTRATIVE PURPOSES ONLY, AND THIS INFORMATION SHOULD NOT BE RELIED UPON FOR PURPOSES OF MAKING ANY INVESTMENT OR OTHER DECISIONS.

Comparative Historical Per Share Data

The following table sets forth certain historical per share data for the Acquired Fund. The data has been derived from and should be read together with the audited financial statements of the Acquired Fund and related notes thereto contained in the Acquired Fund’s Form 10-Q for the six months ended June 30, 2023.

Six months ended June 30, 2023
Per Share Operation Performance
Net asset value at beginning of period	21.40
Income (loss) from investment operations:
Investment income	0.64
Net realized and unrealized gain on cryptocurrency futures contracts	16.89
Total expenses, net	(0.15)
Net increase in net asset value	17.38
Net asset value at end of period	38.78
Total Return	81.16%
Ratios to Average Net Assets (Annualized)
Total expenses	15.87%
Total expenses, net	0.94%
Net investment income	3.02%

The pro forma amounts in the table below are presented for illustrative purposes only and do not indicate what the financial position or the results of operations of the Acquiring Fund would have been had the Merger occurred as of the date or for the period presented. The pro forma amounts also do not indicate what the financial position or future results of operations of the combined company will be. You should not rely on the pro forma information as being indicative of the historical results that would have occurred or the future results that the Acquiring Fund will experience after the Merger. No adjustment has been included in the pro forma amounts for any anticipated cost savings or other synergies as a result of the Merger or for any potential inefficiencies or loss of synergies that may result from the Merger. The pro forma amounts are preliminary and subject to change.

Because Acquired Fund shareholders will own one share of the Acquiring Fund interest for each share of the Acquired Fund they owned prior to the Merger, the Acquiring Fund unaudited pro forma equivalent data will be the same as the corresponding unaudited pro forma combined data. See “Selected Historical and Pro Forma Financial—Comparative Historical and Pro Forma Per Share Data” beginning on page 71.

From the commencement of operations (September 15, 2022) Operations through December 31, 2022
Acquired Fund Historical
Basic and diluted loss per common share from continuing operations	$(3.60)
Distributions per share	$—
Book value per share	$21.40
Acquiring Fund Pro Forma
Basic and diluted loss per common share from continuing operations	$(3.60)
Distributions per share	$—
Book value per share	$21.40

WE ARE PROVIDING THIS SUMMARY COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA FOR ILLUSTRATIVE PURPOSES ONLY. YOU SHOULD NOT RELY ON THE PRO FORMA PER SHARE DATA PRESENTED ABOVE AS BEING INDICATIVE OF THE RESULTS THAT WOULD HAVE BEEN ACHIEVED HAD THE MERGER OCCURRED PRIOR TO THE PERIOD PRESENTED OR OF THE FUTURE RESULTS OF THE ACQUIRING FUND.

Acquired Market Price

Acquired Fund interest is currently traded on NYSE Arca under the symbol “DEFI.” The following table sets forth the high and low sales prices of the Acquired Fund for the periods indicated. The quotations are as reported in published financial sources. For current price information, Acquired Fund shareholders are urged to consult publicly available sources. See “Selected Historical and Pro Forma Financial Data— Acquired Fund Market Price” on page 71.

	Tidal
	High	Low
Fiscal Period Ended December 31, 2022
Third Quarter	$24.78	$23.77
Fourth Quarter	$26.66	$19.77

First Quarter	$36.80	$21.48
Second Quarter	$39.83	$32.37

Summary of Historical Financial Data of Acquiring Fund

The following table sets forth certain financial data of the Acquiring Fund for the Merger. The data has been derived from and should be read together with the financial statements of the Acquired Fund in this Information Statement beginning on page F-1.

October 24, 2023
ASSETS
Cash	$100
TOTAL ASSETS	100

NET ASSETS	$100

NET ASSETS CONSIST OF
Fund capital	$100

TOTAL NET ASSETS	$100

Fund shares issued and outstanding
(par value $0.00 per share; unlimited number of shares authorized)	4

Net asset value per share	$25.00

RISK FACTORS

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE ACQUIRING FUND?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Information Statement, and the Acquiring Fund’s and the Tidal Trust’s financial statements.

Risks Associated with Investing in Bitcoin

Further development and acceptance of Bitcoin and the Bitcoin Network is uncertain.

The further development and acceptance of the Bitcoin Network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance of the Bitcoin Network may adversely affect the price of bitcoin and therefore cause the the Acquiring Fund to suffer losses. Regulatory changes or actions may alter the nature of an investment in bitcoin or restrict the use of bitcoin or the operations of the Bitcoin Network or venues on which bitcoin trades in a manner that adversely affects the price of bitcoin and, therefore, the Acquiring Fund’s Bitcoin Futures Contracts. Bitcoin generally operates without central authority (such as a bank) and is not backed by any government. Bitcoin is not legal tender and federal, state and/or foreign governments may restrict the use and exchange of bitcoin, and regulation in the United States is still developing. For example, it may become difficult or illegal to acquire, hold, sell or use bitcoin in one or more countries, which could adversely impact the price of bitcoin, and therefore the value of the Acquiring Fund’s Bitcoin Futures Contracts.

“Forks” in Bitcoin Network could have adverse effects.

From time to time, developers of the bitcoin network suggest changes to the bitcoin software. If a sufficient number of users and miners elect not to adopt the changes, a new digital asset, operating on the earlier version of the bitcoin software, may be created. This is often referred to as a “fork.”

In August 2017, bitcoin “forked” into bitcoin and a new digital asset, bitcoin cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin network can process. Since then, bitcoin has been forked numerous times to launch new digital assets, such as bitcoin gold, bitcoin silver and bitcoin diamond. Additional hard forks of the Bitcoin blockchain could adversely affect the market for Bitcoin Futures in which the Acquiring Fund invests and, therefore, an investment in the Acquiring Fund. A substantial giveaway of bitcoin (sometimes referred to as an “air drop”) may also result in significant and unexpected declines in the value of bitcoin, Bitcoin Futures Contracts, and the Acquiring Fund.

Rewards for mining Bitcoin are designed to decline over time, which may lessen the incentive for miners to process and confirm transactions on the Bitcoin Network.

Transactions in bitcoin are processed by miners who are primarily compensated by receiving newly issued bitcoin as a reward for successfully solving cryptological puzzles according to a payment schedule that declines over time (in some instances, miners are also compensated through voluntary fees paid by Bitcoin Network participants). If this compensation is not sufficient to incentivize miners to process transactions, the confirmation process for transactions, which acts as security for the Bitcoin Network, may become slower and the Bitcoin Network may become more vulnerable. These and similar events may have a significant adverse effect on the price and liquidity of bitcoin and the value of an investment in the Acquiring Fund.

The Bitcoin Network may face scalability challenges as it expands to a greater number of users.

As with other digital asset networks, the Bitcoin Network faces significant scaling challenges because public blockchains generally face a tradeoff between security and scalability. A decentralized network is less susceptible to manipulation or capture if more participants, or “nodes,” are involved in the processing and maintenance of such network. However, a greater number of nodes decreases the network’s efficiency in processing transactions and may result in increased settlement times. Increased settlement times could discourage certain uses for bitcoin (for example, micropayments), and could reduce demand for and price of bitcoin, which could adversely impact the value of an investment in the Acquiring Fund.

Bitcoin Markets are susceptible to extreme price fluctuations, theft, loss and destruction.

The market price of bitcoin has been subject to extreme fluctuations. If bitcoin markets continue to be subject to sharp fluctuations, the Acquiring Fund’s Shareholders may experience losses. Similar to fiat currencies (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization), bitcoin is susceptible to theft, loss and destruction. Accordingly, the Acquiring Acquiring Fund’s Bitcoin Futures are also susceptible to these risks. Cybersecurity risks of the Bitcoin Protocol and of entities that custody or facilitate the transfers or trading of bitcoin could result in a loss of public confidence in bitcoin, a decline in the value of bitcoin and, as a result, adversely impact the Acquiring Fund’s Bitcoin Futures Contracts.

Bitcoin ownership is concentrated in a small number of holders referred to as ‘Whales.’

A significant portion of bitcoin is held by a small number of holders who have the ability to affect the price of bitcoin and who are sometimes referred to as “whales.” Because bitcoin is lightly regulated, bitcoin whales have the ability, alone or in coordination, to manipulate the price of bitcoin by restricting or expanding the supply of bitcoin. Activities of bitcoin whales that reduce user confidence in bitcoin, the Bitcoin Network or the fairness of bitcoin trading venues, or that affect the price of bitcoin, could have a negative impact on the value of an investment in the Acquiring Fund.

Bitcoin exchanges are unregulated and may be more exposed to fraud and failure.

Bitcoin exchanges and other trading venues on which bitcoin trades are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. The Acquiring Fund’s indirect investment in bitcoin remains subject to volatility experienced by the bitcoin exchanges and other bitcoin trading venues. Such volatility can adversely affect an investment in the Acquiring Fund. Bitcoin exchanges have in the past stopped and may in the future stop operating or permanently shut down due to fraud, cybersecurity issues, manipulation, technical glitches, hackers or malware, which may also affect the price of bitcoin and thus the Acquiring Fund’s indirect investment in bitcoin. Fraud and failure related to such bitcoin exchanges could result in a loss of public confidence in bitcoin and a decline in the value of bitcoin, which could adversely impact the adoption of bitcoin or acceptance of bitcoin and cause a decline in value of the Acquiring Fund’s Bitcoin Futures Contracts.

The recent bankruptcy of the crypto exchange FTX has underscored the potential for fraud and manipulation in crypto exchanges generally. The financial distress experienced by crypto asset market participants as a result of the FTX bankruptcy has already led to the spread of a general contagion among some market participants, and may lead to additional regulation of the crypto markets.

Networked systems are vulnerable to attacks.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin network contains certain flaws. For example, the Bitcoin network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the “hash” rate, or the amount of computing and process power being contributed to the network through mining, a malicious actor would be able to gain full control of the network and the ability to manipulate the blockchain. A significant portion of bitcoin is held by a small number of holders sometimes referred to as “whales.” These holders have the ability to manipulate the price of bitcoin.

Cybersecurity risk.

As a digital asset, bitcoin is subject to cybersecurity risks, including the risk that malicious actors will exploit flaws in its code or structure that will allow them to, among other things, steal bitcoin held by others, control the blockchain, steal personally identifying information, or issue significant amounts of bitcoin in contravention of the Bitcoin Protocols. The occurrence of any of these events is likely to have a significant adverse impact on the price and liquidity of bitcoin and Bitcoin Futures Contracts and therefore the value of an investment in the Acquiring Fund. Additionally, the Bitcoin network’s functionality relies on the Internet. A significant disruption of Internet connectivity affecting large numbers of users or geographic areas could impede the functionality of the Bitcoin network. Any technical disruptions or regulatory limitations that affect Internet access may have an adverse effect on the Bitcoin Network, the price of bitcoin and Bitcoin Futures Contracts, and the value of an investment in the Acquiring Fund.

Limited adoption and ability to use bitcoin to purchase goods.

Currently, there is relatively limited use of bitcoin in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect the Acquiring Fund’s Bitcoin Futures Contracts. Bitcoin is not currently a form of legal tender in the United States and has only recently become selectively accepted as a means of payment for goods and services by some retail and commercial outlets, and the use of bitcoin by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for bitcoin transactions; process wire transfers to or from bitcoin trading venues, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin or providing bitcoin-related services. In addition, some taxing jurisdictions, including the U.S., treat the use of bitcoin as a medium of exchange for goods and services to be a taxable sale of bitcoin, which could discourage the use of bitcoin as a medium of exchange, especially for a holder of bitcoin that has appreciated in value.

Risks to Bitcoin from other parts of the digital assets market.

The price of bitcoin and the bitcoin market generally may be adversely impacted by developments in other parts of the digital assets market including, but not limited to, industry wide. The acceptance of bitcoin and digital assets generally depends on a number of factors, including adverse developments in the digital assets market that could impact investor confidence. For example, “stablecoins” have been developed to enhance the value of cryptocurrency to be used like fiat currency in transactions in goods and services. Adverse developments such as the recent “depegging” of the TerraUSD stablecoin and the FTX bankruptcy may undermine confidence in the cryptocurrency markets generally and cause decreases in the price of digital assets such as bitcoin.

Hacking risk of theft of private keys.

Due to the nature of private keys, bitcoin transactions are irrevocable and incorrectly transferred or stolen bitcoin may be irretrievable, and as a result, any incorrectly executed bitcoin transactions could adversely affect the price and liquidity of bitcoin, which may indirectly affect the price and liquidity of the Bitcoin Futures Contracts.

Environmental risks from Bitcoin mining.

Bitcoin mining currently requires computing hardware that consumes large amounts of electricity. By way of electrical power generation, many bitcoin miners rely on fossil fuels to power their operations. Public perception of the impact of bitcoin mining on climate change may reduce demand for bitcoin and increase the likelihood of regulation that limits bitcoin mining or restricts energy usage by bitcoin miners. Such events could have an impact on the price of bitcoin, bitcoin futures, and the performance of the Acquiring Fund.

Risks Associated with Investing in Bitcoin Futures Contracts

Investing in Bitcoin futures contracts subjects the Acquiring Fund to the risks of the Bitcoin market.

The Acquiring Fund is subject to the risks and hazards of the bitcoin market because it invests in Bitcoin Futures Contracts listed on the CME. The risks and hazards that are inherent in the bitcoin market may cause the price of bitcoin and the Acquiring Fund’s Shares to fluctuate widely and you could incur a partial or total loss of your investment in the Acquiring Fund. The prices of bitcoin and bitcoin futures contracts have historically been highly volatile. The value of the Acquiring Fund’s investments in bitcoin futures – and therefore the value of an investment in the Acquiring Fund – could decline significantly and without warning, including to zero. If you are not prepared to accept significant and unexpected changes in the value of the Acquiring Fund and the possibility that you could lose your entire investment in the Acquiring Fund you should not invest in the Acquiring Fund.

The Bitcoin futures contracts listed on the CME are a relatively new type of futures contract that may be less developed than other, more established futures markets.

The Bitcoin Futures Contracts listed on the CME are a relatively new type of futures contract that may be less developed than more established futures markets (such as the futures markets for corn or wheat). Accordingly, although BTC Contracts have traded on the CME since December 2017 and MBT Contracts have traded on the CME since May 2021 and the market for exchange listed Bitcoin Futures Contracts has grown since inception, the market for Bitcoin Futures Contracts may be riskier, less liquid, more volatile and more vulnerable to economic, market, industry, regulatory and other changes than more established futures contracts. The liquidity of the market for BTC Contracts and MBT Contracts will depend on, among other things, the supply and demand for Bitcoin Futures Contracts, speculative interest in the market for Bitcoin Futures Contracts and the potential ability to hedge against the price of bitcoin with Bitcoin Futures Contracts.

An investment in the Acquiring Fund is subject to the risks of an investment in futures contracts.

An investment in the Acquiring Fund is subject to the risks of an investment in futures contracts, which are complex instruments that are often subject to a high degree of price variability. Because the price of Bitcoin Futures Contracts is linked to the price of bitcoin, an investment in the Acquiring Fund may be riskier than other exchange-traded products that do not hold financial instruments related to bitcoin and may not be suitable for all investors.

Futures contracts are subject to inherent leverage risk because they are typically secured by margin deposits representing a small percentage of a futures contract’s entire market value.

Commodity pools’ trading positions in futures contracts are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s entire market value. This feature creates the potential for commodity pools to “leverage” their assets by purchasing or selling futures contracts with an aggregate notional amount in excess of the commodity pool’s assets. While futures contracts are generally subject to leverage risk, the NYSE Arca rule under which the Acquiring Fund’s Shares will be listed and traded prevents the Acquiring Fund from utilizing leverage.

Pricing anomalies in the bitcoin futures market could cause losses.

Market fraud and/or manipulation and other fraudulent trading practices such as the intentional dissemination of false or misleading information (e.g., false rumors) can, among other things, lead to a disruption of the orderly functioning of markets, significant market volatility, and cause the value of bitcoin futures to fluctuate quickly and without warning. Depending on the timing of an investor’s purchases and sales of the Acquiring Fund’s Shares, these pricing anomalies could cause the investor to incur losses.

Risks of government regulation.

The Financial Industry Regulatory Authority (“FINRA”) issued a notice on March 8, 2022 seeking comment on measures that could prevent or restrict investors from buying a broad range of public securities and products designated as “complex products” – which could include each Exchange Traded Product offered by Toroso. The ultimate impact, if any, of these measures remain unclear. However, if regulations are adopted, they could, among other things, prevent or restrict investors’ ability to buy the Acquiring Fund.

Correlation Risk

The Benchmark is not designed to correlate with the spot price of bitcoin, and this could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of bitcoin. Therefore, you may not be able to effectively use the Acquiring Fund to hedge against bitcoin related losses or to indirectly invest in bitcoin.

The correlation between changes in such Bitcoin Futures Contracts and the spot price of bitcoin will be only approximate. Weak correlation between the Benchmark and the spot price of bitcoin may result from the factors discussed above. Imperfect correlation may also result from speculation in Benchmark Component Futures Contracts, and/or technical or other factors that may influence the trading of Benchmark Component Futures Contracts. If there is a weak correlation between the Benchmark and the spot price of bitcoin, then the price of Shares may not accurately track the spot price of bitcoin and you may not be able to effectively use the Acquiring Fund as a way to hedge the risk of losses in your bitcoin related transactions or as a way to indirectly invest in bitcoin.

Moreover, while there is a spot bitcoin index calculated by the CME that is based on price feeds from certain designated bitcoin spot market exchanges, the Acquiring Fund will generally not directly price off of this index. This is because the Acquiring Fund will roll its futures holdings prior to settlement of the expiring contract and intends to never carry futures positions all the way to cash settlement (the only date that the BTC Contracts and MBT Contracts settle to the CME spot price index). The Acquiring Fund will only price off of Bitcoin Futures Contracts volume-weighted average price (VWAP) daily settlement price, which might cause the Acquiring Fund’s NAV to differ from spot bitcoin prices.

Changes in the Acquiring Fund’s NAV may not correlate well with changes in the price of the Benchmark. If this were to occur, you may not be able to effectively use the Acquiring Fund as a way to hedge against bitcoin related losses or as a way to indirectly invest in bitcoin.

Toroso endeavors to invest the Acquiring Fund’s assets as fully as possible in Benchmark Component Futures Contracts so that the changes in the NAV closely correlate with the changes in the Benchmark. However, changes in the Acquiring Fund’s NAV may not correlate with the changes in the Benchmark for various reasons, including those set forth below.

The Acquiring Fund incurs certain expenses in connection with its operations and holds most of its assets in income producing, short-term financial instruments for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. To the extent these expenses are not covered by the Management Fee, and income from short-term financial instruments may cause imperfect correlation between changes in the Acquiring Fund’s NAV and changes in the Benchmark. Differences between returns based on the price of bitcoin and an investment in the Acquiring Fund may also be attributable to additional costs related to futures investing and other fund expenses.

Toroso may not be able to invest the Acquiring Fund’s assets in Benchmark Component Futures Contracts having an aggregate notional amount exactly equal to the Acquiring Fund’s NAV. As a standardized contract, a single BTC Contract is for a specified amount of bitcoin, and the Acquiring Fund’s NAV and the proceeds from the sale of a Creation Basket is unlikely to be an exact multiple of that amount. In such case, the Acquiring Fund might not invest the entire proceeds from the purchase of the Creation Basket in such futures contracts. (As an example, assume that a Creation Basket is sold by the Acquiring Fund, and that the Acquiring Fund’s closing NAV per Share is $25.00. In that case, the Acquiring Fund would receive $250,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per Share multiplied by 10,000 Shares and ignoring the Creation Basket fee of $300). If one were to assume further that Toroso wants to invest the entire proceeds from the Creation Basket in the Benchmark Component Futures Contracts and that the market value of each such Benchmark Component Futures Contracts is $188,175 (or otherwise not a round number), the Acquiring Fund would be unable to buy an exact number of BTC Contracts with an aggregate market value equal to $250,000. In this case, the Acquiring Fund would be able to purchase 1 BTC Contract with an aggregate market value of approximately $188,175 and 16 MBT Contracts at $3,750 with an aggregate market value of approximately $60,000, bringing the aggregate value of proceeds to $248,175.) Any amounts not invested in Benchmark Component Futures Contracts are held in cash and cash equivalents.

The Benchmark Component Futures Contracts reflect the price of bitcoin for future delivery, not the current spot price of bitcoin, so at best the correlation between changes in such Bitcoin Futures Contracts and the spot price of bitcoin will be only approximate. Weak correlation between the Benchmark and the spot price of bitcoin may result from fluctuations in bitcoin prices discussed above. Imperfect correlation may also result from speculation in Benchmark Component Futures Contracts, technical factors in the trading of Benchmark Component Futures Contracts, and expected inflation in the economy as a whole. If there is a weak correlation between the Benchmark and the spot price of bitcoin, then the price of Shares may not accurately track the spot price of bitcoin and you may not be able to effectively use the Acquiring Fund as a way to hedge the risk of losses in your bitcoin related transactions or as a way to indirectly invest in bitcoin.

As Acquiring Fund assets increase, there may be more or less correlation. On the one hand, as the Acquiring Fund grows it should be able to invest in Benchmark Component Futures Contracts with a notional amount that is closer on a percentage basis to the Acquiring Fund’s NAV. For example, if the Acquiring Fund’s NAV is equal to 4.9 times the value of a single futures contract, it can purchase only four futures contracts, which would cause only 81.6% of the Acquiring Fund’s assets to be exposed to the bitcoin market. On the other hand, if the Acquiring Fund’s NAV is equal to 100.9 times the value of a single Bitcoin Futures Contract, it can purchase 100 such contracts, resulting in 99.1% exposure.

There may be significant volatility in the market for Bitcoin Futures Contracts. This volatility, in turn, may make it more difficult for Authorized Purchasers and other market purchasers to be able to identify a reliable price for Bitcoin Futures Contracts. Without reliable prices, Authorized Purchasers and other market purchasers may reduce their role in the market arbitrage process or “step away” from these activities. This, in turn, might inhibit the effectiveness of the arbitrage process in maintaining the relationship between the underlying value of the Acquiring Fund’s Bitcoin Futures Contracts and the Acquiring Fund’s market price. This reduced effectiveness could result in Acquiring Fund Shares trading at a price which differs materially from NAV and also in greater than normal intraday bid/ask spreads for Acquiring Fund Shares.

Position limits, accountability levels and dynamic price fluctuation limits set by the CFTC and the exchanges have the potential to cause tracking error, which could cause the price of Shares to substantially vary from the Benchmark and prevent you from being able to effectively use the Acquiring Fund as a way to hedge against bitcoin related losses or as a way to indirectly invest in bitcoin.

The CFTC and U.S. designated contract markets, such as the CME, have established position limits and accountability levels on the maximum net long or net short BTC Contracts that the Acquiring Fund may hold, own or control. Spot position limits are set at 4,000 contracts. A position accountability level of 5,000 contracts will be applied to positions in single months outside the spot month and in all months combined. The MBT Contracts have a spot month limit of 200,000 contracts and a position accountability level of 250,000 contracts. Accountability levels are not fixed ceilings but rather thresholds above which the exchange may exercise greater scrutiny and control over an investor, including limiting the Acquiring Fund to holding no more Bitcoin Futures Contracts than the amount established by the accountability level. The potential for the Acquiring Fund to reach position or accountability limits will depend on if and how quickly the Acquiring Fund’s net assets increase.

In addition to position limits and accountability limits, the CME places daily price fluctuation limits on Bitcoin Futures Contracts that represent the maximum daily price range permitted for a contract. Once a price fluctuation limit has been reached, no trades may be made at a price beyond that limit. Under the price fluctuation mechanism that was initially put into place when Bitcoin Futures Contracts were launched on the CME in December 2017, price fluctuation limits were triggered 116 times. In March 2019, the CME adopted a dynamic price fluctuation mechanism. This mechanism assigns an initial opening price fluctuation limit equal to a percentage of the prior trading day’s settlement price (or a different price if deemed more appropriate), which then moves with the market throughout the day. Since dynamic price fluctuation limits were introduced, price limits have been triggered 89 times and there has been one "hard limit move." A hard limit move is when the price of Bitcoin Futures Contracts exceeds a price limit that defines the minimum/maximum price to which such Bitcoin Futures Contracts can move for the given trade date. If the hard limit is reached, trade matching will not occur at prices above the maximum price or below the minimum price.

Position limits, accountability limits and dynamic price fluctuation limits may limit the Acquiring Fund’s ability to invest the proceeds of Creation Baskets in Bitcoin Futures Contracts. As result, when the Acquiring Fund sells Creation Baskets it may be limited in its ability to invest in Bitcoin Futures Contracts, including the Benchmark Component Futures Contracts. In such case, the Acquiring Fund may hold larger amounts of cash and cash equivalents, which will impair the Acquiring Fund’s ability to meet its investment objective of tracking the Benchmark.

Price fluctuation limits may contribute to a lack of liquidity and have a negative impact on Acquiring Fund performance. During periods of market illiquidity, including periods of market disruption and volatility, it may be difficult or impossible for the Acquiring Fund to buy or sell futures at desired prices or at all.

An investment in the Acquiring Fund may provide you little or no diversification benefits. Thus, in a declining market, the Acquiring Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Acquiring Fund at the same time you incur losses with respect to other asset classes.

It cannot be predicted to what extent the performance of Benchmark Component Futures Contracts will or will not correlate to the performance of other broader asset classes such as stocks and bonds. If the Acquiring Fund’s performance were to move more directly with the financial markets, you will obtain little or no diversification benefits from an investment in the Shares. In such a case, the Acquiring Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Acquiring Fund at the same time you incur losses with respect to other investments.

Variables such as cost of electricity, regulation, market disruptions, cyber-attacks and political events may have a larger impact on bitcoin and bitcoin interest prices than on traditional securities and broader financial markets. These additional variables may create additional investment risks that subject the Acquiring Fund’s investments to greater volatility than investments in traditional securities.

Lower correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of bitcoin and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Acquiring Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

If changes in the Acquiring Fund’s NAV do not correlate with changes in the Benchmark, then investing in the Acquiring Fund may not be an effective way to hedge against bitcoin related losses or indirectly invest in bitcoin.

Futures Commission Merchant Risks

The Acquiring Fund has two futures commission merchants.

The Acquiring Fund currently has two FCMs through which it buys and sells futures contracts. Volatility in the bitcoin futures market may lead one or both of the Acquiring Fund’s FCMs to impose risk mitigation procedures that could limit the Acquiring Fund’s investment in Bitcoin Futures Contracts beyond the accountability and position limits imposed by the CME futures contract exchange as discussed herein. An FCM could impose a financial ceiling on initial margin that could change and become more or less restrictive on the Acquiring Fund’s activities depending upon a variety of conditions beyond Toroso’s control. If the Acquiring Fund’s FCMs were to impose position limits, or if any other FCM with which the Acquiring Fund establishes a relationship in the future were to impose position limits, the Acquiring Fund’s ability to meet its investment objective could be negatively impacted. The Acquiring Fund continues to monitor and manage its existing relationships with its FCMs and will continue to seek additional relationships with FCMs as needed.

Risks Associated with the Acquiring Fund’s Investment In Cash and Cash Equivalents

The Acquiring Fund may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

If the Acquiring Fund is required to sell its cash equivalents at a price lower than the price at which they were acquired, the Acquiring Fund will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Benchmark, and the spot price of bitcoin. The value of cash equivalents held by the Acquiring Fund generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Acquiring Fund’s investments in cash equivalents should minimize the interest rate risk to which the Acquiring Fund is subject, it is possible that the cash equivalents held by the Acquiring Fund will decline in value.

Risk Related To Lack of Liquidity

Certain of the Acquiring Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

If the Acquiring Fund’s ability to obtain exposure to Bitcoin Futures Contracts in accordance with its investment objective is disrupted for any reason including, because of limited liquidity in the bitcoin futures market, a disruption to the bitcoin futures market, or as a result of margin requirements or position limits imposed by the Acquiring Fund’s futures commission merchants, the CME, or the CFTC, the Acquiring Fund may not be able to achieve its investment objective and may experience significant losses. Any disruption in the Acquiring Fund’s ability to obtain exposure to Bitcoin Futures Contracts will cause the Acquiring Fund’s performance to deviate from the performance of Bitcoin Futures Contracts. In addition, the Acquiring Fund might grow to a size where a lack of liquidity in the futures market meant that the Acquiring Fund could not sell enough futures contracts to honor redemption requests. For further information regarding the impact if suspending redemptions.

A market disruption, such as a government taking regulatory or other actions that disrupt the market in bitcoin, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, the Acquiring Fund does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the cash and cash equivalents that it holds to meet its liquidity needs. The anticipated value of the positions in Benchmark Component Futures Contracts that Toroso will acquire or enter into for the Acquiring Fund increases the risk of illiquidity. Because Benchmark Component Futures Contracts may be illiquid, the Acquiring Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

The Acquiring Fund and other funds with similar investment strategies may try to exit positions at the same time.

If the Acquiring Fund and other funds with similar investment strategies try to exit their Bitcoin Futures Contract positions at the same time, such a mass exit could have detrimental effect on price and liquidity, and you could incur losses in your investment in Shares of the Acquiring Fund.

Hedging Risk

If the nature of the purchasers in the futures market shifts such that bitcoin purchasers are the predominant hedgers in the market, the Acquiring Fund might have to reinvest at higher futures prices or choose other bitcoin interests.

The changing nature of the purchasers in the bitcoin market will influence whether bitcoin futures prices are above or below the expected future spot price. Holders of bitcoin will typically seek to hedge against falling bitcoin prices by selling Bitcoin Futures Contracts. Therefore, if holders of bitcoin become the predominant hedgers in the futures market, prices of Bitcoin Futures Contracts will typically be below expected future spot prices. Conversely, if the predominant hedgers in the futures market are the holders of bitcoin who purchase Bitcoin Futures Contracts to hedge against a rise in prices, prices of Bitcoin Futures Contracts will likely be higher than expected future spot prices. This can have significant implications for the Acquiring Fund when it is time to sell a Bitcoin Futures Contract that is no longer a Benchmark Component Futures Contract and purchase a new Bitcoin Futures Contract or to sell a Bitcoin Futures Contract to meet redemption requests.

The price relationship between the Benchmark Component Futures Contracts at any point in time and the Bitcoin Futures Contracts that will become Benchmark Component Futures Contracts on the next roll date will vary and may impact both the Acquiring Fund’s total return and the degree to which its total return tracks that of bitcoin price indices.

The design of the Acquiring Fund’s Benchmark is such that the Benchmark Component Futures Contracts will change on a monthly basis, and the Acquiring Fund’s investments may be rolled periodically to reflect the changing composition of the Benchmark. In the event of a bitcoin futures market where near to expire contracts trade at a higher price than longer to expire contracts, a situation referred to as “backwardation,” then absent the impact of the overall movement in bitcoin prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration. As a result, the Acquiring Fund may benefit because it may be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a bitcoin futures market where near to expire contracts trade at a lower price than longer to expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in bitcoin prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. As a result, the Acquiring Fund’s total return may be lower than might otherwise be the case because it may be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may lead the total return of the Acquiring Fund to vary significantly from the total return of other price references, such as the spot price of bitcoin. In the event of a prolonged period of contango, and absent the impact of rising or falling bitcoin prices, this could have a significant negative impact on the Acquiring Fund’s NAV and total return, and you could incur a partial or total loss of your investment in the Acquiring Fund.

The design of the Acquiring Fund’s Benchmark is such that the Benchmark Component Futures Contracts will change on a monthly basis, with the contracts with the shortest maturity being replaced with contracts with a longer maturity. Sometimes the Acquiring Fund will have to pay more for longer maturity contracts to replace existing shorter maturity contracts about to expire. This situation is known as “contango” in the futures markets. In the event of a prolonged period of contango, and absent the impact of rising or falling bitcoin prices, this could have a negative impact on the Acquiring Fund’s NAV and total return, which in turn may have a negative impact on your investment in the Acquiring Fund. By way of example, during the period from 6/30/2020 to 6/30/2023, the market for Bitcoin Component Futures Contracts were in contango approximately 87% of the time, which resulted in an average annual negative roll yield of approximately 4.5%.

If the futures market is in contango (i.e., when the price of bitcoin in the future is to be more than the current price), the Acquiring Fund will buy later to expire contracts for a higher price than the soon to expire contracts that it sells. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Acquiring Fund.

Regulatory Risk

Lack of regulation of the Bitcoin market.

Bitcoin, the Bitcoin Network and the bitcoin trading venues are relatively new and, in most cases, largely unregulated. As a result of this lack of regulation, individuals, or groups may engage in insider trading, fraud or market manipulation with respect to bitcoin. Such manipulation could cause investors in bitcoin to lose money, possibly the entire value of their investments. Over the past several years, a number of bitcoin trading venues have been closed due to fraud, failure or security breaches. The nature of the assets held at bitcoin trading venues make them appealing targets for hackers and a number of bitcoin trading venues have been victims of cybercrimes and other fraudulent activity. These activities have caused significant, in some cases total, losses for bitcoin investors. Investors in bitcoin may have little or no recourse should such theft, fraud or manipulation occur. There is no central registry showing which individuals or entities own bitcoin or the quantity of bitcoin that is owned by any particular person or entity. There are no regulations in place that would prevent a large holder of bitcoin or a group of holders from selling their bitcoins, which could depress the price of bitcoin, or otherwise attempting to manipulate the price of bitcoin or the Bitcoin Network. Events that reduce user confidence in bitcoin, the Bitcoin Network and the fairness of bitcoin trading venues could have a negative impact on the price of bitcoin and the value of an investment in the Acquiring Fund.

Risk of illicit activities.

As bitcoins have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), SEC, CFTC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial institution regulators) have been examining the Bitcoin Network, bitcoin users and the Bitcoin Exchange Market, with particular focus on the extent to which bitcoins can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold bitcoins for users. The imposition of stricter governmental regulation of the bitcoin market may adversely impact the activities of the Acquiring Fund, for example, by reducing the liquidity of the bitcoin markets.

Regulation of futures markets, futures contracts and futures exchanges is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Acquiring Fund. This risk is especially heightened for cryptocurrency derivatives and cryptocurrencies.

The regulation of futures markets, futures contracts and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of dynamic price limits and the suspension of trading on an exchange or trading facility.

The regulation of bitcoin interest and crypto derivatives transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in 2010. As the Dodd-Frank Act continues to be implemented by the CFTC and the SEC, there is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Acquiring Fund, or the ability for the Acquiring Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities and crypto derivatives markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Acquiring Fund is impossible to predict but could be substantial and adverse.

The regulation of cryptocurrency derivatives and cryptocurrencies continues to evolve. Inconsistent, changing and sometimes conflicting regulations may make it more difficult for Bitcoin businesses to provide services, which may slow the adoption of the Bitcoin economy and may impede consumer adoption of Bitcoin. Future regulatory changes may materially alter the ability to buy and sell Bitcoin and Bitcoin futures or could impact the ability of the Acquiring Fund to achieve its investment objective. This may alter the nature of an investment in the Acquiring Fund or the ability of the Acquiring Fund to continue to operate as planned.

The Acquiring Fund’s Operating Risks

The Acquiring Fund may change its investment objective, Benchmark or investment strategies at any time without Shareholder approval or advance notice.

Consistent with applicable provisions of the Tidal Trust Agreement and Delaware law, the Acquiring Fund has broad authority to make changes to the Acquiring Fund’s operations. The Acquiring Fund may change its investment objective, Benchmark, or investment strategies and Shareholders of the Acquiring Fund will not have any rights with respect to these changes. Changes are subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of NYSE Arca. The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. By way of example, the Acquiring Fund may change the term structure or underlying components of the Benchmark in furtherance of the Acquiring Fund’s investment objective if, due to market conditions, a potential or actual imposition of position limits by the CFTC or futures exchange rules, or the imposition of risk mitigation measures by a futures commission merchant restricts the ability of the Acquiring Fund to invest in the current Benchmark Futures Contracts. Shareholders may experience losses on their investments in the Acquiring Fund as a result of such changes.

The Acquiring Fund is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940.

The Acquiring Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections expressly provided by that statute, including: provisions preventing Acquiring Fund insiders from managing the Acquiring Fund to their benefit and to the detriment of Acquiring Fund Shareholders; provisions preventing the Acquiring Fund from issuing securities having inequitable or discriminatory provisions; provisions preventing Fund management by irresponsible persons; provisions preventing the use of unsound or misleading methods of computing Acquiring Fund earnings and asset value; provisions prohibiting suspension of redemptions (except under limited circumstances); provisions limiting fund leverage; provisions imposing a fiduciary duty on fund managers with respect to receipt of compensation for services; and provisions preventing changes in the Acquiring Fund’s character without the consent of Acquiring Fund Shareholders.

Toroso relies on key personnel to oversee commodity pool activities.

In overseeing the day to day activities of the Acquiring Fund, Toroso relies on a single Series 3-registered individual, Mr. Gavin Filmore. If Mr. Filmore were to leave or be unable to carry out their present responsibilities, it will have an adverse effect on the management of the Acquiring Fund. To the extent that Toroso establishes additional commodity pools, even greater demands will be placed on this individual. There is no guarantee that Toroso will be able to retain this individual.

Toroso has limited capital and may be unable to continue to manage the Acquiring Fund if it sustains continued losses.

Toroso was formed for the purpose of managing the Tidal Trust, including the Acquiring Fund, and any other series of the Tidal Trust that may be formed in the future, and has been provided with capital primarily by its principals and a small number of outside investors. If Toroso operates at a loss for an extended period, its capital will be depleted, and it may be unable to obtain additional financing necessary to continue its operations. If Toroso were unable to continue to provide services to the Acquiring Fund, the Acquiring Fund would be terminated if a replacement sponsor could not be found. Any expenses related to the operation of the Acquiring Fund would need to be paid by the Acquiring Fund at the time of termination.

There are technical and fundamental risks inherent in the trading system Toroso intends to employ.

You cannot be assured that Toroso will be willing or able to continue to service the Acquiring Fund for any length of time. If Toroso discontinues its activities on behalf of the Acquiring Fund or other investment fund complex, the Acquiring Fund may be adversely affected. If Toroso’s registrations with the CFTC or memberships in the NFA were revoked or suspended, Toroso would no longer be able to provide services to the Acquiring Fund. Toroso’s trading system is quantitative in nature, and it is possible that the sponsor may make errors. Any errors or imperfections in Toroso’s trading system’s quantitative models, or in the data on which they are based, could adversely affect Toroso’s effective use of such trading systems. It is not possible or practicable for the sponsor’s trading system to factor all relevant, available data into quantitative systems and/or trading decision. There is no guarantee that Toroso will use any specific data or type of data in making trading decisions on behalf of the Acquiring Fund, nor is there any guarantee that the data actually utilized in making trading decisions on behalf of the Acquiring Fund will be the most accurate data or free from errors. In addition, it is possible that a computer or software program may malfunction and cause an error in computation

You cannot be assured of Toroso’s continued services, and discontinuance may be detrimental to the Acquiring Fund.

You cannot be assured that Toroso will be willing or able to continue to service the Acquiring Fund for any length of time. If Toroso discontinues its activities on behalf of the Acquiring Fund or other investment fund complex, the Acquiring Fund may be adversely affected. If Toroso’s registrations with the CFTC or memberships in the NFA were revoked or suspended, Toroso would no longer be able to provide services to the Acquiring Fund.

The Acquiring Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Acquiring Fund may terminate at any time, regardless of whether the Acquiring Fund has incurred losses, subject to the terms of the Tidal Trust Agreement. For example, the dissolution or resignation of Toroso would cause the Tidal Trust to terminate unless shareholders holding a majority of the outstanding shares of the Tidal Trust, voting together as a single class, elect within 90 days of the event to continue the Tidal Trust and appoint a successor sponsor. In addition, Toroso may terminate the Acquiring Fund if it determines that the Acquiring Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Acquiring Fund unreasonable or imprudent. As of the date of this prospectus, Toroso pays the fees, costs, and expenses of the Fund. If Toroso and the Acquiring Fund are unable to raise sufficient funds so that the expenses are reasonable in relation to the Acquiring Fund’s NAV, the Acquiring Fund may be forced to terminate, and investors may lose all or part of their investment. Any expenses related to the operation of the Acquiring Fund would need to be paid by Toroso at the time of termination.

However, no level of losses will require Toroso to terminate the Acquiring Fund. The Acquiring Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the shareholders on a pro rata basis in accordance with their shares, and the Acquiring Fund could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

Toroso may manage a large amount of assets, and this could affect the Acquiring Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions. While the Acquiring Fund’s assets are currently at manageable levels, Toroso does not intend to limit the amount of Acquiring Fund assets. The more assets Toroso manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of Toroso and the Trustee are limited, and the value of the Shares will be adversely affected if the Acquiring Fund is required to indemnify the Trustee or Toroso.

Under the Tidal Trust Agreement, the Trustee and Toroso are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Toroso, as the case may be. That means the sponsor may require the assets of the Acquiring Fund to be sold in order to cover losses or liability suffered by Toroso or by the Trustee. Any sale of that kind would reduce the NAV of the Acquiring Fund and the value of its shares.

The Acquiring Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Acquiring Fund on the other generally are terminable by the clearing brokers or counterparty upon notice to the Acquiring Fund. In addition, the agreements between the Acquiring Fund and its third-party service providers, such as the Distributor and the Custodian, are generally terminable at specified intervals. Upon termination, Toroso may be required to renegotiate or make other arrangements for obtaining similar services if the Acquiring Fund intends to continue to operate. Comparable services from another party may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The Acquiring Fund may experience a higher breakeven if interest rates decline.

The Acquiring Fund seeks to earn interest on cash balances available for investment. If actual interest rates earned were lower than the current rate estimated and if Toroso were not able to waive expenses sufficient to cover the deficit, the breakeven estimated by the Acquiring Fund in this prospectus could be higher.

The Acquiring Fund is not actively managed.

The Acquiring Fund is not actively managed and is designed to track a benchmark, regardless of whether the price of the Benchmark Component Futures Contracts is flat, declining or rising. As a result, the Acquiring Fund may sustain losses that may have been avoidable if the Acquiring Fund was actively managed.

The Net Asset Value calculation of the Acquiring Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.

The Acquiring Fund’s NAV includes, in part, any unrealized profits or losses on open positions. Under normal circumstances, the NAV reflects the quoted CME settlement price of open futures contracts on the date when the NAV is being calculated. In instances when the quoted settlement price of futures contracts traded on an exchange may not be reflective of fair value based on market condition, generally due to the operation of daily limits or other rules of the exchange or otherwise, the NAV may not reflect the fair value of open futures contracts on such date. For purposes of financial statements and reports, when a bitcoin futures contract has closed at its price fluctuation limit the Acquiring Fund will use the daily CME settlement price for the determination of NAV.

Purchases or redemptions of creation units in cash may cause the Acquiring Fund to incur certain costs or recognize gains or losses.

Purchases and redemptions of creation units will be transacted in cash rather than ‘in-kind’ where creation units are purchased and redeemed in exchange for underlying constituent securities. Purchases of creation baskets with cash may cause the Acquiring Fund to incur certain costs including brokerage commissions and redemptions of creation baskets with cash may result in the recognition of gains or losses that the Acquiring Fund might not have incurred if it had made redemptions in-kind.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Acquiring Fund.

If a substantial number of requests for redemption of Redemption Baskets are received by the Acquiring Fund during a relatively short period of time, the Acquiring Fund may not be able to satisfy the requests from the Acquiring Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate the Acquiring Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation, which may result in losses.

Acquiring Fund assets may be depleted if investment performance does not exceed fees.

In addition to certain fees paid to the Acquiring Fund’s service providers, the Acquiring Fund pays Toroso a fee of 0.94% of assets under management per annum, regardless of Acquiring Fund performance. Over time, the Acquiring Fund’s assets could be depleted if investment performance does not exceed such fees.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Purchasers, market makers, or other significant secondary-market purchasers which could adversely affect the market price of the Shares.

Only an Authorized Purchaser may engage in creation or redemption transactions directly with the Acquiring Fund. The Acquiring Fund has a limited number of institutions that act as Authorized Purchasers. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Acquiring Fund and no other Authorized Purchaser is able to step forward to create or redeem creation units, Acquiring Fund shares may trade at a discount to NAV and possibly face halts and/or delisting. In addition, a decision by a market maker, lead market maker, or other large investor to cease activities for the Acquiring Fund or a decision by a secondary market purchaser to sell a significant number of the Acquiring Fund’s shares could adversely affect liquidity, the spread between the bid and ask quotes, and potentially the price of the shares. Toroso can make no guarantees that participation by Authorized Purchasers or market makers will continue.

If a minimum number of Shares is outstanding, market makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

There is a minimum number of baskets and associated shares specified for the Acquiring Fund. If the Acquiring Fund experienced redemptions that caused the number of shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such case, market makers may be less willing to purchase shares from investors in the secondary market, which may in turn limit the ability of shareholders of the Acquiring Fund to sell their shares in the secondary market. These minimum levels for the Acquiring Fund are 50,000 shares representing five baskets. The minimum level of shares specified for the Acquiring Fund is subject to change. (The current number of shares outstanding will be posted daily on our website, http://hashdex-etfs.com/.)

The postponement, suspension or rejection of purchase or redemption orders could adversely affect a Shareholder redeeming their Shares in the Acquiring Fund.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the shares of the Acquiring Fund. To the extent orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Purchasers create and redeem shares directly with the Acquiring Fund may fail to closely link the price of the shares to the value of the underlying Bitcoin Futures Contracts, as measured using the Benchmark. If this is the case, the liquidity of the shares may decline, and the price of the shares may fluctuate independently of the Benchmark and may fall.

There are no limitations on Toroso’s discretion to postpone, suspend or reject purchase or redemption orders under the Securities Act, or SEC listing orders permitting the listing and trading of the Acquiring Fund’s shares on NYSE Arca. In addition, shareholders of the Acquiring Fund will not have the protections provided in this regard that are applicable to funds regulated under the Investment Company Act of 1940.

Investors may not be able to buy or sell Shares of the Acquiring Fund through their current brokerages.

Because of volatility and other risks associated with bitcoin-related investments, brokerage firms may limit or not permit trading in such investments. Because of current or future brokerage policies regarding bitcoin-linked securities, investors could have difficulty selling shares through their brokerage and potentially face restrictions when or how they could trade their shares.

The failure or bankruptcy of a clearing broker could result in substantial losses for the Acquiring Fund; the clearing broker could be subject to proceedings that impair its ability to execute the Acquiring Fund’s trades.

Under CFTC regulations, a clearing broker with respect to the Acquiring Fund’s exchange-traded bitcoin interests must maintain customers’ assets in a bulk segregated account. If a clearing broker fails to do so or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Acquiring Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The Acquiring Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which bitcoin interests are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Acquiring Fund’s trades.

The failure or insolvency of the Acquiring Fund’s Custodian or other financial institution in which the Acquiring Fund has deposits could result in a substantial loss of the Acquiring Fund’s assets.

As noted above, the vast majority of the Acquiring Fund’s assets are held in cash and cash equivalents with the Custodian and other financial institutions, if applicable. The insolvency of the Custodian and any financial institution in which the Acquiring Fund holds cash and cash equivalents could result in a complete loss of the Acquiring Fund’s assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that Toroso has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Toroso’s management.

Third parties may assert that Toroso has infringed or otherwise violated their intellectual property rights. Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of Toroso and claim that Toroso has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, Toroso may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights or defend itself against claims that it has infringed or otherwise violated other parties’ rights. Any litigation of this type, even if Toroso is successful and regardless of the merits, may result in significant costs, divert resources from the Acquiring Fund, or require Toroso to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Acquiring Fund may experience substantial losses on transactions if the computer or communications system fails.

The Acquiring Fund’s trading activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster, cyber-attack or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that Toroso uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to Toroso’s and Acquiring Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Acquiring Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Acquiring Fund’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, Toroso will need to make corresponding upgrades to effectively continue its trading activities. Toroso may have limited financial resources for these upgrades or other technological changes. The Acquiring Fund’s future success may depend on Toroso’s ability to respond to changing technologies on a timely and cost-effective basis.

The Acquiring Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

The Acquiring Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that Toroso uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect Toroso’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on cryptocurrency derivative transactions. This could have a material adverse effect on revenues and materially reduce the Acquiring Fund’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the sponsor to conduct trading activities so that the Acquiring Fund will closely track the Benchmark. Unavailability of records from brokerage firms may make it difficult or impossible for the sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for Toroso to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

An investment in the Acquiring Fund faces numerous risks from its Shares being traded in the secondary market, any of which may lead to the Fund’s Shares trading at a premium or discount to NAV.

Although the Acquiring Fund’s shares are listed for trading on NYSE Arca, there can be no assurance that an active trading market for such Shares will develop or be maintained. Trading in the Acquiring Fund’s shares may be halted due to market conditions or for reasons that, in the view of NYSE Arca, make trading in shares inadvisable. There can be no assurance that the requirements of NYSE Arca necessary to maintain the listing of the Acquiring Fund will continue to be met or will remain unchanged or that the shares will trade with any volume, or at all. The NAV of the Acquiring Fund’s shares will generally fluctuate with changes in the market value of the Acquiring Fund’s portfolio holdings. The market prices of shares will generally fluctuate in accordance with changes in the Acquiring Fund’s NAV and supply and demand of shares on NYSE Arca. It cannot be predicted whether the Acquiring Fund’s shares will trade below at or above their NAV. Investors who buy the Acquiring Fund’s shares at a market price that is a premium to NAV face a risk of loss if the market price of their shares subsequently converges with NAV per share. Investors buying or selling Acquiring Fund shares in the secondary market will pay brokerage commissions or other charges imposed by brokers as determined by that broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of Shares.

NYSE Arca may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in shares of the Acquiring Fund may be halted by NYSE Arca due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in view of NYSE Arca, make trading in shares inadvisable. Such market conditions or other reasons may include when there is significant news directly related to the Acquiring Fund that, in NYSE Arca’s view or per existing NYSE Arca rules, requires a trading halt, such as when Toroso announces news relating to changes/disruptions in the Acquiring Fund’s create/redeem process during market trading hours. In addition, market conditions that would result in trading halts may also include extraordinary market volatility that trigger rules requiring trading to be halted for a specified period based on a specified market decline. NYSE Arca might also halt trading if there is insufficient trading in BTC or MBT Contracts. There can be no assurance that the requirements necessary to maintain the listing of the shares will continue to be met or will remain unchanged. The Acquiring Fund will be terminated if its shares are delisted.

A Pause in Bitcoin Futures Contracts May lead To Gaps Between Prices in Spot and Futures Markets.

On May 19, 2021, the CME Group temporarily paused trading of bitcoin futures after the bitcoin futures market opened to a large price gap between the derivatives and the underlying crypto asset that triggered CME circuit breakers. Due to the misaligned trading periods between spot and futures markets, such gaps, which can be positive or negative, have the potential to frequently exist and, when CME circuit breakers limit the trading in bitcoin futures markets, bid/ask spreads in shares of the Acquiring Fund trading on NYSE Arca may be significantly wider than when bitcoin futures markets are trading without restrictions, which may adversely impact your ability to buy or sell shares in the Acquiring Fund at a particular price.

The lack of active trading markets for the Shares of the Acquiring Fund may result in losses on your investment in the Acquiring Fund at the time of disposition of your Shares.

Although the shares of the Acquiring Fund will be listed and traded on NYSE Arca, there can be no guarantee that an active trading market for the shares of the Acquiring Fund will be maintained. If you need to sell your shares at a time when no active market for them exists, the price you receive for your shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

The Acquiring Fund is newly formed by virtue of the Merger with Acquired Fund and may not be successful in implementing its investment objective or attracting sufficient assets.

The Acquiring Fund is the survivor of the Merger with the Acquiring Fund and has a limited operating history and a small asset base. There can be no assurance that the Acquiring Fund will grow to or maintain a viable size. Due to the Acquiring Fund’s small asset base, the Acquiring Fund’s portfolio transaction costs and any costs that are not paid by Acquiring pursuant to the Management Fee, may be relatively higher than those of a fund with a larger asset base. To the extent that the Acquiring Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some Shareholders. In this regard, as of the date of this prospectus there are at least seven bitcoin futures contracts, not including the Acquired Fund. In this regard, as of the date of this prospectus there are three bitcoin futures-based ETFs. The first fund launched has obtained significantly more assets than the other two. To the extent that this “first mover” advantage continues to favor the first fund launched, this might constrain the Acquiring Fund’s growth.

Sponsoring the Acquiring Fund will be Toroso’s first experience in the crypto asset markets.

There are risks related to Toroso’s lack of experience in the crypto asset markets, particularly with respect to marketing the Acquiring Fund. To address this risk, Toroso has entered into the Support Agreement discussed above, under which Hashdex will provide crypto asset related marketing services. To the extent that the Acquiring Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some shareholders.

Existing or future bitcoin futures based ETFs may have significantly lower management fees, which may impede the growth of the Acquiring Fund.

Existing and future bitcoin futures based ETFs may have fees that are significantly lower than the Acquiring Fund's. To the extent that the Acquiring Fund has relatively higher fees than other such funds, this could impede growth of the Acquiring Fund, possibly result in a lower NAV per Share, and otherwise pose a material risk to investors.

The Market for Bitcoin Futures-Based ETFs May Reach Saturation

The market for bitcoin futures-based ETFs like the Acquiring Fund may reach a point where there is little or no additional investor demand. If this happens, there can be no assurance that the Acquiring Fund will grow to or maintain a viable size. Due to the Acquiring Fund’s small asset base, certain of the Acquiring Fund’s expenses and its portfolio transaction costs may be higher than those of a fund with a larger asset base. To the extent that the Acquiring Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some shareholders.

Potential Conflicts of Interest

The Acquiring Fund and Toroso may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Acquiring Fund and Toroso may have inherent conflicts to the extent Toroso attempts to maintain the Acquiring Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Acquiring Fund’s objective of having the value of its shares’ NAV track changes in the Benchmark. Toroso’s officers and employees do not devote their time exclusively to the Acquiring Fund. These persons may be directors, trustees, officers or employees of other entities. They could have a conflict between their responsibilities to the Acquiring Fund and to those other entities.

Toroso’s principals, officers or employees may trade securities and futures and related contracts for their own accounts.

In addition, Toroso’s principals, officers or employees may trade securities and futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Acquiring Fund trades using the clearing broker to be used by the Acquiring Fund. A potential conflict also may occur if Toroso’s principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Acquiring Fund.

Toroso has sole current authority to manage the investments and operations of the Acquiring Fund, and this may allow it to act in a way that furthers its own interests and in conflict with your best interests, including the authority of Toroso to allocate expenses to and between the Acquiring Fund of the Tidal Trust. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Tidal Trust Agreement, changes in the Acquiring Fund’s basic investment policies, dissolution of the Acquiring Fund, or the sale or distribution of the Acquiring Fund’s assets.

Shareholder Voting Rights and Liability

Shareholders have only very limited voting rights and generally will not have the power to replace Toroso. Shareholders will not participate in the management of the Acquiring Fund and do not control Toroso so they will not have influence over basic matters that affect the Acquiring Fund.

Shareholders will have very limited voting rights with respect to the Acquiring Fund’s affairs. Shareholders may elect a replacement sponsor only if Toroso resigns voluntarily or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Acquiring Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of Toroso to manage the Acquiring Fund’s affairs.

Although the Shares of the Acquiring Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The shares of the Acquiring Fund are limited liability investments. Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Acquiring Fund any distribution they received at a time when the Acquiring Fund was in fact insolvent or that was made in violation of its Tidal Trust Agreement.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring Shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Tidal Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Acquiring Fund). The Acquiring Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and NYSE Arca governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of the Acquiring Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Acquiring Fund to the liabilities of another series.

The Acquiring Fund is a series of a Delaware statutory trust and not itself a legal entity separate from the other series. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof is enforceable against the assets of such series. Toroso is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance. Toroso intends to maintain separate and distinct records for the Acquiring Fund and account for the Acquiring Fund separately from any other Tidal Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in the Acquiring Fund to the liabilities of one or more of the funds and/or any other Tidal Trust series created in the future.

The Acquiring Fund does not expect to make cash distributions.

Toroso intends to re-invest any income and realized gains of the Acquiring Fund in additional Benchmark Component Futures Contracts or cash and cash equivalents rather than distributing cash to Shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Acquiring Fund generally will not distribute cash to Shareholders. You should not invest in the Acquiring Fund if you will need cash distributions from the Acquiring Fund to pay taxes on your share of income and gains of the Acquiring Fund, if any, or for any other reason. Although the Acquiring Fund does not intend to make cash distributions, it reserves the right to do so in Toroso’s sole discretion, in certain situations, including for example, if the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Benchmark Component Futures Contracts and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. Cash distributions may be made in these and similar instances.

Event Risk

The occurrence of a severe weather event, natural disaster, terrorist attack, outbreak or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Acquiring Fund and its investments and alter current assumptions and expectations.

The operations of the Acquiring Fund, the exchanges, brokers and counterparties with which the Acquiring Fund does business, and the markets in which the Fund does business could be severely disrupted in the event of a severe weather event, natural disaster, major terrorist attack, cyber-attack, data breach, outbreak or public health emergency as declared by the World Health Organization (such as the recent pandemic spread of the novel coronavirus known as COVID-19), or the continuation or expansion of war or other hostilities. Global terrorist attacks, anti-terrorism initiatives, war and other geopolitical events and political unrest, as well as the adverse impact the COVID-19 pandemic will have on the global and U.S. markets and economy, continue to fuel this concern. For example, events in Eastern Europe and Asia, including but not limited to the war in Ukraine or actions by China and North Korea, may cause volatility in bitcoin markets or the COVID-19 pandemic may adversely impact the level of services currently provided by the U.S. government, could weaken the U.S. economy, interfere with the commodities markets that rely upon data published by U.S. federal government agencies, and prevent the Acquiring Fund from receiving necessary regulatory review or approvals. The types of events discussed above, including the COVID-19 pandemic, are highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses.

More generally, a climate of uncertainty and panic, including the contagion of the COVID-19 virus and other infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Acquiring Fund may have difficulty achieving its investment objective which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, Toroso and third party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Acquiring Fund’s investments. These factors could cause substantial market volatility, exchange trading suspensions and closures that could impact the ability of the Acquiring Fund to complete redemptions and otherwise affect Acquiring Fund performance and Acquiring Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on the Acquiring Fund’s performance, resulting in losses to your investment. The past, current and future global economic impact may cause the underlying assumptions and expectations of the Acquiring Fund to become outdated quickly or inaccurate, resulting in significant losses.

Failures or breaches of electronic systems could disrupt the Acquiring Fund’s trading activity and materially affect the Acquiring Fund’s profitability.

Failures or breaches of the electronic systems of the Acquiring Fund, Toroso, the Custodian or other financial institutions in which the Acquiring Fund invests, or the Acquiring Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Bitcoin Futures Contracts or other bitcoin interests are traded or cleared, or counterparties have the ability to cause disruptions and negatively impact the Acquiring Fund’s business operations, potentially resulting in financial losses to the Acquiring Fund and its Shareholders. Such failures or breaches may include intentional cyber-attacks that may result in an unauthorized party gaining access to electronic systems in order to misappropriate the Acquiring Fund’s assets or sensitive information. While the Acquiring Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Acquiring Fund cannot control the cyber security plans and systems of the Custodian or other financial institutions in which the Acquiring Fund invests, or the Acquiring Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which bitcoin Futures Contracts or other bitcoin interests are traded or cleared, or counterparties.

Risk of Volatility

The price of bitcoin can be volatile which could cause large fluctuations in the price of Shares.

As discussed in more detail above, price movements for bitcoin are influenced by, among other things, the environment, natural or man-made disasters, governmental oversight and regulation, demographics, economic conditions, infrastructure limitations, existing and future technological developments, and a variety of other factors now known and unknown, any and all of which can have an impact on the supply, demand, and price fluctuations in the bitcoin markets. More generally, cryptocurrency prices may be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, U.S. and international economic events, and changes in the philosophies and emotions of market purchasers. Because the Acquiring Fund invests in futures contracts in a single cryptocurrency, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity or cryptocurrency pool.

Volatility is a statistical measure of the dispersion of returns for a given security or market index. Volatility represents how large an asset’s prices swing around the mean price—it is a statistical measure of its dispersion of returns.

According to Bloomberg from 6/30/2022 to 6/30/2023 front month Bitcoin Futures Contracts exhibited an average implied 30-Day volatility of 61.24. The highest volatility during that period was 92.86 on 7/12/22 and the lowest was 27.58 on 10/24/2022.

Bitcoin can be highly volatile, for example, after a 774% price increase from 1/1/2020 prices peaked in May 2021 and front month Bitcoin Futures Contracts began to decline with a peak to trough retracement of 47.06% by 7/20/2021. Prices then rose from that low until 11/9/2021 resulting in a price increase of 127.58%. Front month Bitcoin Futures Contracts prices peaked on 11/9/2021 and have since seen a retracement of 57.05% as of 5/27/2022. Front month bitcoin futures prices have declined 54.51% since May 2021.

The table below includes significant single day price declines since inception of the Bitcoin Futures Contracts in December 2017 for both bitcoin (as measured by the BRR) and for Bitcoin Futures Contracts (as measured by the front month Bitcoin Futures Contract), including the single day price decline that occurred on September 7, 2021, followed by a brief narrative disclosure describing the significant declines:

Date	BTC1 Daily % Change	BRR Daily % Change	Notes
3/12/2020	-23.49%	-21.89%	The selloff in Bitcoin futures coincided with broader financial market duress at the onset of the COVID pandemic.
6/27/2019	-21.82%	-9.31%	Potentially signals near term profit taking as the front month contract gained, after gaining approximately 22% in the prior session.
6/13/2022	-20.09%	-15.45%	Selling picked up after failing to hold the $30,000 level, filling the gap created on the way up during December 2020.
1/16/2018	-19.97%	-13.50%	Bitcoin futures were relatively new and there was significant selling interest early on that carried through December 2018.
2/5/2018	-15.43%	-14.16%	Bitcoin futures were relatively new and there was significant selling interest early on that carried through December 2018.
5/9/2022	-13.90%	-4.85%	After failing to close back above $40,000 on May 4th, selling accelerated as market participants zeroed in on $30,000 as the next potential area of price support.
11/8/2022	-13.63%	-6.38%	Bitcoin sold off as Binance was considering pulling out of a deal to purchase FTX.
11/9/2022	-13.26%	-10.02%	Bitcoin faced continued pressure from sellers as concerns surrounding the FTX news weighted heavy on the market.
1/21/2022	-10.53%	-10.75%	The downtrend that began in November of 2021 showed signs of accelerating as prices traded at their lowest levels since July of 2021.
11/11/2022	-9.73%	-4.22%	After rallying over 15% the day prior, the selling resumed as the market continued to digest the news around FTX.
5/5/2022	-9.10%	-0.65%	After failing to close back above $40,000 on May 4th, selling accelerated as market participants appear to be testing ~$35,000 for potential support.
8/19/2022	-9.02%	-8.70%	Bitcoin futures had been trending higher for much of the summer as market participants assumed a "risk on" posture that was reflected in stock market during the same period. However, sentiment changed to "Risk off" as market participants began to re-think the Fed's tightening cycle, and potential for prolonged/deeper economic slowdown.
12/6/2021	-8.56%	0.56%	The previous session saw front-month Bitcoin futures get rejected after testing the 50-day moving average and reversing lower. Prices gapped lower on 12/06.
9/20/2021	-7.81%	-7.61%	After advancing nearly 70% since July 20th prices began to retrace on September 7th. Yet it wasn't until 09/20 that prices tested both the 50- and 100-day moving averages at the technical point where the 50-day was about to cross back above the 100-day. Suggests that this selling was technical in nature.
9/7/2021	-7.75%	-3.35%	The selling may have been the result of profit taking as Bitcoin futures closed over $50,000 for the first time in the prior session.

Tax Risk

The Acquiring Fund could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.

The Tidal Trust has received an opinion of counsel that, under current U.S. federal income tax laws, the Acquiring Fund more likely than not will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, among other things, (i) at least 90 percent of the Acquiring Fund’s annual gross income consists of “qualifying income” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Acquiring Fund is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Acquiring Fund does not elect to be taxed as a corporation for U.S. federal income tax purposes. Opinions of counsel are not binding on the Internal Revenue Service (the “IRS”) and no assurance can be given that the IRS or a court will agree with counsel’s opinion. Although Toroso anticipates that the Acquiring Fund will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives. The Acquiring Fund has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that the Acquiring Fund is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Acquiring Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although Toroso does not currently intend to make distributions with respect to Shares, any such distributions would be taxable to Shareholders as dividend income to the extent of the Acquiring Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of the Shareholder’s basis in the shares (and will reduce the basis), and, to the extent they exceeds a Shareholder’s basis in such shares, as capital gain for Shareholders who hold their shares as capital assets. Taxation of the Acquiring Fund as a corporation could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of your Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed by the Acquiring Fund at the sole discretion of Toroso, and Toroso currently does not intend to make cash or other distributions with respect to Shares. Assuming the Acquiring Fund qualifies to be taxed as a partnership for U.S. federal income tax purposes, you will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Acquiring Fund’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Acquiring Fund in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Acquiring Fund’s income, gain, deduction or loss may be different than your economic profit or loss from your Shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated and the Acquiring Fund itself could be liable for U.S. federal income tax along with any interest or penalties if the IRS does not accept the assumptions and conventions applied by the Acquiring Fund in allocating those items, with potential adverse consequences for you.

The Acquiring Fund intends to be treated as a partnership for U.S. federal income tax purposes. The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships such as the Acquiring Fund, is in many respects uncertain. The Acquiring Fund will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Code, and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.

The Acquiring Fund may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Acquiring Fund is required to pay any U.S. federal income tax on any imputed underpayment, the resulting tax liability would reduce the net assets of the Acquiring Fund and would likely have an adverse impact on the value of the Shares. In such a case, the tax liability would in effect be borne by Shareholders that own Shares at the time of such assessment, which may be different persons, or persons with different ownership percentages, than persons owning Shares for the tax year under audit. Under certain circumstances, the Acquiring Fund may be eligible to make an election to cause Shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. The ability of a publicly traded partnership such as the Acquiring Fund to make this election is uncertain. If the election is made, the Acquiring Fund would be required to provide Shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. For an additional discussion please see “U.S. Federal Income Tax Considerations – Other Tax Matters.”

If the Acquiring Fund is required to withhold tax with respect to any Non-U.S. Shareholders, all Shareholders may bear the cost of such withholding.

Under certain circumstances, the Acquiring Fund may be required to pay withholding tax with respect to allocations to Non-U.S. Shareholders. Although the Tidal Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. Shareholder, the Acquiring Fund may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. Shareholder on whose behalf such amounts were withheld since the Acquiring Fund does not intend to make any distributions. Under such circumstances, all Shareholders may bear the economic cost of the withholding, not just the Shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of your shares.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Acquiring Fund will distribute to Shareholders, will contain information regarding the income items and expense items of the Fund. If you have not received Schedule K-1s from other investments, you may find that preparing your income tax returns may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your returns.

Shareholders of the Acquiring Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Acquiring Fund, the Acquiring Fund may realize and pass through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains. Ordinary income and short-term capital gains are generally taxed at higher U.S. federal income tax rates than the preferential U.S. federal income rates applicable to long-term capital gains.

Tax legislation that has been or could be enacted may affect you with respect to your investment in the Acquiring Fund.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Acquiring Fund and its Shareholders. Please consult a tax advisor regarding the implications of an investment in shares of the Acquiring Fund, including without limitation the federal, state, local and foreign tax consequences.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus/information statement includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Acquiring Fund’s operations, Toroso’s plans and references to the Acquiring Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses Toroso has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to Toroso’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments Toroso anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Acquiring Fund’s operations or the value of its shares.

THE MERGER

The Teucrium Trust and the Tidal Trust entered into the Plan of Merger on October 30, 2023. Pursuant to the Plan of Merger, each Acquired Fund shareholder will receive one share of the Acquiring Fund for every one share of the Acquired Fund held on or about January 3, 2024 Closing Date. Further, the Acquiring Fund will acquire all the assets of the Acquired Fund and assume all the liabilities of the Acquired Fund. Upon the Merger closing, the Plan of Merger will cause all of the Acquired Fund’s shares to be cancelled and the Acquired Fund to be liquidated.

The Acquiring Fund will be the successor and surviving entity from the Merger. The net asset value per share of the Acquired Fund determined after the close of trading on NYSE Arca on the Closing Date will be used for determination of the net asset value per share of the Acquiring Fund and value of the Acquiring Fund shares to be delivered in the Merger. This valuation mechanism of the Plan of Merger will result in one share of the the Acquired Fund being distributed to each holder of a share of the Acquired Fund.

On the Closing Date, Acquiring Fund shares to be issued in the Merger (the “Merger Shares”) will be issued to the registered holder of the shares of the Acquired Fund, which is the Depository Trust Company (“DTC”) that holds through Cede & Co., as nominee for DTC. DTC will further distribute the Merger Shares by book entry to its direct and indirect participants, who in turn will further distribute, as necessary, the Merger Shares by book entry until the beneficial owners of the Acquired Fund’s shares receive a distribution of Merger Shares to which they are entitled. On the Closing Date, the Acquired Fund will deliver its assets to the Acquiring Fund’s custodian and FCMs, and the Acquiring Fund will deliver to the Teucrium Trust an instrument or other documents evidencing the Acquiring Fund’s assumption of the liabilities of the Acquired Fund.

Before the Merger, the Acquiring Fund has no operations, has received $100 in cash from Toroso for four Shares to complete the pre-operational formation of the Acquiring Fund and has no liabilities. The completion of the Merger will mark the commencement of (1) operations by the Acquiring Fund and (2) Acquiring Fund share trading on NYSE Arca. The Acquiring Fund will succeed to the performance history of the Acquired Fund, which began operations on September 15, 2022. Following the Merger, all Acquired Fund shareholders will be a shareholder of the Acquiring Fund, which will trade on NYSE Arca under the ticker symbol “DEFI” (CUSIP No.: 88634V100).

The Acquiring Fund has the same investment objective, investment strategies and investment restrictions, and substantially identical investment risks as the Acquired Fund. Any material differences in investment risks between the Acquired Fund and the Acquiring Fund are solely attributable to the differences in sponsorship by Teucrium and by Toroso, respectively. Following the Merger, the Acquiring Fund will be managed by portfolio managers employed by Toroso.

The Acquiring Fund will pay the same management fee rate to Toroso, under the same terms, as currently paid by the Acquired Fund to the Teucrium. The management fee for the Acquiring Fund is the same as the management fee for the Acquired Fund (0.94% per annum of the fund’s average daily net assets).

The Merger will not materially modify the rights of Acquried Fund shareholders with respect to their investment. Both the Teucrium Trust and the Tidal Trust are Delaware statutory trusts. The Teucrium Trust Agreement is the Teucrium Trust’s governing instrument applicable to the Acquired Fund and its shareholders.The Tidal Trust Agreement is the Tidal Trust’s governing instrument applicable to the Acquiring Fund and its shareholders. The terms of the Tidal Trust Agreement are substantially identical to the terms of Teucrium Trust Agreement. Consequently, the instruments that govern the rights of the Acquiring Fund shareholders with respect to their shares will not be materially different from those that govern the rights of the Acquired Fund’s shareholders with respect to their shares.

No action or vote is needed on the part of Acquired Fund shareholders to approve the Merger or participate in the distribution of the Merger Shares pursuant to the Plan Merger. Following the Merger, each Acquired Fund shareholder’s brokerage account will reflect the Merger Shares distributed to such shareholder.

The Acquired Fund and Acquiring Fund have many of the same service providers. The differences between the Acquired Fund and Acquiring Fund relate primarily to (1) the Acquiring Fund being managed by Toroso whereas the Acquired Fund is managed by Teucrium, (2) the Acquiring Fund will be a series of the Tidal Trust and governed by the Tidal Trust Agreement, and (3) some service providers that provide Third Party Service Arrangements to the Acquiring Fund will be different from those of the Acquired Fund. Teucrium and Toroso believe that these differences resulting from the Merger should should not affect the value of an Acquired Fund shareholder’s investment.

Additional Terms and Conditions to Consummation of the Merger

With respect to the Plan of Merger, the obligations of the Acquired Fund and the Acquiring Fund are subject to the following terms and conditions, among others:

●	The value of the Acquired Fund’s assets to be acquired, and the amount of the Acquired Fund’s known liabilities to be assumed, by the Acquiring Fund shall be computed as of the scheduled close of trading on NYSE Arca (usually 4:00 p.m., Eastern time) on the Closing Date using the valuation procedures set forth in the Teucrium Trust Agreement, and the then-current prospectus or statement of additional information of the Acquired Fund.

●	The Acquired Fund’s custodian and FCMs shall each deliver on the Closing Date a certificate of an authorized officer stating that the Acquired Fund’s assets have been delivered in proper form to the Acquiring Fund on the Closing Date. The Acquired Fund’s portfolio securities and instruments deposited with a securities depository or with a permitted counterparty or FCM shall be delivered to the Acquiring Fund’s custodian and FCMs, as of the Closing Date by book entry, in accordance with the customary practices of such custodian and FCM, as applicable.

●	The Acquired Fund and Acquiring Fund have each delivered an officer’s certificate certifying that all agreements and commitments set forth in the Plan of Merger have been satisfied.

●	The Acquired Fund and the Acquiring Fund shall each have received a legal opinion that the consummation of the transactions contemplated by the Plan of Merger will not result in the recognition of gain or loss for federal income tax purposes for the Acquired Fund or its shareholders or the Acquiring Fund.

●	The Plan of Merger may be terminated and the Merger may be abandoned at any time prior to Closing if Toroso determines that the Merger is inadvisable. The Plan of Merger may be amended or modified in a writing signed by the parties to the Plan of Merger.

The Acquiring Fund and the Acquired Fund will file current reports on Form 8-K including a press release announcing that the Merger has been consummated.

Neither the Acquired Fund nor the Acquiring Fund will pay for the costs of the Merger. Toroso will pay all the costs associated with the Merger, including the expenses associated with preparing and filing this Information Statement and the cost of copying, printing and mailing this Information Statement.

Regulatory Approvals

No regulatory approvals are required for the consummation of the Merger.

Consent of Teucrium

On October 30, 2023, pursuant to the Teucrium Trust Agreement, Teucrium took action to approve the Plan of Merger and the other transactions contemplated by the Plan of Merger, including approving the Merger and the liquidation of the Acquired Fund in connection with the Merger.

No Appraisal or Dissenters’ Rights

The Acquired Fund’s shareholders will not be entitled to exercise appraisal or dissenters’ rights under the Delaware Statutory Trust Act in connection with the Merger.

Acquired Fund shareholders who object to the Merger or who otherwise do not wish to receive Merger Shares should, before the Closing Date, sell their shares in the secondary market or seek to have them redeemed by the Acquired Fund if the conditions for redemption stated in the Acquired Fund’s current prospectus can be met.

Federal Income Tax Consequences of the Merger

As a condition to the closing of the Merger, the Acquring Fund Sponsor and Acquired Fund Sponosr will receive, on behalf of the Acquired Fund and the Acquiring Fund, respectively, a tax opinion of counsel from K&L Gates LLP with respect to the Merger substantially to the effect that for federal income tax purposes:

●           No gain or loss will be recognized by the Acquired Fund or its shareholders upon the transfer of all Acquired Fund assets to the Acquiring Fund solely in exchange for the Acquiring Fund’s shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund, or upon the distribution of the Acquiring Fund’s shares to the shareholders of the Acquired Fund, except for (A) gain or loss that may be recognized on the transfer of “section 1256 contracts” as defined in Section 1256(b) of the Code, (B) gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (C) any other gain or loss that may be required to be recognized upon the transfer of an asset regardless of whether such transfer would otherwise be a non-recognition transaction under the Code;

●           The tax basis in the hands of the Acquiring Fund of each asset transferred from the Acquired Fund to the Acquiring Fund in the Merger will be the same as the tax basis of such asset in the hands of the Acquired Fund immediately prior to the transfer thereof, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Acquired Fund on the transfer;

●           The holding period in the hands of the Acquiring Fund of each asset transferred from the Acquired Fund to the Acquiring Fund in the Merger, other than assets with respect to which gain or loss is required to be recognized, will include the Acquired Fund’s holding period for such asset (except where investment activities of the Acquiring Fund have the effect of reducing or eliminating the holding period with respect to an asset);

●           No gain or loss will be recognized by the Acquiring Fund upon its receipt of all the assets of the Acquired Fund solely in exchange for the Acquiring Fund shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund as part of the Merger;

●           No gain or loss will be recognized by the Acquired Fund shareholders upon the exchange of their Acquired Fund shares for Acquiring Fund shares as part of the Merger;

●           The aggregate tax basis of the shares of the Acquiring Fund that each shareholder of the Acquired Fund receives in the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor;

●           Each Acquired Fund shareholder’s holding period for the Acquiring Fund shares received in the Merger will include the Acquired Fund shareholder’s holding period for the Acquired Fund shares exchanged therefor, provided that the Acquired Fund shareholder held such Acquired Fund shares as capital assets on the date of the exchange; and

●           The taxable year of the Acquired Fund will not end as a result of the Merger.

In rendering the opinion, counsel will rely upon, among other things, certain facts and assumptions and certain representations of Toroso and Teucrium. The condition that the parties to the Merger receive such an opinion may not be waived.

No tax ruling has been or will be received from the Internal Revenue Service (“IRS”) in connection with the Reorganization. An opinion of counsel is not binding on the IRS or a court, and no assurance can be given that the IRS would not assert, or a court would not sustain, a contrary position.

THE SUPPORT AGREEMENT

Toroso, Tidal, Hashdex (also referred to as the “Digital Asset Adviser”), and Teucrium (collectively the “Parties”) have entered into the Support Agreement that sets forth the terms and conditions applicable to the launch, marketing, promotion, development, and ongoing operation of the Acquired Fund and the Acquiring Fund, as well the respective rights in profits and obligations for expenses. Specifically, Toroso, Hashdex and Teucrium have experience in the digital asset and exchange-traded fund industries, and sought to offer a bitcoin futures based fund as part of their long-term business goals. The Parties believed that Teucrium was best positioned for the initial establishment and operation of the Acquired Fund, given Teucrium’s experience in forming and operating similarly structured exchanged-traded commodity pools registered under the Securities Act of 1933 (“1933 Act”). Accordingly, Teucrium was responsible for the initial creation and operation of the Acquired Fund. Then, when Hashdex and Toroso acheived the necessary experience and resources to operate the Acquiring Fund, the eventual transfer of sponsorship to Toroso will effectuate Teucrium’s, Hashdex’s and Toroso’s long-term business goals. Teucrium agreed in the Support Agreement to the Merger. Thus, the Merger will fulfill the sponsorship transfer contemplated by the Support Agreement, and the Acquiring Fund will be the successor and surviving entity from the Merger in accord with the long-term business goals as expressly stated in the Support Agreement.

The primary responsibilities and rights of each Party with respect to the Acquired Fund are described below:

●	The Support Agreement provides that Hashdex will provide to the other Parties research and analysis regarding bitcoin and bitcoin markets for use in the operation and marketing of the Acquired Fund.

●	Teucrium, Toroso, and Hashdex are responsible for paying for all listing, legal, and regulatory costs and expenses incurred in connection with the regulatory process related to the launch of the Acquired Fund, including drafting the Acquired Fund’s registration statement, exchange listing fees, and other regulatory or service provider fees, as determined in the Support Agreement (“Start-Up Costs”). The Acquired Fund will not be responsible for the Start-Up Costs. Each Party is responsible for its own internal expenses.

●	Teucrium will receive a sponsor fee, administrative fee and trading fee, which are paid out of the proceeds from the Management Fee of the Acquired Fund (if sufficient) and/or from Toroso and Hashdex (if insufficient). After an additional deduction of operational costs from the Management Fee, the resulting profits or losses will be shared equally among Toroso, on the one hand, and Hashdex on the other.

Following the transfer of the assets of the Acquired Fund to the Acquiring Fund, the primary responsibilities and rights of each Party with respect to the Acquiring Fund under the Support Agreement are as follows:

●	Toroso will serve as sponsor of the Acquiring Fund as a series of the Tidal Trust, as described in this Information Statement.

●	Tidal will provide fund administration and related services for the Acquiring Fund.

●	Hashdex will provide to Toroso research and analysis regarding bitcoin and bitcoin markets for use in the operation and marketing of the Acquiring Fund.

●	Teucrium will be entitled to receive a monthly amount equal to 7% of the Management Fee paid to Toroso by the Acquiring Fund; provided, however, that such fee will never be less than 0.04% of monthly average net assets of the Acquiring Fund. After an additional deduction of operational costs from the Management Fee, the resulting profits and losses will be shared equally among Toroso, on the one hand, and Hashdex on the other.

FURTHER INFORMATION ABOUT THE ACQUIRING FUND

The Acquiring Fund in General

The Acquiring Fund seeks to provide investors with a way to gain price exposure to the bitcoin market. In furtherance of this goal, the Acquiring Fund’s investment objective is for changes in the Shares’ NAV to reflect the daily changes of the price of the Benchmark, less expenses from the Acquiring Fund’s operations. Toroso and Hashdex developed the Benchmark as a representation of the bitcoin market. As of August 23, 2023, the Fund's total net assets were $1,608,534. The Acquiring Fund does not invest directly in bitcoin.

Under normal market conditions, the Acquiring Fund will invest in the Benchmark Component Futures Contracts and cash and cash equivalents. Toroso believes that by investing in Benchmark Component Futures Contracts, the Acquiring Fund’s NAV will closely track the Benchmark. Toroso also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker-dealer will closely track the Acquiring Fund’s NAV. Toroso believes that the net effect of these relationships is that the Acquiring Fund’s market price on NYSE Arca at which investors purchase and sell Acquring Fund shares (the “Shares”) will closely track the bitcoin market, as measured by the Benchmark. However, the Acquiring Fund may not be successful in implementing its investment objective because the Acquiring Fund is newly formed and because the BTC Contracts and MBT Contracts listed on the CME are a relatively new type of futures contract that may be less developed than more established futures markets (such as the futures markets for corn or wheat). The Acquiring Fund will purchase MBT contracts only if the Acquiring Fund has proceeds remaining from the sale of a Creation Basket that are less than the price of a BTC contract. BTC and MBT will count toward an aggregate position limit.

Consistent with applicable provisions of the Tidal Trust Agreement and Delaware law, Toroso has broad authority to make changes to the Acquiring Fund’s operations. The Acquiring Fund may change its investment objective, Benchmark, or investment strategies and shareholders of the Acquiring Fund will not have any rights with respect to these changes. Toroso has no current intention to make any such change, and any change is subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of NYSE Arca.

The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. However, by way of example, the Acquiring Fund may change the term structure or underlying components of the Benchmark in furtherance of the Acquiring Fund’s investment objective of tracking the price of the Benchmark Component Futures Contracts if, due to market conditions, a potential or actual imposition of position limits by the CFTC or futures exchange rules, or the imposition of risk mitigation measures by a futures commission merchant restricts the ability of the Acquiring Fund to invest in the current Benchmark Futures Contracts. The Acquiring Fund would file a current report on Form 8-K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Acquiring Fund’s Shares in response to any change by purchasing or selling Fund Shares through their broker-dealer.

The Acquiring Fund is organized as a series of the Tidal Trust, a statutory trust organized under the laws of the State of Delaware on February 10, 2023. Currently, the Acquiring Fund is the sole series of the Tidal Trust and will operate after the Merger as a separate exchange-traded commodity pool. Additional series of the Tidal Trust may be created in the future at Toroso’s discretion. The Acquiring Fund maintains its main business office at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The Acquiring Fund is a commodity pool. It operates pursuant to the terms of the Tidal Trust Agreement, which grants full management control to Toroso, as sponsor.

FURTHER INFORMATION ABOUT THE ACQUIRED FUND

Market Price of Acquired Fund Shares

The Acquired Fund’s Shares have traded on NYSE Arca under the symbol “DEFI” since September 15, 2022. The following table sets forth the range of reported high and low sales prices of the Shares as reported on NYSE Arca for the periods indicated below.

Fiscal Year Ended December 31, 2022	High	Low
Quarter Ended
September 30, 2022	$25.70	$23.55
December 31, 2022	$26.66	$19.77
March 31, 2023	$37.18	$21.48
June 30, 2023	$39.83	$32.37

As of June 30, 2023, the Acquired Fund had approximately 60 Shareholders.

Prior Performance of the Acquired Fund

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Acquired Fund commenced trading and investment operations on September 15, 2022. The Acquired Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2). or (iii) a principal protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until June 30, 2023)	110,000
Aggregate gross sale price for units issued	$2,829,029
Pool NAV as of June 30, 2023	$1,938,929
NAV per Share as of June 30, 2023	$38.78
Worst monthly percentage drawdown*	-14.91%/Nov 2022
Worst peak to valley drawdown**	-16.89% / Oct 2022 – Dec 2022

* A drawdown is a loss experienced by the Acquired Fund over a specified period. Drawdowns are measured on the basis of monthly returns only and do not reflect intra-month figures. The worst monthly percentage drawdown reflects the largest single month loss sustained over the most recent five calendar years and the current year to date.

** The worst peak to valley drawdown is the largest percentage decline in the NAV per unit over the most recent five calendar years and the current year to date. This need not be a continuous decline but can be a series of positive and negative returns. Worst peak to valley drawdown represents the greatest percentage decline from any month end NAV per unit that occurs without such month end NAV per unit being equaled or exceeded as of a subsequent month end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak to valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2018	2019	2020	2021	2022	2023
January	—%	—%	—%	—%	—%	40.38%
February	—%	—%	—%	—%	—%	(0.01)%
March	—%	—%	—%	—%	—%	22.34%
April	—%	—%	—%	—%	—%	1.90%
May	—%	—%	—%	—%	—%	-8.15%
June	—%	—%	—%	—%	—%	12.80%
July	—%	—%	—%	—%	—%	-5.17%
August	—%	—%	—%	—%	—%	—%
September	—%	—%	—%	—%	(1.57)%	—%
October	—%	—%	—%	—%	4.64%	—%
November	—%	—%	—%	—%	(14.91)%	—%
December	—%	—%	—%	—%	(2.30)%	—%
Annual Rate of Return	—%	—%	—%	—%	(14.39)%	152.88%**

* The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

** Not annualized.

For performance information of Toroso’s other commodity pools, see “General Pool Disclosure - Performance of Other Commodity Pools Operated by the Commodity Pool Operator” on page 75.

Discussion of Fund Performance

As of August 23, 2023, the Fund's total net assets were $1,608,534. As of August 22, 2023, the Acquired Fund’s year-to-date net asset value per share of the Fund’s performance from January 1, 2023 through August 22, 2023 was 52.66%.Teucrium believes the Acquired Fund performance can be attributed to a combination of technical factors and macro events. First, bitcoin started the year with highly depressed prices, following the November and December 2022 plunge (-19.0%, as per the Nasdaq Bitcoin Reference Price Index) in the wake of the bankruptcy of the crypto exchange FTX, which, together with other major adverse developments such as the “depegging” of Terra stablecoin, the distress involving the crypto hedge fund Three Arrows Capital and the crypto lending platform Celsius filing for bankruptcy, contributed to bitcoin’s 63.8% correction in 2022 and to its 75.3% downward move from the late 2021 all-time-high.

On the back of these depressed prices, in early 2023 the market sentiment shifted toward a risk-on mode as Consumer Price Index figures indicated that U.S. inflation had been cooling off for six consecutive months, suggesting a reduced pace of U.S. federal reserve rate hikes throughout 2023. We believe these factors led the Acquired Fund to an upswing of 40.4% in the first month of 2023, following bitcoin's best January in ten years.

After a tame February performance of the Acquired Fund’s Shares, March’s performance shifted drastically as U.S. regional banks started crumbling due to the current high interest rate environment. As the fallout of the Silicon Valley Bank unfolded, the Acquired Fund’s Shares responded very positively (+22.4% in March) due to a confluence of (i) the anticipation of more liquidity flowing into the system as the Federal Reserve’s newly created Bank Term Funding Program started rescuing distressed banks, and (ii) the recognition of bitcoin as a possible safe-haven through its emerging digital store of value characteristics, a bearer asset with no counterparty risk that provides investors with an alternative to potential vulnerabilities inherent in our traditional financial system.

April and May were months of predominantly lateral price movements, with no significant news directly impacting bitcoin’s price. In June, the SEC pressed charges against the exchanges Coinbase and Binance, triggering a decline in crypto prices. However, the last month of June 2023 ended on a highly positive trajectory after the news of applications for spot bitcoin ETFs in the United States. This initiated another rally in bitcoin, resulting in the Acquired Fund’s performance concluding the month with a 12.8% upswing (+81.2% in June 2023).

Benchmark Performance

The chart below shows the percent change in the NAV per share for the Acquired Fund, the market price of the Acquired Fund shares, represented by the closing price of the Acquiring Fund on NYSE Arca, and the Benchmark for five specific periods. The Benchmark does not reflect any impact of expenses, which would generally reduce the Acquiring Fund’s NAV, or interest income, which would generally increase the NAV. The actual results for the NAV include the impacts of both expenses and interest income.

Hashdex Bitcoin Futures ETF Fund Performance as of 7/31/2023

	Three Month	Year to Date	3 Year Annualized	5 Year Annualized	Inception Annualized
NAV	(13.76)%	56.23%	—	—	32.23%
Price	(13.81)%	56.57%	—	—	32.41%
Benchmark (HDEFI)	(13.85)%	52.76%	—	—	28.28%

The Sponsor

The sponsor of the Tidal Trust is Toroso, a Delaware limited liability company. The principal office of Toroso, the Tidal Trust and the Acquiring Fund is located is located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. Toroso registered as a CPO with the CFTC and became a member of the NFA on March 8, 2022. Toroso has sponsored the Trust since February 2023. Sponsoring the Acquiring Fund will be Toroso’s first experience in the crypto asset markets. Toroso’s responsibilities are discussed in the following paragraph.

Under the Tidal Trust Agreement, Toroso will be solely responsible for management and conducts or directs the conduct of the business of the Tidal Trust, the Acquiring Fund, and any series of the Tidal Trust that may from time to time be established and designated by Toroso. Toroso will be required to oversee the purchase and sale of shares by Authorized Purchasers and to manage the Acquiring Fund’s investments, including to evaluate the credit risk of FCMs and swap counterparties and to review daily positions and margin/collateral requirements. Toroso has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Acquiring Fund’s Shares and the conduct of the Trust’s activities. Accordingly, Toroso is responsible for selecting the Tidal Trust’s Delaware Trustee and the Acquiring Fund’s administrator, distributor, independent registered public accounting firm, and legal counsel. Toroso is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. Toroso may determine to engage marketing agents who will assist Toroso in marketing the Shares. Toroso has discretion to appoint one or more of its affiliates as additional sponsors. No person other than Toroso and its principals was involved in the organization of the Tidal Trust or the Acquiring Fund. Toroso will maintain a public website on behalf of the Acquiring Fund, http://hashdex-etfs.com/, which contains information about the Tidal Trust, the Acquiring Fund, and the Shares, and oversees certain services for the benefit of Shareholders. Presently, such website presents similar information about the Acquired Fund.

The Acquiring Fund will pay Toroso a Management Fee, monthly in arrears, in an amount equal to 0.94% per annum of the daily NAV of the Acquiring Fund. The Management Fee is paid in consideration of Toroso’s services related to the management of the Acquiring Fund’s business and affairs. The Acquiring Fund is newly organized and as of the date of this prospectus has not paid any management fees to Toroso. Toroso will pay all of the routine operational, administrative and other ordinary expenses of the Acquiring Fund, generally as determined by Toroso, including but not limited to, fees and expenses of the Acquiring Fund’s administrator, sub-administrator, custodian, distributor, transfer agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. None of the costs and expenses related to the initial registration, offer and sale of Shares, which are estimated to be approximately $350,000, will be or are chargeable to the Acquiring Fund, and Toroso did not and may not recover any of these costs and expenses from the Acquiring Fund.

Shareholders have no right to elect Toroso on an annual or any other continuing basis or to remove Toroso. If Toroso voluntarily withdraws, the holders of a majority of the Tidal Trust’s outstanding Shares (excluding for purposes of such determination Shares owned by the withdrawing sponsor and its affiliates) may elect its successor. Prior to withdrawing, the sponsor must give ninety days’ written notice to the Shareholders and the Delaware Trustee.

Toroso is majority owned and controlled by Mr. Guillermo Trias, Mr. Michael Venuto, and a non-officer member who have provided working capital to Toroso. Messrs. Messrs. Trias and Venuto each currently own, directly or indirectly, 15% of Toroso while the non-officer member holds approximately 24.9%. Tidal is a wholly-owned subsidiary of Toroso.

Toroso has an information security program and policy in place. The program takes reasonable care to look beyond the security and controls developed and implemented for the Tidal Trust and the Acquiring Fund directly to the platforms and controls in place for the key service providers. Such review of cybersecurity and information technology plans of key service providers are part of Toroso’s disaster recovery and business continuity planning. Toroso provides regular training to all employees of Toroso regarding cybersecurity topics, in addition to real-time dissemination of information regarding cybersecurity matters as needed. The information security plan is reviewed and updated as needed, but at a minimum on an annual basis.

Management of Toroso

Since the formation of the Acquiring Fund in February 2023, Toroso has sponsored the Acquiring Fund and advises two investment company complexes comprising a total of 82 exchange-traded funds, as of the date of this prospectus, registered and regulated under the Investment Company Act of 1940, including four exchange-traded commodity pools. Sponsoring the Acquiring Fund will be Toroso’s first experience in the crypto asset markets. In general, under Toroso’s Amended and Restated Limited Liability Company Operating Agreement, as amended from time to time, Toroso is managed by a board of managers, who have delegated day-to-day operational matters to the officers of Toroso. The Chief Executive Officer of Toroso is responsible for the overall strategic direction of Toroso and has general control of its business. The Chief Investment Officer and President of Toroso is primarily responsible for new investment product development with respect to the Acquiring Fund. The Chief Operating Officer has primary responsibility for trade operations, trade execution, and portfolio activities with respect to the Acquiring Fund. The Chief Financial Officer acts as Toroso’s principal financial and accounting officer.

Furthermore, certain fundamental actions regarding Toroso, such as the removal of officers, the addition or substitution of members, or the incurrence of liabilities other than those incurred in the ordinary course of business and de minimis liabilities, may not be taken without the affirmative vote of a majority of the members. Toroso has a board of managers, however, and the Tidal Trust has no board of directors or officers. The five managers of Toroso are: Guillermo Trias, Michael Venuto, Dan Carlson, Gavin Filmore, and Eric Falkeis.

The Officers of Toroso, two of whom are a member’s of Toroso, are the following:

Guillermo Trias is Co-Founder & CEO of Toroso, a Tidal Financial Group company, an ETF investment platform facilitating the creation, operation and growth of ETFs. Prior to Tidal, Guillermo led the strategy, sales and business development efforts at Global X Funds helping the company reach approx. $4 billion dollars in AUM before its successful sale in 2018 to an international Asset Manager. Previously, he was the founder and managing partner of two venture capital firms (MC Capital Advisors and GT Capital Advisors) dedicated to the incubation and growth of start-ups in the US and LATAM. Prior to that, he was founder and CEO of a pioneer food distributor in the US (sold to a larger distributor in 2008). Guillermo began his career in M&A investment banking with Bankers Trust & Deutsche Bank in Europe. He has a degree in Business Administration from CUNEF (top finance college in Spain) and holds an MBA from the Kellogg School of Management (Northwestern University) in Chicago, where he studied with a scholarship from Bankia (formerly Caja Madrid).

Mr. Michael Venuto is a co-founder and has been the Chief Investment Officer of Toroso since 2012. Mr. Venuto is an ETF industry veteran with over a decade of experience in the design and implementation of ETF-based investment strategies. Previously, he was Head of Investments at Global X Funds where he provided portfolio optimization services to institutional clients. Before that, he was Senior Vice President at Horizon Kinetics where his responsibilities included new business development, investment strategy and client and strategic initiatives.

Mr. Dan Carlson is a co-founder and currently serves as the CFO of Toroso, a Tidal Financial Group company. Prior to 2023, Dan was also Tidal’s CCO. Previously, Dan served as the Chief Marketing Officer at Avatar Associates in New York City, where he led the firm’s business development efforts. Avatar grew assets in managed portfolios of ETFs which represented over 80% of the Firm’s AUM. Prior to that, Dan headed the marketing and product development efforts at Delaware Investments in Philadelphia. He started his career in Chicago, first with BMO Harris and then as a partner at Buck Consultants, serving large pension and retirement programs. Dan has served on a national industry board and currently heads a non-profit educational foundation. Dan is also a member of the Board of Directors of Tidal ETF Services LLC. Dan holds a BS degree in Accounting from the University of Illinois, Champaign-Urbana.

Mr. Eric Falkeis is the Chief Growth Officer and Co-Founder of the Administrator, a Tidal Financial Group company, and is the Chairman and an Interested Trustee of the Tidal ETF Trust I and Tidal Trust II. Before joining Tidal, Eric was the President and Chief Operating Officer of Direxion Investments, a Top 15 ETF Adviser with over 80 ETFs and $14 billion. Eric was instrumental in product development, national accounts, trading, operations and sales and marketing for their ETFs during the 5 years he worked there. Prior to Direxion, Eric was Director of ETF operations for Global Fund Services, where he built out the ETF Services Business and supporting technology. He was also a Trustee and President of ETF Series Solutions Trust and managed the ETF servicing teams that supported that trust. During the 16 years at Global Fund Services, Eric built out the Fund Administration business to over 200 employees and was also the Chief Financial Officer and Chief Technology Officer. With over 25 years of experience in the investment industry and 15 years in the ETF industry, Eric is a well-recognized expert in the industry. He has received various accolades in the industry including Innovator of the Year. Eric holds a BS degree in Accounting from Marquette University and is a Certified Public Accountant.

Mr. Gavin Filmore, Chief Operating Officer since July 2022, joined Toroso, a Tidal Financial Group company, in September 2021 as the Head of Product Development. He has over 15 years of experience in financial markets, with a wide range of experience including structuring, sales, and operations specifically focused on exotic cross-asset products. Most recently, he served as the head of Exchange Traded Products structuring at Barclays Capital, where he led the iPath ETN business, looking after all facets of the business including product development, regulatory affairs, capital market support, sales, and marketing. Gavin holds the Series 24, 63, 3, 7, 99, and SIE licenses.

Mr. William Woolverton is Chief Compliance Officer of Toroso, a Tidal Financial Group company, and of Tidal ETF Trust and Tidal Trust II. He served as General Counsel of Putnam Investments, Gottex Funds Management, and the US division of DMS Governance. He has also practiced law in the Financial Services Groups of Dechert, LLP and Rogers & Wells (Clifford Chance). Bill formerly served as Chairman of the Independent Trustees of the Thomas White Mutual Funds. He is currently an Operating Partner of Altamont Capital Partners, a private equity fund manager. He is a magna cum laude and Phi Beta Kappa graduate of Amherst College, and he attended King’s College, Cambridge University as a Keasbey Fellow, where he was awarded an M.A. He earned his law degree at Columbia University School of Law. Earlier in his career Mr. Woolverton was a staff member of the Committee on the Judiciary of the United States Senate.

The Delaware Trustee

The sole trustee of the Tidal Trust is Wilmington Trust Company, National Association, a Delaware banking corporation. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with Toroso. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust and the Acquiring Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Tidal Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Tidal Trust, Toroso or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to Toroso. If no successor trustee has been appointed by Toroso within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from Toroso or an affiliate of Toroso (including the Trust), and is indemnified by Toroso against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the fraud, or the gross negligence or willful misconduct of the Trustee. Toroso has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Tidal Trust Agreement, the Trustee has delegated to Toroso the exclusive management and control of all aspects of the business of the Tidal Trust and the Acquiring Fund. The Trustee has no duty or liability to supervise or monitor the performance of Toroso, nor does the Trustee have any liability for the acts or omissions of Toroso.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to Toroso, the Trustee itself is not registered in any capacity with the CFTC.

Operation of the Acquiring Fund

The investment objective of the Acquiring Fund is for changes in the Shares’ NAV to reflect the daily changes of the price of the Benchmark, less expenses from the Acquiring Fund’s operations. Under normal market conditions, the Acquiring Fund expects that the Acquiring Fund’s assets will be used to invest in Bitcoin Futures Contracts and cash and cash equivalents, such as short-term Treasury bills, money market funds, and demand deposit accounts. The term “normal market conditions” includes, but is not limited to, the absence of: trading halts in the applicable financial markets generally; operational issues (e.g., systems failure) causing dissemination of inaccurate market information; or force majeure type events such as natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance. The NYSE Arca rule under which the Shares will be listed and traded prevents the Acquiring Fund from utilizing leverage.

The Acquiring Fund invests in Benchmark Component Futures Contracts to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Benchmark Component Futures Contracts. After fulfilling such margin and collateral requirements, the Acquiring Fund invests the remainder of its proceeds from the sale of baskets in cash and cash equivalents, including money-market funds, and/or merely holds such assets in cash in interest-bearing accounts. The Acquiring Fund seeks to earn interest and other income from the cash equivalents that it purchases, and on the cash, it holds at financial institutions.

The Acquiring Fund seeks to achieve its investment objective primarily by investing in Benchmark Component Futures Contracts such that the changes in its NAV are expected to closely track the changes in the Benchmark, less expenses from the Acquiring Fund’s operations. The Benchmark is the average of the closing settlement prices for the first to expire and second to expire Bitcoin futures contracts listed on the CME. The Benchmark will roll prior the expiration of the spot month CME Bitcoin Futures. The Benchmark is not designed to track the spot price of bitcoin. Toroso endeavors to place the Acquiring Fund’s trades in Benchmark Component Futures Contracts and otherwise manage the Acquiring Fund’s investments so that the Acquiring Fund’s average daily tracking error against the Benchmark is less than 10 percent over any period of 30 trading days.

The Acquiring Fund’s total portfolio composition is disclosed each business day that NYSE Arca is open for trading on the Acquiring Fund’s website at http://hashdex-etfs.com/. The website disclosure of portfolio holdings is made daily and includes, as applicable, the security name, market price, CUSIP, and total weight of each futures contract month reflected as a percentage, and value of each cash and cash equivalents held in the Acquiring Fund. The Acquiring Fund’s website also includes the NAV, the 4:00 p.m. (ET) Bid/Ask Midpoint as reported by NYSE Arca, the last trade price as reported by NYSE Arca, the Median bid-ask spread for the past 30 days, the Shares outstanding, the Shares available for issuance. Historical premium/discount information will be updated quarterly and daily as needed. The prospectus, Monthly Statements of Account, Quarterly Performance of the Midpoint versus the NAV (as required by the CFTC), and the Roll Dates, as well as Forms 10-Q, Forms 10-K, and other SEC filings for the Acquiring Fund, are also posted on the website. The Acquiring Fund’s website is publicly accessible at no charge.

The Acquiring Fund’s investment objective is to provide investors with a way to gain price exposure to the bitcoin market. Toroso developed the Benchmark as a representation of the bitcoin market. Under normal market conditions, the Acquiring Fund will invest in the Benchmark Component Futures Contracts. Toroso believes that by investing in Benchmark Component Futures Contracts, the Acquiring Fund’s NAV will closely track the Benchmark. Toroso also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker-dealer will closely track the Acquiring Fund’s NAV. Toroso believes that the net effect of these relationships is that the Acquiring Fund’s market price on NYSE Arca at which investors purchase and sell Shares will closely track the bitcoin market, as measured by the Benchmark.

An investment in the Shares can potentially provide a means for diversifying an investor’s portfolio or hedging exposure to changes in bitcoin prices. An investment in the Shares allows both retail and institutional investors to easily gain this exposure to the bitcoin market in a transparent, cost-effective manner.

Toroso employs a “neutral” investment strategy intended to track changes in the Benchmark regardless of whether the Benchmark goes up or goes down. The Acquiring Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Acquiring Fund’s Shares for the purpose of investing indirectly in the bitcoin market. Such investors may include those seeking to hedge the risk of losses in their bitcoin related transactions as well as investors seeking exposure to the bitcoin market. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the bitcoin market and/or the risks involved in hedging may exist. In addition, the Acquiring Fund does not expect there to be any meaningful correlation between the performance of the Acquiring Fund’s investments in cash and cash equivalents and the changes in the price of bitcoin or Benchmark Component Futures Contracts. While the level of interest earned on, or the market price of, these investments may in some respects correlate to changes in the price of bitcoin, this correlation is not anticipated as part of the Acquiring Fund’s efforts to meet its objective. This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in the Acquiring Fund’s NAV and changes in the price of bitcoin.

The Shares issued by the Acquiring Fund may only be purchased by Authorized Purchasers and only in blocks of 10,000 Shares called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the total NAV of Shares in the Creation Basket. Similarly, only Authorized Purchasers may redeem Shares and only in blocks of 10,000 Shares called Redemption Baskets. The initial Shares will be offered and sold, in creation basket aggregation at an offering price of $ per Share, which is the same per Share price used in the Merger closing. Thereafter, Shares will be sold at the next determined NAV per Share. The amount of the redemption proceeds for a Redemption Basket is equal to the total NAV of Shares in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by the Acquiring Fund. The NYSE Arca publishes an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Component Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While the Acquiring Fund issues Shares only in Creation Baskets, Shares may also be purchased and sold in much smaller increments on NYSE Arca. These transactions, however, are effected at the bid and ask prices established by the specialist firm(s). Like any listed security, Shares can be purchased and sold at any time a secondary market is open.

The Acquiring Fund’s Investment Strategy

In managing the Acquiring Fund’s assets, Toroso does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, Toroso purchases or sells Benchmark Component Futures Contracts with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by the Acquiring Fund, and that the Acquiring Fund’s closing NAV per Share is $25.00. In that case, the Acquiring Fund would receive $250,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per Share multiplied by 10,000 Shares and ignoring the Creation Basket fee of $300). If one were to assume further that Toroso wants to invest the entire proceeds from the Creation Basket in the Benchmark Component Futures Contracts and that the market value of each such Benchmark Component Futures Contracts is $188,175 (or otherwise not a round number), the Acquiring Fund would be unable to buy an exact number of Bitcoin Futures Contracts with an aggregate market value equal to $250,000. In this case, the Acquiring Fund would be able to purchase 1 BTC Contract with an aggregate market value of approximately $188,175 and 16 MBT Contracts (each of which represent 0.10 bitcoin) at $3,763 per contract with an aggregate market value of approximately $60,208, bringing the aggregate value of proceeds to $248,383. Assuming a margin requirement equal to 32% of the notional amount based on the previous settlement price of the BTC Contracts and MBT Contracts, the Acquiring Fund would be required to deposit approximately $79,483 in cash with the FCM through which the Bitcoin Futures Contracts were purchased. The remainder of the proceeds from the sale of the Creation Basket, approximately $170,517, composed of the approximately $168,900 not deposited with the FCM and the remaining $1,617 that was unable to be invested in Bitcoin Futures Contracts, would remain invested in cash and/or cash equivalents, as determined by Toroso from time to time based on factors such as potential calls for margin or anticipated redemptions.

The Benchmark Component Futures Contracts are cash-settled, and the Acquiring Fund will not be required to take delivery of bitcoin. Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

Futures Contracts

Futures contracts are agreements between two parties that are executed on a designated contract market (“DCM”), i.e., a commodity futures exchange, and that are cleared and margined through a derivatives clearing organization (“DCO”), i.e., a clearing house. Bitcoin Futures Contacts are financially settled, which means that one party agrees to buy a commodity such as bitcoin from the other party at a later date at a price and quantity agreed upon when the contract is made, but instead of taking physical delivery of the commodity at such later date, settlement occurs in a dollar amount that is equivalent to the amount of bitcoin agreed to in the contract. In market terminology, a party who purchases a futures contract is long in the market and a party who sells a futures contract is short in the market. The contractual obligations of a buyer or seller may generally be satisfied by financial settlement or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

If the price of the cryptocurrency increases after the original futures contract is entered into, the buyer of the futures contract will generally be able to sell a futures contract to close out its original long position at a price higher than that at which the original contract was purchased, generally resulting in a profit to the buyer. Conversely, the seller of a futures contract will generally profit if the price of the underlying bitcoin cryptocurrency decreases, as it will generally be able to buy a futures contract to close out its original short position at a price lower than that at which the original contract was sold. Because the Acquiring Fund seeks to track the Benchmark directly, the Acquiring Fund intends to hold only long positions in bitcoin futures contracts and intends to roll its CME Bitcoin Futures Contracts prior to expiration via sales of existing long positions and the acquisition of new long positions as replacements for contracts sold. Futures contracts are typically traded on futures exchanges (i.e. DCMs) such as the CME, which provide centralized market facilities in which multiple persons may trade contracts. Members of a particular futures exchange and the trades executed on such exchange are subject to the rules of that exchange. Futures exchanges and their related clearing organizations (i.e. DCOs) are given reasonable latitude in promulgating rules and regulations to control and regulate their members.

Trades on a futures exchange are generally cleared by the DCO, which provides services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange. The clearing organization effectively becomes the other party to the trade, and each clearing member party to the trade looks only to the clearing organization for performance.

Bitcoin Futures Contracts

CME began offering trading in BTC Contracts in 2017 (and in MBT Contracts in 2021). The CME needed a transparent and readily available way to determine the price of bitcoin for its futures contract customers. However, there are numerous exchanges on which one can buy and sell bitcoin, and the prices of bitcoin can differ greatly from exchange to exchange. CME wanted to use pricing information from what it considered to be reputable bitcoin exchanges to calculate a once-a-day reference rate of the U.S. dollar price of bitcoin.

The CME developed the CME CF Bitcoin Reference Rate (the "BRR") to serve these purposes. Each of the BTC and MBT contract’s final daily cash settlement is based on the BRR. It serves as a once-a-day reference rate of the U.S. dollar price of bitcoin and is used as the rate on which bitcoin futures contracts are cash-settled in U.S. dollars at the close of CME daily trading. The BRR is calculated by collecting purchase and sale transactions from specified constituent bitcoin exchanges, which currently include Bitstamp, Coinbase, Gemini, itBit, Kraken and LMAX Digital, during a calculation window between 3:00 p.m. and 4:00 p.m. London time. It is published at 4:00 p.m. London time each day.

The CME selects constituent exchanges for the BRR on the basis of the following criteria, which each exchange must demonstrate that it continues to fulfill on an ongoing basis:

●	The exchange has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

●	The exchange does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

●	The exchange complies with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, know-your-client (KYC) regulations and anti-money-laundering (AML) regulations.

●	The exchange cooperates with inquiries and investigations of regulators and the administrator upon request and has to execute data sharing agreements with the CME.

Should the average daily contribution of a constituent exchange fall below 3%, then the continued inclusion of the venue as a constituent exchange is assessed.

Qualifying transactions from the constituent exchanges that take place during the one-hour calculation window are added to a list, with the trade price and size for each transaction recorded. The one-hour calculation is partitioned into twelve intervals of five minutes each, and for each partition, the volume-weighted median trade price is calculated from the trade prices and sizes of relevant transactions. (A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.) The BRR is the equally-weighted average of the volume-weighted medians of all twelve partitions.

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits.

Position Limits, Accountability Levels, and Dynamic Price Fluctuation Limits may potentially cause a tracking error between the price of the Shares and the Benchmark. This may in turn prevent you from being able to effectively use the Acquiring Fund as a way to hedge against bitcoin related losses or as a way to indirectly invest in bitcoin.

The Acquiring Fund does not intend to limit the size of the offering and will attempt to expose substantially all of its proceeds to Benchmark Component Futures Contracts and cash and cash equivalents. If the Acquiring Fund encounters position limits, accountability levels, or price fluctuation limits for Bitcoin Futures Contracts, it could force the Acquiring Fund to limit the number of Creation Baskets that it sells.

Price Volatility

Despite dynamic price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day to day as opposed to intra-day. Economic factors that may cause volatility in Bitcoin Futures Contracts include but are not limited to cost of electricity, regulation, market disruptions, cyber-attacks, political events and existing and future technologic developments. There are also various other factors now known and unknown, any and all of which can have an impact on the supply, demand, and price fluctuations in the bitcoin markets. See “Risks Associated with Investing in Bitcoin.” Because the Acquiring Fund invests a significant portion of its assets in futures contracts, the assets of the Acquiring Fund, and therefore the price of the Acquiring Fund’s Shares, may be subject to greater volatility than traditional securities.

Term Structure of Futures Contracts and the Impact on Total Return

Over time, the price of bitcoin fluctuates based on a number of market factors, including demand for bitcoin. The value of Bitcoin Futures Contracts likewise fluctuates in reaction to a number of market factors. Because the Acquiring Fund seeks to maintain its holdings in Bitcoin Futures Contracts, the Acquiring Fund must periodically “roll” futures contract positions, closing out soon to expire contracts that will no longer be part of the Benchmark and entering into subsequent to expire contracts. One factor determining the total return from investing in futures contracts is the price relationship between soon to expire contracts and later to expire contracts.

If the futures market is in a state of backwardation (i.e., when the price of bitcoin in the future is expected to be less than the current price), the Acquiring Fund will buy later to expire contracts for a lower price than the sooner to expire contracts that it sells. Hypothetically, and assuming no changes to either prevailing bitcoin prices or the price relationship between soon to expire contracts and later to expire contracts, the value of a contract will rise as it approaches expiration. Over time, if backwardation remained constant, the differences would continue to increase. If the futures market is in contango, the Acquiring Fund will buy later to expire contracts for a higher price than the sooner to expire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing bitcoin prices or the price relationship between the spot price, soon to expire contracts and later to expire contracts, the value of a contract will fall as it approaches expiration. Over time, if contango remained constant, the difference would continue to increase. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Acquiring Fund; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Acquiring Fund. By way of example, during the period from 6/30/2020 to 6/30/2023, the market for Bitcoin Component Futures Contracts were in contango approximately 87% of the time, which resulted in an average annual negative roll yield of approximately 7%.

Margin Requirements and Marking to Market Futures Positions

“Initial margin” is an amount of funds that must be deposited by a bitcoin interest trader with the trader’s broker to initiate an open position in futures contracts. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on initial margin that represents a small percentage of the aggregate purchase or sales price of the contract. The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded. Brokerage firms, such as the Acquiring Fund’s clearing broker, carrying accounts for traders in bitcoin interest contracts may require higher amounts of margin as a matter of policy to further protect themselves.

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking to market is designed to prevent losses from accumulating in any futures account. Therefore, if the Acquiring Fund’s futures positions have declined in value, the Acquiring Fund may be required to post “variation margin” to cover this decline. Alternatively, if the Acquiring Fund’s futures positions have increased in value, this increase will be credited to the Acquiring Fund’s account.

The Acquiring Fund’s Investments in Cash and Cash Equivalents

The Acquiring Fund seeks to have the aggregate “notional” amount of the Benchmark Component Futures Contracts it holds approximate at all times the Acquiring Fund’s total NAV. At any given time, however, most of the Acquiring Fund’s investments are in cash and cash equivalents that support the Acquiring Fund’s positions in Benchmark Component Futures Contracts. For example, the purchase of a BTC Contract with a stated or notional amount of $188,175 would not require the Acquiring Fund to pay $188,175 upon entering into the contract; rather, only a margin deposit, approximately 32% of the notional amount based on the previous settlement price, would be required. To secure its BTC Contract obligations, the Acquiring Fund would deposit the required margin with the FCM and would separately hold its remaining assets through its Custodian or other financial institution in cash and cash equivalents, specifically in demand deposits, in short-term Treasury Securities held by the FCM, or in money-market funds. Such remaining assets may be used to meet future margin payments that the Acquiring Fund is required to make on its BTC Contracts and/or MBT Contracts.

The Acquiring Fund earns interest and other income from the cash equivalents that it purchases, and on the cash, it holds through the Custodian or other financial institutions. The earned interest and other income increase the Acquiring Fund’s NAV. The Acquiring Fund applies the earned interest and other income to the acquisition of additional investments or uses it to pay its expenses. When the Acquiring Fund reinvests the earned interest and other income, it makes investments that are consistent with its investment objectives.

Any cash equivalent invested in by the Acquiring Fund will have a remaining maturity of less than 90 days at the time of investment or will be subject to a demand feature that enables that Fund to sell the security within that time period at approximately the security’s face value (plus accrued interest). Any cash equivalents invested in by the Acquiring Fund will be or will be deemed by Toroso to be of investment grade credit quality.

Other Trading Policies of the Acquiring Fund

Exchange for Related Position

An “exchange for related position” (“EFRP”) can be used by the Acquiring Fund as a technique to facilitate the exchanging of a futures hedge position against a creation or redemption order, and thus the Acquiring Fund may use an EFRP transaction in connection with the creation and redemption of Shares. The market specialist/market maker that is the ultimate purchaser or seller of Shares in connection with the creation or redemption basket, respectively, agrees to sell or purchase a corresponding offsetting Shares or futures position which is then settled on the same business day as a cleared futures transaction by the FCMs. The Acquiring Fund will become subject to the credit risk of the market specialist/market maker until the EFRP is settled within the business day, which is typically 7 hours or less. The Acquiring Fund reports all activity related to EFRP transactions under the procedures and guidelines of the CFTC and the exchanges on which the futures are traded. EFRPs are subject to specific rules of the CME and CFTC guidance.

Liquidity

The Acquiring Fund invests only in Bitcoin Futures Contracts that, in the opinion of Toroso, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests or other bitcoin interests based on the spot price of bitcoin.

Spot Commodities

While most futures contracts can be physically settled, the Bitcoin Futures Contracts are cash settled.

Borrowings

The Acquiring Fund does not intend to nor foresee the need to borrow money or establish credit lines. The Acquiring Fund maintains cash and cash equivalents, either held by the Acquiring Fund or posted as margin or collateral, with a value that at all times approximates the aggregate market value of its obligations under Benchmark Component Futures Contracts. The Acquiring Fund meets its liquidity needs in the normal course of business from the proceeds of the sale of its investments or from the cash and cash equivalents that it intends to hold at all times.

Bitcoin

Bitcoin is a digital asset that serves as the unit of account on an open-source, decentralized, peer-to-peer computer network. It may be used to pay for goods and services, stored for future use, or converted to government-backed currency. As of the date of this prospectus, the adoption of bitcoin for these purposes has been limited. The value of bitcoin is not backed by any government, corporation, or other identified body.

The value of bitcoin depends on its supply (which is limited), and demand for bitcoin in the markets for exchange that have been organized to facilitate the trading of bitcoin. By design, the supply of bitcoin is intentionally limited to 21 million bitcoins. As of the date of this prospectus, there are approximately 19 million bitcoins in circulation.

Bitcoin is maintained on the decentralized, open source, peer-to-peer computer network (the “Bitcoin Network”). No single entity owns or operates the Bitcoin Network. The Bitcoin Network is accessed through software and governs bitcoin’s creation and movement. The source code for the Bitcoin Network, often referred to as the Bitcoin Protocol, is open-source, and anyone can contribute to its development.

The Bitcoin Network

The infrastructure of the Bitcoin Network is collectively maintained by various participants in the Bitcoin Network, which include miners, developers, and users. Miners validate transactions and provide security to the network, and are currently compensated for that service in bitcoin. Developers maintain and contribute updates to the Bitcoin Network’s source code, often referred to as the Bitcoin Protocol. Users access the Bitcoin Network using open-source software. Anyone can be a user, developer, or miner.

Bitcoin is “stored” on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a distributed database that is continuously updated and reconciled among certain users and is protected by cryptography. The Bitcoin Blockchain contains a complete record and history for each bitcoin transaction.

New bitcoins are created through a process called “mining.” Miners use specialized computer software and hardware to solve a highly complex mathematical problem presented by the Bitcoin Protocol. The first miner to successfully solve the problem is permitted to add a block of transactions to the Bitcoin Blockchain. The new block is then confirmed through acceptance by a majority of users who maintain versions of the blockchain on their individual computers. Miners that successfully add a block to the Bitcoin Blockchain are automatically rewarded with a fixed amount of bitcoin for their effort plus any transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the means by which new bitcoin enter circulation and is the mechanism by which versions of the blockchain held by users on a decentralized network are kept in consensus.

The Bitcoin Protocol

The Bitcoin Protocol is an open source project with no official company or group in control, and anyone can review the underlying code. There are, however, a number of individual developers that regularly contribute to a specific distribution of bitcoin software known as the “Bitcoin Core.” Developers of the Bitcoin Core loosely oversee the development of the source code. There are many other compatible versions of the bitcoin software, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin Protocol. The core developers are able to access, and can alter, the Bitcoin Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code.

However, because bitcoin has no central authority, the release of updates to the Bitcoin Network’s source code by the core developers does not guarantee that the updates will be automatically adopted by the other purchasers. Users and miners must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those bitcoin users and miners who choose to download it. As a practical matter, a modification to the source code becomes part of the Bitcoin Network only if it is accepted by purchasers that collectively have a majority of the processing power on the Bitcoin Network. If a modification is accepted by only a percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.”

The Acquiring Fund’s Service Providers

Contractual Arrangements with Toroso and Third-Party Service Providers

Sponsor

Toroso is responsible for investing the assets of the Acquiring Fund in accordance with the objectives and policies of the Acquiring Fund. In addition, Toroso arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Acquiring Fund. For these third-party services, the Acquiring Fund pays the fees set forth in the table below entitled “Contractual Fees and Compensation Arrangements with Toroso and Third-Party Service Providers.” For Toroso’s services, the Acquiring Fund is contractually obligated to pay a monthly management fee to Toroso, based on average daily net assets, at a rate equal to 0.94% per annum.

Administrator

The Acquiring Fund employs Tidal ETF Services LLC as Fund’s admnistrator (“Tidal” or the “Administrator”). In turn, the Administrator has engaged U.S. Bancorp Fund Services, LLC doing business as U.S. Bank Global Fund Services (“Global Fund Services”), to act as sub-administrator. The Administrator is a wholly-owned subsidiary of Toroso. The Administrator is located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204. The Administrator also assists the Acquiring Fund and Toroso with certain functions and duties relating to marketing, which include the following: marketing and sales strategy, and marketing related services.

Custodian, Registrar, Transfer Agent, Fund Sub-Administrator

In its capacity as the Acquiring Fund’s custodian, the Custodian, currently U.S. Bank, N.A., holds the Acquiring Fund’s securities, cash and/or cash equivalents pursuant to a custodial agreement. Global Fund Services, an entity affiliated with U.S. Bank, N.A., is the registrar and transfer agent for the Acquiring Fund’s Shares. In addition, Global Fund Services also serves as sub-administrator for the Acquiring Fund, performing certain sub-administrative, and accounting services, and support in preparing certain SEC and CFTC reports on behalf of the Acquiring Fund. The Custodian is located at 1555 North Rivercenter Drive, Suite 302, Milwaukee, Wisconsin 53212. U.S. Bank, N.A. is a nationally chartered bank, regulated by the Office of the Comptroller of the Currency, Department of the Treasury, and is subject to regulation by the Board of Governors of the Federal Reserve System. The principal address for Global Fund Services is 615 East Michigan Street, Milwaukee, Wisconsin, 53202.

Distributor

The Acquiring Fund employs Foreside Fund Services, LLC as the Distributor for the Acquiring Fund. The Distribution Services Agreement among the Distributor, Toroso, and the Trust calls for the Distributor to work with the Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising material. The Distributor’s principal business address is Three Canal Plaza, Suite 100, Portland, Maine 04101. The Distributor is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and a member of FINRA.

Marketing Agent

Tidal ETF Services LLC (“Tidal”) assists the Acquiring Fund and Toroso with certain functions and duties relating to administration, distribution and marketing, which include the following: marketing and sales strategy, and marketing and distribution related services.

Digital Asset Adviser

Hashdex Asset Management Ltd. (“Hashdex” or the “Digital Asset Adviser”“) is a Cayman Islands investment manager (and an Exempt Reporting Advisor under SEC rules) that specializes in, among other things, the management, research, investment analysis and other investment support services of funds and ETFs with investment strategies involving bitcoin and other crypto assets. As Digital Asset Adviser, Hashdex is responsible for providing Toroso and the Administrator with research and analysis regarding bitcoin and bitcoin markets for use in the operation and marketing of the Acquiring Fund. Hashdex has no role in maintaining, calculating or publishing the Benchmark. Hashdex also has no responsibility for the investment or management of the Acquiring Fund’s portfolio or for the overall performance or operation of the Acquiring Fund.

Clearing Brokers

StoneX Financial Inc. – FCM (f/k/a INTL FCStone Financial Inc. - FCM Division) (“StoneX”), and Phillip Capital Inc. (“Phillip Capital”) serve as the Fund’s clearing brokers (the “Clearing Brokers”) to execute and clear the Fund’s futures transactions and provide other brokerage-related services. The Clearing Brokers are each registered as an FCM with the CFTC, are members of the National Futures Association (“NFA”) and are clearing members of all major U.S. futures exchanges. The Clearing Brokers are registered as broker-dealers (“BDs”) with the U.S. Securities and Exchange Commission (“SEC”) and are each a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Except as indicated below, there have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against the Clearing Brokers or their principals in the past five (5) years.

Litigation disclosure for StoneX

Listed below are material administrative, civil, enforcement, or criminal complaints or actions filed against StoneX Financial Inc. – FCM Division (f/k/a INTL FCStone Financial Inc. - FCM Division) where such complaints or actions have not concluded and any material enforcement actions or complaints filed against the StoneX Financial Inc. - FCM Division in the past three years.

●	On March 16, 2023, the Clearing House Risk Committee at CME Group found that StoneX Financial, Inc. violated Customer Gross Margining Technical Overview Requirements and CME Rule 980.G. Pursuant to an offer of settlement in which StoneX Financial, Inc. neither admitted nor denied the rule violations upon which the penalty is based, the Clearing House Risk Committee imposed a $100,000.00 fine which was effective on March 16, 2023.

●	On January 20, 2023, the Clearing House Risk Committee at CME Group found that StoneX Financial Inc. violated CME Rules 930.A and 930.F. Pursuant to an offer of settlement in which StoneX Financial, Inc. neither admitted nor denied the rule violations upon which the penalty is based, the Clearing House Risk Committee imposed a $50,000 fine which was effective on January 20, 2023.

●	On December 15, 2022, the Market Regulation Department of CME Group Inc. (“CME”) notified StoneX Financial Inc. (“SFI”) that it was conducting a formal investigation into block trades placed in September 2022 that could potentially be in violation of CME Rule 526 and Market Regulation Advisory Notice RA2004-5R. On July 6, 2023, CME notified SFI that it has referred the case to Market Regulation’s Enforcement Division. Settlement negotiations are ongoing.

●	On July 20, 2022, a subcommittee on the ICE Future US’s Business Conduct Committee determined that in numerous instances between May 2020 and May 2021 StoneX Financial Inc. and StoneX Markets LLC may have violated Exchange Rule 4.04 by engaging in improper pre-hedging and adopting a risk policy that may have motivated employees to engage in improper pre-hedging for certain contracts. In addition, the Committee found that StoneX Financial Inc. and StoneX Markets LLC may have violated Exchange Rules 4.01(a), 4.07(c), and 21.04. In accordance with the settlement offer, in which StoneX Financial Inc. and StoneX Markets LLC neither admitted nor denied the alleged rule violations, StoneX Financial Inc. and StoneX Markets LLC agreed to pay a collective monetary penalty of $425,000 and disgorge $225,606.80 in profits.

●	On March 23, 2021, a subcommittee of the ICE Futures US’s Business Conduct Committee determined that in numerous instances between February 2019 and May 2020, StoneX Financial Inc. (“StoneX”), formerly INTL FCStone Financial Inc., may have violated Exchange Rule 6.15(a) by failing to submit to the Exchange daily large trader reports on reportable customer positions and Exchange Rule 4.01(a) by failing to have proper processes for reporting large trader positions. The ICE Futures US Business Conduct Committee imposed a $75,000 fine on StoneX Financial Inc. which was effective on March 23, 2021.

●	After a historic move in the natural gas market in November of 2018, INTL FCStone Financial Inc. – FCM Division (“IFF”) experienced a number of customer deficits. IFF soon thereafter initiated NFA arbitrations, seeking to collect these debits, and has also been countersued and sued in a number of these arbitrations. These accounts were managed by Optionsellers.com, (“Optionsellers”) who is a Commodity Trading Advisor (“CTA”) authorized by investors to act as attorney-in-fact with exclusive trading authority over these investors’ trading accounts. These accounts cleared through IFF. After this significant and historic natural gas market movement, the accounts declined below required maintenance margin levels. IFF’s role in managing the accounts was limited. As a clearing firm, IFF did not provide any investment advice, trading advice, or recommendations to customers of Optionsellers who chose to clear with IFF. Instead, it simply executed and cleared trades placed by Optionsellers on behalf of Optionsellers’ customers. Optionsellers is a CFTC registered CTA operating under a CFTC Rule 4.7 exemption from registration. Optionsellers engaged in a strategy that primarily involved selling options on futures products. The arbitrations between IFF, Optionsellers, and the Optionsellers customers are currently ongoing.

Further, StoneX Financial Inc. is subject to litigation and regulatory enforcement in the normal course of business. Except as discussed above, the current or pending civil litigation or administrative proceedings in which StoneX Financial Inc. is involved are not expected to have a material effect upon its condition, financial or otherwise. StoneX Financial Inc. vigorously defends, as a matter of policy, civil litigation, reparation, arbitration proceedings, and enforcement actions brought against it.

Litigation disclosure for Phillip Capital

Phillip Capital Inc. (“Phillip Capital”) is a registered futures commission merchant and is a member of the NFA. Its main office is located at 141 W Jackson Blvd, Suite 1531 Chicago, IL 60604. In the normal course of its business, Phillip Capital is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on Phillip Capital. Except for the below, neither Phillip Capital nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years.

On September 12, 2019, the U.S. Commodity Futures Trading Commission issued an order settling charges against Phillip Capital Inc. (PCI) for allowing cyber criminals to breach PCI email systems, access customer information, and successfully withdrawing $1 million in PCI customer funds. The order found that PCI failed to disclose the cyber breach to its customers in a timely manner and that PCI failed to supervise its employees with respect to cybersecurity policy and procedures, a written information systems security program, and customer disbursements. The order imposed monetary sanctions totaling $1.5 million, which includes a civil monetary penalty of $500,000, and $1 million in restitution. PCI was credited the $1 million restitution based on its prompt reimbursement of the customer funds when the fraud was discovered. The order also required PCI to, among other things, provide reports to the Commission on its remediation efforts.

On June 11, 2021, pursuant to an offer of settlement in which Phillip Capital Inc. neither admitted nor denied the rule violation upon which the penalty is based, the Clearing House Risk Committee found that Phillip Capital Inc. violated CME Rule 980.A – Required Records and Reports. In accordance with the settlement offer, the Committee imposed a $50,000 fine for non-current books and records due to an issue with the firm’s middleware provider. In a related matter, the CME Group had previously fined Phillip Capital Inc. on March 19, 2021, for its violation of Rule 811 and 561. During the month of February 2021, Phillip Capital Inc. inaccurately reported its open interest and large trader positions in several instances of CME, CBT, NYMEX, and COMEX contracts due to the aforementioned middleware issue. A fine in the amount of $5,000 was assessed against Phillip Capital Inc.

Commodity Trading Advisor

Currently, Toroso does not employ commodity trading advisors. If, in the future, Toroso does employ commodity trading advisors, it will choose each advisor based on arm’s length negotiations and will consider the advisor’s experience, fees, and reputation.

Contractual Fees and Compensation Arrangements with Toroso and Third-Party Service Providers

Service Provider	Compensation Paid by the Acquiring Fund
Toroso, Sponsor	0.94% of average net assets annually (“Management Fee”)

Phillip Capital Inc., Futures Commission Merchant and Clearing Broker	The Acquiring Fund pays $5.00-$10.00 per Futures Contract half-turn exclusive of pass through fees for the exchange, NFA, execution fees, and platform and exchange data fees.

StoneX Financial Inc, Futures Commission Merchant and Clearing Broker	The Acquiring Fund pays $10.00-$25.00 per Futures Contract half-turn exclusive of pass through fees for the exchange and NFA. Additionally, if the monthly commissions paid do not equal or exceed 20% return on the Maintenance Margin Requirement at 9.6% of Exchange Maintenance Margin, the Acquiring Fund will pay a true up to meet that return at the end of each month.

Wilmington Trust Company, Trustee	$3,300 annually for the Trust

Other Non-Contractual Payments by the Acquiring Fund

The Acquiring Fund pays Toroso a Management Fee, monthly in arrears, in an amount equal to 0.94% per annum of the daily NAV of the Acquiring Fund. The Management Fee is paid in consideration of Toroso’s services related to the management of the Acquiring Fund’s business and affairs, including the provision of commodity futures trading advisory services. Purchases of creation units with cash may cause the Acquiring Fund to incur certain costs including brokerage commissions and redemptions of creation units with cash may result in the recognition of gains or losses that the Acquiring Fund might not have incurred if it had made redemptions in-kind. The Acquiring Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities for the Acquiring Fund’s investments in CFTC regulated investments. The Acquiring Fund bears other transaction costs related to the FCM capital requirements on a monthly basis. Toroso pays all of the routine operational, administrative and other ordinary expenses of the Acquiring Fund, generally as determined by Toroso, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Acquiring Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by Toroso. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Acquiring Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Tidal Trust Agreement. Global Fund Services has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. Global Fund Services keeps a record of all Shareholders and holders of the Shares in certificated form in the registry (“Register”). Toroso recognizes transfers of Shares in certificated form only if done in accordance with the Tidal Trust Agreement. The beneficial interests in such Shares are held in book-entry form through purchasers and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Sub-Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) purchasers in DTC such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC purchaser, and (3) those who hold interests in the Shares through DTC purchasers or Indirect purchasers, in each case who satisfy the requirements for transfers of Shares. DTC purchasers acting on behalf of investors holding Shares through such purchasers’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same Day Funds Settlement System. Shares are credited to DTC purchasers’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC purchasers and facilitates the clearance and settlement of transactions between DTC purchasers through electronic book-entry changes in accounts of DTC purchasers.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC purchasers may transfer their Shares through DTC by instructing the DTC purchaser holding their Shares (or by instructing the Indirect purchaser or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the Purchasers and/or accountholders of DTC. Because DTC can only act on behalf of DTC Purchasers, who in turn act on behalf of Indirect Purchasers, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC purchasers in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC purchaser or purchasers has or have given such direction.

Inter-Series Limitation on Liability

Because the Tidal Trust was established as a Delaware statutory trust, the Acquiring Fund and each other series that may be established under the Tidal Trust in the future will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or Shareholder of any particular series (such as the Acquiring Fund) asserts against the series a valid claim with respect to its indebtedness or Shares, the creditor or Shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Tidal Trust generally. The assets of the Acquiring Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Tidal Trust for the purchase of Shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Tidal Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Acquiring Fund or Toroso on behalf of the Tidal Trust or the Acquiring Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Acquiring Fund. Consistent with Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Acquiring Fund and the Tidal Trust to Toroso. The Trustee does not provide custodial services with respect to the assets of the Acquiring Fund.

Calculating NAV

The Acquiring Fund’s NAV per Share is calculated by:

●	taking the current market value of its total assets, and
●	subtracting any liabilities and dividing the balance by the number of Shares.

Global Fund Services, in its capacity as the Sub-Administrator calculates the NAV of the Acquiring Fund once each trading day. It calculates the NAV as of the earlier of the close of trading on NYSE Arca or 4:00 p.m. (ET). The NAV for a particular trading day is released after 4:15 p.m. (ET).

In determining the value of Bitcoin Futures Contracts, the Acquiring Fund uses the settlement price for the Benchmark Component Futures Contracts, as reported on the CME. CME Group staff determines the daily settlements for the Benchmark Component Futures Contracts based on trading activity on CME Globex exchange between 14:59:00 and 15:00:00 Central Time (CT), the settlement period, except that the “fair value” of Bitcoin Futures Contracts (as described in more detail below) may be used when Bitcoin Futures Contracts close at their price fluctuation limit for the day. In calculating, the Acquiring Fund’s NAV, the Sub-Administrator utilizes the value of all other Fund investments as of the earlier of the close of regular trading on NYSE Arca or 4:00 p.m. (ET), in accordance with the current Services Agreement between the Administrator, Sub-Administrator and the Trust. NAV includes any unrealized profit or loss on open bitcoin interests and any other credit or debit accruing to the Acquiring Fund but unpaid or not received by the Acquiring Fund.

The fair value of a bitcoin interest is determined by Toroso in good faith and in a manner that assesses the bitcoin interest’s value based on a consideration of all available facts and all available information on the valuation date. When a Bitcoin Futures Contract has closed at its daily price fluctuation limit, that limit price will be the daily settlement price that the CME publishes. The Acquiring Fund will use the published settlement price to price its Shares on that day. If the CME halted trading in Bitcoin Futures Contracts for other reasons, including if trading were halted for an entire trading day or several trading days, the Acquiring Fund would value its Bitcoin Futures Contracts by using the settlement price that the CME publishes.

In addition, in order to provide updated information relating to the Acquiring Fund for use by investors and market professionals, ICE Data Indices, LLC calculates and disseminates throughout the trading day an updated “indicative fund value.” The indicative fund value is calculated by using the prior day’s closing NAV per Share of the Acquiring Fund as a base and updating that value throughout the trading day to reflect changes in the value of the Acquiring Fund’s bitcoin interests during the trading day. Changes in the value of cash equivalents are not included in the calculation of indicative value. For this and other reasons, the indicative fund value disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV. NAV is calculated only once at the end of each trading day.

The indicative fund value is disseminated on a per Share basis every 15 seconds during regular NYSE Arca trading hours of 9:30 a.m. (ET) to 4:00 p.m. (ET). The trading hours for the CME can be found at: https://www.cmegroup.com/education/bitcoin/cme-bitcoin-futures-frequently-asked-questions.html.

ICE Data Indices, LLC disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Fund Shares on NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of the Acquiring Fund and the indicative fund value. If the market price of Fund Shares diverges significantly from the indicative fund value, market professionals may have an incentive to execute arbitrage trades. For example, if the Acquiring Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Tidal Trust provided that there is not a minimum number of Shares outstanding for the Acquiring Fund. Such arbitrage trades can tighten the tracking between the market price of the Acquiring Fund and the indicative fund value.

Creation and Redemption of Shares

The Acquiring Fund creates and redeems Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. To the extent creations and redemptions involve the exchange of cash and cash equivalents, the Acquiring Fund may incur certain costs including brokerage costs or recognize gains or losses that it might not have incurred if the transaction were made in-kind. Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) either registered broker-dealers or other securities market purchasers, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC purchasers. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with Toroso. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the cash and cash equivalents required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by Toroso, without the consent of any Shareholder, and the related procedures may generally be amended by Toroso without the consent of the Authorized Purchaser. Authorized Purchasers pay a transaction fee of $300 to the Custodian for each creation order they place and a fee of $300 per order for redemptions, which is a nominal fee. Authorized Purchasers who make deposits with the Acquiring Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Tidal Trust or Toroso, and no such person will have any obligation or responsibility to the Tidal Trust or Toroso to effect any sale or resale of Shares.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical bitcoin and the bitcoin interest markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell bitcoin or bitcoin interests and may profit in these instances.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA or be exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers it deems appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, Toroso has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Tidal Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with Global Fund Services in its capacity as the transfer agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when NYSE Arca or the CME is closed for regular trading. Purchase orders must be placed by 3:00 p.m. (ET) or the close of regular trading on NYSE Arca, whichever is earlier. The day on which the Distributor receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit cash and/or cash equivalents with the Acquiring Fund, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to Toroso the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a purchase order without the prior consent of Toroso in its discretion.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of cash and/or cash equivalents that is in the same proportion to the total assets of the Acquiring Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the purchase order date. Toroso determines, directly in its sole discretion or in consultation with the Custodian and the Sub-Administrator, the requirements for cash and/or cash equivalents, including the remaining maturities of the cash equivalents, which may be included in deposits to create baskets. If cash equivalents are to be included in a Creation Basket Deposit for orders placed on a given business day, the Sub-Administrator will publish an estimate of the Creation Basket Deposit requirements at the beginning of such day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to the Acquiring Fund’s account with the Custodian the required amount of cash and cash equivalents by the end of the next business day following the purchase order date or by the end of such later business day, not to exceed three business days after the purchase order date, as agreed to between the Authorized Purchaser and the Acquired Fund when the purchase order is placed (the “Purchase Settlement Date”). Upon receipt of the deposit amount, the Custodian directs DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the Purchase Settlement Date.

Because orders to purchase baskets must be placed by 3:00 p.m. (ET), but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., (ET), on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. The Acquiring Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

Toroso acting by itself or through the Distributor or transfer agent may reject a purchase order or a Creation Basket Deposit if:

●	it determines that, due to position limits or otherwise, investment alternatives that will enable the Acquiring Fund to meet its investment objective are not available or practicable at that time;

●	it determines that the purchase order or the Creation Basket Deposit is not in proper form;

●	it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Acquiring Fund or its Shareholders;

●	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to Toroso, be unlawful;

●	circumstances outside the control of Toroso, Distributor or transfer agent make it, for all practical purposes, not feasible to process creations of baskets;

●	there is a possibility that any or all of the Benchmark Component Futures Contracts of the Acquiring Fund on the CME from which the NAV of the Acquiring Fund is calculated will be priced at a dynamic price limit restriction; or

●	if, in the sole discretion of Toroso, the execution of such an order would not be in the best interest of the Acquiring Fund or its Shareholders.

None of Toroso, Distributor or transfer agent will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the transfer agent to redeem one or more baskets. Redemption orders must be placed by 3:00 p.m. (ET) or the close of regular trading on NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Distributor. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Acquiring Fund by the end of the next business day following the effective date of the redemption order or by the end of such later business day. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to Toroso’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order without the prior consent of Toroso in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Acquiring Fund consists of a transfer to the redeeming Authorized Purchaser of an amount of cash and/or cash equivalents that is in the same proportion to the total assets of the Acquiring Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received. Toroso, directly or in consultation with the Custodian and the Sub-Administrator, determines the requirements for cash and/or cash equivalents, including the remaining maturities of the cash equivalents and cash, which may be included in distributions to redeem baskets. If cash equivalents are to be included in a redemption distribution for orders placed on a given business day, the Custodian and Sub-Administrator will publish an estimate of the redemption distribution composition as of the beginning of such day.

Delivery of Redemption Distribution

The redemption distribution due from a Fund will be delivered to the Authorized Purchaser on the Redemption Settlement Date if the Acquiring Fund’s DTC account has been credited with the baskets to be redeemed. If the Acquiring Fund’s DTC account has not been credited with all of the baskets to be redeemed by the end of such date, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day after the Redemption Settlement Date to the extent of remaining whole baskets received. Pursuant to information from Toroso, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Acquiring Fund’s DTC account by noon (ET) on the Redemption Settlement Date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book-entry system on such terms as Toroso may from time to time determine.

Suspension or Rejection of Redemption Orders

Toroso may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which NYSE Arca or CME is closed other than customary weekend or holiday closings, or trading on NYSE Arca or CME is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of cash equivalents is not reasonably practicable, (3) for such other period as Toroso determines to be necessary for the protection of the Shareholders, (4) if there is a possibility that any or all of the Benchmark Component Futures Contracts of the Acquiring Fund on the CME from which the NAV of the Acquiring Fund is calculated will be priced at a daily price limit restriction, or (5) if, in the sole discretion of Toroso, the execution of such an order would not be in the best interest of the Acquiring Fund or its Shareholders. For example, Toroso may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Acquiring Fund’s assets at an appropriate value to fund a redemption. If Toroso has difficulty liquidating the Acquiring Fund’s positions, e.g., because of a market disruption event in the futures markets, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of Toroso, the Distributor, or the transfer agent will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. Toroso will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Toroso may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares below 50,000 Shares (i.e., five baskets of 10,000 Shares each) or less, unless Toroso has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares of the Acquiring Fund and can deliver them.

Creation and Redemption Transaction Fees

To compensate for expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee of $300 per order to the Custodian. The transaction fees may be reduced, increased or otherwise changed by Toroso.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify Toroso and the Acquiring Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Acquiring Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Acquiring Fund or the distribution by the Acquiring Fund of the amount of cash and cash equivalents equal to the total NAV of the number of Shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market purchasers, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Authorized Purchasers that do offer to the public Shares from the baskets they create will do so at per Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on NYSE Arca, the NAV of the Shares at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the bitcoin interest markets. The prices of Shares offered by Authorized Purchasers are expected to fall between the Acquiring Fund’s NAV and the trading price of the Shares on NYSE Arca at the time of sale. Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Shares are expected to trade in the secondary market on NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the bitcoin interest markets. While the Shares trade on NYSE Arca until 4:00 p.m. (ET), liquidity in the markets for bitcoin interests may be reduced after the close of the CME. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

The Tidal Trust Agreement

The following paragraphs are a summary of certain provisions of the Tidal Trust Agreement. The following discussion is qualified in its entirety by reference to the Tidal Trust Agreement.

Authority of Toroso

Toroso is generally authorized to perform all acts deemed necessary to carry out the purposes of the Tidal Trust and to conduct the business of the Trust. The Tidal Trust and the Acquiring Fund will continue to exist until terminated in accordance with the Tidal Trust Agreement.

Toroso’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Tidal Trust Agreement Toroso has obligations as a Sponsor of the Trust, which include, among others, responsibility for certain organizational and operational requirements of the Trust, as well as fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in Toroso’s immediate possession or control.

To the extent that, at law (common or statutory) or in equity, Toroso has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Acquiring Fund, the Shareholders or to any other person, Toroso will not be liable to the Trust, the Acquiring Fund, the Shareholders or to any other person for its good faith reliance on the provisions of the Tidal Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of Toroso. The provisions of the Tidal Trust Agreement, to the extent they restrict or eliminate the duties and liabilities of Toroso otherwise existing at law or in equity, replace such other duties and liabilities of Toroso.

Liability and Indemnification

Under the Tidal Trust Agreement, Toroso, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Acquiring Fund, or to any Shareholder for any loss suffered by the Tidal Trust or the Acquiring Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Tidal Trust or the Acquiring Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither Toroso nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Tidal Trust Agreement shall be made solely from the assets of the Acquiring Fund without any rights of contribution from Toroso or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegate selected by Toroso with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegate or any other person selected by Toroso to provide services to the Trust.

The Tidal Trust Agreement also provides that Toroso shall be indemnified by the Tidal Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses (excluding any taxes on the compensation received for services as Sponsor or on indemnity payments received), and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) Toroso was acting on behalf of or performing services for the Tidal Trust and has determined, in good faith, that such course of conduct was in the best interests of the Tidal Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Tidal Trust Agreement on the part of Toroso and (ii) any such indemnification will only be recoverable from the assets of the applicable series. Toroso’s rights to indemnification permitted under the Tidal Trust Agreement shall not be affected by the dissolution or other cessation to exist of Toroso, or the withdrawal, adjudication of bankruptcy or insolvency of Toroso, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against Toroso.

Notwithstanding the above, Toroso shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Tidal Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Tidal Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against Toroso shall be paid by the Tidal Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by Toroso on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) Toroso undertakes to repay the advanced funds with interest to the Tidal Trust in cases in which it is not entitled to indemnification.

The Tidal Trust Agreement provides that Toroso and the Tidal Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, Shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes on the compensation received for services as Trustee or on indemnity payments received), claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Tidal Trust is a party, or the action or inaction of the Trustee under the Tidal Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of Toroso are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Tidal Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Tidal Trust business, such Shareholder (or assignees cumulatively) is required under the Tidal Trust Agreement to indemnify the Tidal Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of Toroso

Toroso may withdraw voluntarily as sponsor of the Tidal Trust only upon ninety (90) days’ prior written notice to the holders of the Trust’s outstanding Shares and the Trustee. If the withdrawing sponsor is the last remaining sponsor, Shareholders holding a majority (over 50%) of the outstanding Shares of the Acquiring Fund, voting together as a single class (not including Shares acquired by Toroso through its initial capital contribution) may vote to elect a successor Sponsor. The successor sponsor will continue the business of the Trust. Shareholders have no right to remove Toroso.

In the event of withdrawal, Toroso is entitled to a redemption of the Shares it acquired through its initial capital contribution to any of the series of the Tidal Trust at their NAV per Share. If Toroso withdraws and a successor sponsor is named, the withdrawing sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Trust’s Shareholders may be called by Toroso and will be called by it upon the written request of Shareholders holding at least 25% of the outstanding Shares of the Tidal Trust or the Acquiring Fund, as applicable (not including Shares acquired by Toroso through its initial capital contribution). Toroso shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Acquiring Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the Shareholders of the Acquiring Fund, or any other Fund, as applicable, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by Toroso.

Voting Rights

Shareholders have no voting rights with respect to the Tidal Trust or the Acquiring Fund except as expressly provided in the Tidal Trust Agreement. The Tidal Trust Agreement provides that Shareholders representing at least a majority (over 50%) of the outstanding Shares of the Acquiring Fund together as a single class (excluding Shares acquired by Toroso in connection with its initial capital contribution to any Tidal Trust series) may vote to (i) continue the Tidal Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Tidal Trust Agreement that impair the right to surrender Redemption Baskets for redemption. (Trustee consent to any amendment to the Tidal Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.) In addition, Shareholders holding Shares representing seventy-five percent (75%) of the outstanding Shares of the Acquiring Fund, voting together as a single class (excluding Shares acquired by Toroso in connection with its initial capital contribution to any Tidal Trust series) may vote to dissolve the Tidal Trust upon not less than ninety (90) days’ notice to Toroso.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of the Tidal Trust or the Acquiring Fund in excess of his Share of the Acquiring Fund’s assets. The Tidal Trust or the Acquiring Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The Tidal Trust or the Acquiring Fund shall indemnify to the full extent permitted by law and the Tidal Trust Agreement each Shareholder (excluding Toroso to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely because of its ownership of Shares (other than for taxes on income from Shares for which such Shareholder is liable).

The Tidal Trust Agreement provides that every written note, bond, contract, instrument, certificate or undertaking made or issued by or on behalf of the Acquiring Fund shall give notice to the effect that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Acquiring Fund.

Toroso Has Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. Toroso may use this notice of conflicts as a defense against any claim or other proceeding made.

Toroso’s principals, managers, officers and employees, do not devote their time exclusively to the Acquiring Fund. Notwithstanding obligations and expectations related to the management of Toroso, Toroso’s principals, officers and employees may be directors, officers or employees of other entities, and may manage assets of other entities, including the other funds of the Trust, through Toroso or otherwise. As a result, the principals could have a conflict between responsibilities to the Acquiring Fund on the one hand and to those other entities on the other.

Toroso and its principals, officers and employees may trade securities, futures and related contracts for their own accounts, creating the potential for preferential treatment of their own accounts. Shareholders will not be permitted to inspect the trading records of such persons, or any written policies of Toroso related to such trading. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Acquiring Fund. A potential conflict also may occur when Toroso’s principals trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Acquiring Fund.

Toroso has sole current authority to manage the investments and operations of the Acquiring Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests, including the authority of Toroso to allocate expenses to and between the Acquiring Funds of the Trust. Shareholders have very limited voting rights with respect to the Acquiring Fund, which will limit the ability to influence matters such as amendment of the Tidal Trust Agreement, change in the Acquiring Fund’s basic investment policies, or dissolution of the Acquiring Fund or the Trust.

Toroso serves as Toroso to the Acquiring Fund and serves as Toroso or investment adviser to investment companies and commodity pools other than the Acquiring Fund. Toroso may have a conflict to the extent that its trading decisions for the Acquiring Fund may be influenced by the effect they would have on the other investment companies or pools it manages. In addition, Toroso may be required to indemnify the officers and directors of the other investment companies or pools, if the need for indemnification arises. This potential indemnification will cause Toroso’s assets to decrease. If Toroso’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Acquiring Fund.

If Toroso acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Acquiring Fund, it shall have no duty to offer such opportunity to the Acquiring Fund. Toroso will not be liable to the Acquiring Fund or the Shareholders for breach of any fiduciary or other duty if Toroso pursues such opportunity or directs it to another person or does not communicate such opportunity to the Acquiring Fund and is not required to share income or profits derived from such business ventures with the Acquiring Fund.

Toroso might have a potential future conflict of interest if Toroso, a new sponsor, or sub-adviser were to register as a broker-dealer or become affiliated with a broker-dealer. In such case, Toroso, new sponsor, or sub-adviser, as the case may be, would develop and implement appropriate procedures designed to prevent the use and dissemination of material non-public information regarding the Acquiring Fund’s holdings.

Resolution of Conflicts Procedures

The Tidal Trust Agreement provides that whenever a conflict of interest exists between Toroso or any of its Affiliates, on the one hand, and the Trust, any shareholder of a Tidal Trust series, or any other person, on the other hand, Toroso shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by Toroso, the resolution, action or terms so made, taken or provided by Toroso shall not constitute a breach of the Tidal Trust Agreement or any other agreement contemplated therein or of any duty or obligation of Toroso at law or in equity or otherwise.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of Toroso that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. Those conditions require that no indemnification of Toroso or any underwriter for the Acquiring Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, Toroso or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Tidal Trust keeps its books of record and account at its office located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204, or at the offices of the Sub-Administrator, U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, located at 777 E. Wisconsin Ave, Milwaukee, Wisconsin 53202, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of the Acquiring Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Acquiring Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations. In addition, the Tidal Trust keeps a copy of the Tidal Trust Agreement on file in its office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

The Tidal Trust will furnish annual reports (as of the end of each fiscal year) for the Acquiring Fund to DTC purchasers for distribution to Shareholders, as required to be provided to Shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by Toroso and audited by an independent registered public accounting firm designated by Toroso. The Tidal Trust will also post monthly reports to the Acquiring Fund’s website (http://hashdex-etfs.com/). These monthly reports will contain certain unaudited financial information regarding the Acquiring Fund, including the Acquiring Fund’s NAV. Toroso will furnish to the Shareholders other reports or information which Toroso, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Tidal Trust will be required to file quarterly and annual reports for the Acquiring Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC. The Tidal Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Acquiring Fund’s website: http://hashdex-etfs.com/.

The accountants’ report on its audit of the Acquiring Fund’s financial statements will be furnished by the Tidal Trust to Shareholders upon request. The Tidal Trust will file such tax returns, and prepare, disseminate and file such tax reports for the Acquiring Fund as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation and will make such tax elections for the Acquiring Fund as it deems advisable.

The Acquiring Fund or its appointed agent will provide tax information in accordance with the Code and applicable U.S. Treasury Regulations. Persons treated as intermediaries for purposes of these regulations may obtain tax information regarding the Acquiring Fund from the Acquiring Fund at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204 or from the Acquiring Fund’s website, http://hashdex-etfs.com/.

Fiscal Year

The fiscal year of the Acquiring Fund is the calendar year.

Privacy Policy

The following discussion is qualified in its entirety by reference to the privacy policy. A copy of the privacy policy is available at www.     .com.

Toroso, the Trust, and the Acquiring Fund have adopted a privacy policy relating to the collection, maintenance, and use of nonpublic personal information about the Acquiring Fund’s current and former investors, as required under federal law. Federal law gives investors the right to limit some but not all sharing of their nonpublic personal information. Federal law also requires Toroso to tell investors how it collects, Shares, and protects such nonpublic personal information.

Collection of Nonpublic Personal Information

Toroso may collect or have access to nonpublic personal information about current and former Fund investors for certain purposes relating to the operation of the Acquiring Fund. This information may include information received from investors, such as their name, social security number, telephone number, and address, and information about investors’ holdings and transactions in Shares of the Acquiring Fund.

Use and Disclosure of Nonpublic Personal Information

Toroso does not sell nonpublic personal information to any third parties. Toroso primarily uses investors’ nonpublic personal information to complete financial transactions that may be requested. Toroso may disclose investors’ nonpublic personal information to third parties under specific circumstances described in the privacy policy. These circumstances include, among others, information needed to complete financial transactions, information released at the direction of an investor, and certain information requested by courts, regulators, law enforcement, or tax authorities. Investors may not opt out of these disclosures.

Investors’ nonpublic personal information, particularly information about investors’ holdings and transactions in Shares of the Acquiring Fund, may be shared between and amongst Toroso and the Acquiring Fund. An investor cannot opt-out of the sharing of nonpublic personal information between and amongst Toroso and the Acquiring Fund. However, Toroso and the Acquiring Fund will not use this information for any cross-marketing purposes. In other words, all investors will be treated as having “opted out” of receiving marketing solicitations from the Acquiring Fund.

Protection of Nonpublic Personal Information

As described in the privacy policy, Toroso takes safeguards to protect investors’ nonpublic personal information, which include, among others, restricting access to such information, requiring third parties to follow appropriate standards of security and confidentiality, and maintaining physical, technical, administrative, and procedural safeguards.

Toroso’s Website is hosted in the United States and any data provided to Toroso is stored in the United States. If you choose to provide Personal Data from regions outside of the United States, then by your submission of such data, you acknowledge and agree that: (a) you are transferring your personal information outside of those regions to the United States voluntarily and with consent; (b) the laws and regulations of the United States shall govern your use of the provision of your information, which laws and regulations may differ from those of your country of residence; and (c) you permit your personal information to be used for the purposes herein and in the Privacy Policy above.

Governing Law

The rights of Toroso, the Trust, the Acquiring Fund, DTC (as registered owner of the Acquiring Fund’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware, except with respect to causes of action for violations of U.S. federal or state securities laws. The Tidal Trust Agreement and the effect of every provision thereof shall control over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Trust Statute.

Legal Proceedings

Except as described above, within the past 10 years of the date of this prospectus/information statement, there have been no material administrative, civil or criminal actions against Toroso, the Tidal Trust or the Acquiring Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Acquiring Fund and the U.S. federal income tax treatment of the Acquiring Fund. Except where noted otherwise, it deals only with the U.S. federal income tax consequences relating to Shares held as capital assets by U.S. Shareholders (as defined below) who are not subject to special tax treatment. For example, in general it does not address the tax consequences, such as, but not limited to consequences to dealers in securities or currencies or commodities, traders in securities or dealers or traders in commodities that elect to use a mark to market method of accounting, financial institutions, regulated investment companies (except as discussed below), tax-exempt entities (except as discussed below), insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, persons with “applicable financial statements” within the meaning of section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or holders of Shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based on the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

Toroso has received the opinion of K&L Gates LLP (“KLG”), counsel to the Trust, that the material U.S. federal income tax consequences to the Acquiring Fund and to U.S. Shareholders and Non-U.S. Shareholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, KLG has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust, the Acquiring Fund, and Toroso. This opinion is not binding on the Internal Revenue Service (the “IRS”) and will not be a guarantee of the results. No ruling has been requested from the IRS with respect to any matter affecting the Acquiring Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts. No statutory, administrative or judicial authority directly addresses the treatment of the Shares or instruments similar to the Shares for U.S. federal income tax purposes. As a result, the Tidal Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares and could adversely affect the value of the Shares.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder. If a partnership or other entity or arrangement treated as a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, the discussion below may not be applicable to you and you should consult your own tax advisor regarding the tax consequences of acquiring, owning and disposing of Shares.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Tidal Trust and the Acquiring Fund

The Tidal Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Tidal Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and the Acquiring Fund’s status as a series of the Trust, due to the nature of its activities the Acquiring Fund will not be classified as a trust for U.S. federal income tax purposes, but rather will be classified as a partnership for such purposes. The trading of Shares on NYSE Arca will cause the Acquiring Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity not registered under the Investment Company Act of 1940 as amended, (such as the Acquiring Fund) and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives, such as Bitcoin Futures Contracts. KLG is of the opinion that Bitcoin Futures Contracts more likely than not will be considered futures with respect to commodities for purposes of the qualifying income exception under section 7704 of the Code. Based on the opinion of KLG and a CFTC determination that treats bitcoin as a commodity under the CEA, the Acquiring Fund intends to take the position that Bitcoin Futures Contracts consist of futures on commodities for purposes of the qualifying income exception under section 7704 of the Code. Shareholders should be aware that the Acquiring Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Acquiring Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Acquiring Fund discussed below.

The Tidal Trust and Toroso have represented the following to KLG:

●	assuming Bitcoin Futures Contracts consist of futures on commodities for purposes of the qualifying income exception under section 7704(d) of the Code, at least 90% of the Acquiring Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);

●	the Acquiring Fund is organized and will be operated in accordance with its governing documents and applicable law; and

●	the Acquiring Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, KLG is of the opinion that the Acquiring Fund more likely than not will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. The Acquiring Fund’s taxation as a partnership rather than a corporation will require Toroso to conduct the Acquiring Fund’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Acquiring Fund’s operations for any given year will produce income that satisfies these requirements. KLG will not review the Acquiring Fund’s ongoing compliance with these requirements and will have no obligation to advise the Trust, the Acquiring Fund or the Acquiring Fund’s Shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Acquiring Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Acquiring Fund could be required to pay the government amounts determined by the IRS), the Acquiring Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate tax rates. In that event, Shareholders would not report their share of the Acquiring Fund’s income or loss on their tax returns. Distributions by the Acquiring Fund (if any) would be treated as dividend income to the Shareholders to the extent of the Acquiring Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of the Shareholder’s basis in the Shares (and will reduce the basis), and, to the extent it exceeds a Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Accordingly, if the Acquiring Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Acquiring Fund and on the value of the Shares.

The remainder of this summary assumes that the Acquiring Fund is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Acquiring Fund’s Income. No U.S. federal income tax is paid by the Acquiring Fund on its income. Instead, the Acquiring Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such partnership returns. If the Acquiring Fund recognizes income, including interest on cash equivalents and net capital gains from cash settlement of Benchmark Component Futures Contracts for a taxable year, Shareholders must report their share of these items even though the Acquiring Fund makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxable on income or gain recognized by the Acquiring Fund but receive no cash distribution with which to pay the resulting tax liability or may receive a distribution that is insufficient to pay such liability. Because Toroso currently does not intend to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions. Additionally, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% tax on interest income and capital gains allocated to them by the Acquiring Fund.

Monthly Conventions for Allocations of the Acquiring Fund’s Profit and Loss and Capital Account Restatements. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners. Subject to the possible exception for certain conventions to be used by the Acquiring Fund as discussed below, allocations pursuant to the Tidal Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Acquiring Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Acquiring Fund intends to allocate tax items using an interim closing of the book’s method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Acquiring Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March. Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Acquiring Fund or the Trust.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Acquiring Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets. For this purpose, the Acquiring Fund will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Acquiring Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Acquiring Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Acquiring Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

The conventions used by the Acquiring Fund, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Acquiring Fund during the period it held its Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. As one example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares,” below). In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses,” below).

Section 754 election. The Acquiring Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Acquiring Fund adjusts the purchaser’s proportionate share of the tax basis of the Acquiring Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Acquiring Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for Shares and the tax basis of the Acquiring Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, the Acquiring Fund will use certain simplifying conventions and assumptions. In particular, the Acquiring Fund will obtain information regarding secondary market transactions in its Shares and use this information to adjust the Shareholders’ indirect basis in the Acquiring Fund’s assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

Section 1256 Contracts. Under the Code, special rules apply to instruments constituting “section 1256 contracts.” A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury (a “qualified board or exchange”), and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking to market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60-40 treatment”).

Toroso expects that many of the Acquiring Fund’s Bitcoin Futures Contracts will qualify as “section 1256 contracts” under the Code. Some other bitcoin interests that are cleared through a qualified board or exchange will also constitute section 1256 contracts. Any gain or loss recognized as a result of the disposition, termination or marking to market of the Acquiring Fund’s section 1256 contracts will be subject to 60-40 treatment and allocated to Shareholders in accordance with the monthly allocation convention. Commodity swaps will most likely not qualify as section 1256 contracts. If a commodity swap is not taxable as a section 1256 contract, any gain or loss on the swap will be recognized at the time of disposition or termination as long-term or short-term capital gain or loss depending on the holding period of the swap in the Acquiring Fund’s hands.

Foreign exchange gains and losses realized by the Acquiring Fund in connection with certain transactions involving foreign currency-denominated debt securities, certain futures contracts, forward contracts, options and similar investments denominated in a foreign currency, and payables or receivables denominated in a foreign currency are subject to section 988 of the Code, which generally causes such gain and loss to be treated as ordinary income or loss. To the extent the Acquiring Fund hold foreign investments, it may be subject to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. Because the amount of the Acquiring Fund’s investments in various countries will change from time to time, it is not possible to determine the effective rate of such taxes in advance.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Acquiring Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Acquiring Fund is limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Acquiring Fund’s activities. In general, the amount at risk initially will be a Shareholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Acquiring Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used in future years, subject to these same limitations. In addition, an individual taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

The deduction for expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), is suspended for taxable years beginning after December 31, 2017 and before January 1, 2026. During these taxable years, non-corporate taxpayers will not be able to deduct miscellaneous itemized deductions. Provided the suspension is not extended, for taxable years beginning on or after January 1, 2026, miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees the Acquiring Fund pays to Toroso and other expenses of the Acquiring Fund will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business and will report these expenses consistent with that interpretation. For taxable years beginning on or after January 1, 2026, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

●	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

●	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest expense accrued by the Acquiring Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

If the Acquiring Fund incurs indebtedness that is treated as allocable to a trade or business, the Acquiring Fund’s ability to deduct interest on such indebtedness allocable is limited to an amount equal to the sum of (1) the Acquiring Fund’s business interest income during the year and (2) 30% of the Acquiring Fund’s adjusted taxable income for such taxable year. If the Acquiring Fund is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder as excess business interest and can be carried forward by the Shareholder to successive taxable years and used to offset any excess taxable income allocated by the Acquiring Fund to such Shareholder. Any excess business interest expense allocated to a Shareholder will reduce such Shareholder’s basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the Shareholder in that year. Immediately prior to a Shareholder’s disposition of its Shares, the Shareholder’s basis will be increased by the amount by which such basis reduction exceeds the excess interest expense that has been deducted by such Shareholder.

To the extent that the Acquiring Fund allocates losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Acquiring Fund for a particular taxable year, and in the same year be allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your Shares. Shareholders are urged to consult their own tax advisor regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Acquiring Fund’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Acquiring Fund, and (3) its ability to utilize its distributive share of any losses of the Acquiring Fund on its U.S. federal income tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Acquiring Fund’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Acquiring Fund as to which the Shareholder or certain affiliates of the Shareholder is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Acquiring Fund that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Acquiring Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Acquiring Fund and (2) decreased (but not below zero) by (a) its allocable share of the Acquiring Fund’s tax deductions and losses and (b) any distributions by the Acquiring Fund to the Shareholder. For this purpose, an increase in a Shareholder’s share of the Acquiring Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Acquiring Fund and a decrease in that share will be treated as a distribution of cash by the Acquiring Fund to the Shareholder. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions.

If the Acquiring Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for U.S. federal income tax purposes except to the extent that the amount of money distributed exceeds the Shareholder’s adjusted basis of its interest in the Acquiring Fund immediately before the distribution. Any money distributed that is in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Acquiring Fund’s liabilities.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a Shareholder who has differing holding periods for its Shares fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Acquiring Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Acquiring Fund.

Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Acquiring Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Acquiring Fund. However, the short-term capital gain on section 1256 contracts resulting from 60-40 treatment, described above, should not be subject to this rule.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case:

●	the Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

●	any of the income, gain, loss or deduction allocable to those Shares during the period of the loan is not reportable by the Shareholder for U.S. federal income tax purposes; and

●	any distributions the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income for U.S. federal income tax purposes.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other U.S. Federal Income Tax Matters

Information Reporting. The Acquiring Fund provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Acquiring Fund are treated as partners for U.S. federal income tax purposes. Accordingly, the Acquiring Fund will furnish Shareholders each year, with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their U.S. federal income tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose Shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Acquiring Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Acquiring Fund. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Acquiring Fund.

Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by the Acquiring Fund. Partnerships are generally treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners.

Tax deficiencies (including interest and penalties) that arise from an adjustment to partnership items generally are assessed and collected from the partnership (rather than from the partners), and generally are calculated using maximum applicable tax rates (although such partnership level tax may be reduced or eliminated under limited circumstances). A narrow category of partnerships (generally, partnerships having no more than 100 partners that consist exclusively of individuals, C corporations, S corporations and estates) are permitted to elect out of the partnership-level audit rules. As an alternative to partnership-level tax liability, a partnership may elect to furnish adjusted Schedule K-1s to the IRS and to each person who was a partner in the audit year, stating such partner’s share of any partnership adjustments, and each such partner would then take the adjustments into account on its tax returns in the year in which it receives its adjusted Schedule K-1 (rather than by amending their tax returns for the audited year). If the Acquiring Fund were subject to a partnership level tax, the economic return of all Shareholders (including Shareholders that did not own Shares in the Acquiring Fund during the taxable year to which the audit relates) may be affected.

The Tidal Trust Agreement provides that if the Acquiring Fund becomes subject to any tax as a result of any adjustment to taxable income, gain, loss, deduction or credit for any taxable year of the Acquiring Fund (pursuant to a tax audit or otherwise), such Shareholder (and each former Shareholder) is obligated to indemnify the Acquiring Fund and Toroso against any such taxes (including any interest and penalties) to the extent such tax (or portion thereof) is properly attributable to such Shareholder (or former Shareholder). In addition, Toroso, on behalf of the Acquiring Fund, will be authorized to take any action permitted under applicable law to avoid the assessment of any such taxes against the Acquiring Fund (including an election to issue adjusted Schedule K-1s to the Shareholders (and/or former Shareholders) that take such adjustments to taxable income, gain, loss, deduction or credit into account, resulting in each such Shareholder taking those adjustments into account on its tax returns.

Reportable Transaction Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Tidal Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively, “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Acquiring Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Acquiring Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Acquiring Fund’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business generally must compute its UBTI separately for each such trade or business.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Acquiring Fund currently does not anticipate that it will borrow money to acquire investments; however, the Acquiring Fund cannot be certain that it will not borrow for such purpose in the future, which could result in an exempt organization Shareholder having UBTI. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Acquiring Fund may have UBTI.

The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Acquiring Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Acquiring Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Acquiring Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in qualified publicly traded partnerships. The determination of whether a publicly traded partnership such as the Acquiring Fund is a qualified publicly traded partnership is made on an annual basis. While the tax treatment of bitcoin derivatives is not entirely clear, it is possible that the Acquiring Fund may be a qualified publicly traded partnership. However, such qualification is not assured, and prospective RIC investors should consult a tax advisor regarding the treatment of an investment in the Acquiring Fund under current tax rules and in light of their particular circumstances.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest;” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at a rate of 37% for individual Shareholders and a rate of 21% for corporate Shareholders. The tax withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives. However, based on the CFTC treatment of bitcoin as a commodity and on the assumption that the Acquiring Fund will invest in Bitcoin Futures Contracts through the CME, the Acquiring Fund intends to take the position that investing in Bitcoin Futures Contracts falls within the commodities trading safe harbor. Thus, the Acquiring Fund anticipates that the activities directly conducted by the Acquiring Fund should not result in the Acquiring Fund being engaged in a trade or business within the United States for purposes of this rule. However, there can be no assurance that the IRS would not successfully assert, or that a court would not decide, that the Acquiring Fund’s activities constitute a U.S. trade or business.

In the event that the Acquiring Fund’s activities were considered to constitute a U.S. trade or business, the Acquiring Fund would be required to withhold at the highest rate specified in Code section 1 (currently 37%) on allocations of our income to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 21%) on allocations of our income to corporate Non-U.S. Shareholders, when such income is distributed. Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares, although the IRS has announced proposed amendments applicable to this withholding for transfers of interests in publicly traded partnerships occurring on or after January 1, 2023. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Acquiring Fund will be treated as a distribution to the Non-U.S. Shareholder to the extent possible. In some cases, the Acquiring Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Acquiring Fund, generally, and accordingly, by all Shareholders.

If the Acquiring Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Acquiring Fund or its allocable share of Fund income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder. If the Acquiring Fund is not able to match the economic cost of satisfying its withholding obligation to a particular Non-U.S. Shareholder, said cost may have to be borne by the Acquiring Fund and accordingly by all Shareholders.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Acquiring Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer. A Non-U.S. Shareholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities from original issue of 183 days or less should also not be subject to withholding. Generally, other interest from U.S. sources paid to the Acquiring Fund and allocable to Non-U.S. Shareholders will be subject to withholding.

In order for the Acquiring Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Acquiring Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares. Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual may be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act or “FATCA,” generally imposes a 30% U.S. withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners). The types of income subject to the withholding tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. Proposed Treasury Regulations, however, generally eliminate withholding under FATCA on gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% U.S. withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30% U.S. withholding tax with respect to distributions on its Shares. Under certain circumstances, a Non-U.S. Shareholder may be eligible for a refund or credit of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Acquiring Fund may be required to withhold U.S. federal income tax (“backup withholding”) from payments to: (1) any Shareholder who fails to furnish the Acquiring Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Acquiring Fund that the Shareholder is subject to backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c) (currently 24%) and may increase in future tax years.

Other Tax Considerations

In addition to U.S. federal income taxes, a Shareholder may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Acquiring Fund does business or owns property or where the Shareholder resides. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Acquiring Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. KLG has not provided an opinion concerning any aspects of state, local or foreign tax and its opinion on U.S. federal tax issues is limited to those issues discussed under the heading “U.S. Federal Income Tax Considerations.”

Investment by ERISA Accounts and IRAs

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) entity whose underlying assets include “plan assets” by reason of an employee benefits plan or other plan’s investment in the entity (“plan asset entity”) who has investment discretion should take into account before deciding to invest the plan’s assets in the Acquiring Fund. Employee benefit plans under ERISA, plans under the Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is general in nature and is not intended to be complete, but only to address certain matters under ERISA and the Code. The summary does not include state, local, or non-U.S. law. Accordingly, investors are urged to consult with their own professional advisors to understand the issues affecting the Acquiring Fund and the investor. Toroso is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with a plan’s investment in the Acquiring Fund.

Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Acquiring Fund, including the role that an investment in the Acquiring Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in the Acquiring Fund, must be satisfied that (i) the investment is prudent for the plan, (ii) the investments of the plan are diversified so as to minimize the risk of large losses, (iii) an investment in the Acquiring Fund complies with the terms of the plan, and (iv) the acquisition and holding of Shares does not result in a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (see “Prohibited Transactions” below).

The Acquiring Fund and Plan Assets

If the underlying assets of an entity, such as statutory trust, are considered to be assets of a plan for purposes of ERISA or Section 4975 of the Code, the operations of that entity would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code. A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of an entity will result in the underlying assets of the entity being deemed plan assets for purposes of ERISA and Section 4975 of the Code. The regulation includes an exception that provides that assets of an entity will not be plan assets of a plan that purchases an equity interest in the entity, if the equity interest purchased is a “publicly offered security.”

The publicly offered security exception applies if the equity interest is a security that is:

(1)	freely transferable (see discussion below);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

Toroso believes that the conditions described above should be satisfied with respect to the Shares. Toroso believes that the Shares therefore should constitute publicly offered securities, and the underlying assets of the Acquiring Fund should not be considered to constitute plan assets of any plan that purchases Shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, Shares may not be purchased with the assets of a plan if Toroso, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

●	exercise any discretionary authority or discretionary control with respect to management of the plan;

●	exercise any authority or control with respect to management or disposition of the assets of the plan;

●	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

●	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

●	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (i) the investment in Shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (ii) the investment in Shares constitutes an arrangement under which the Acquiring Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (iii) the investing plan, by itself, has the authority or influence to cause the Acquiring Fund to engage in such transactions, or (iv) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Acquiring Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Acquiring Fund and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the Shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and Toroso makes no representation regarding whether an investment in Shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate U.S. federal income taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Employee benefit plans may be governmental plans (as defined in Section 3(32) of ERISA) or church plans (as defined in Section 3(33) of ERISA). Certain governmental plans and church plans are not subject to ERISA or the prohibited transaction provisions described above. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Acquiring Fund (and any continued investment in the Acquiring Fund), or the operation and administration of the Acquiring Fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Acquiring Fund is not to be construed as a representation by the Trust, the Acquiring Fund, Toroso, any trading advisor, any clearing broker, the Distributor or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult legal counsel and financial advisors as to the propriety of an investment in the Acquiring Fund in light of the circumstances of the particular plan, and compliance with ERISA, Section 4975 of the Code and similar law, as applicable.

GENERAL POOL DISCLOSURE

PERFORMANCE OF THE OTHER COMMODITY POOLS OPERATED BY THE COMMODITY POOL OPERATOR

All summary performance information is as of June 30, 2023. Performance information is set forth, in accordance with CFTC regulations, on a monthly basis for each other commodity pool’s past five calendar years and for the year to date. No performance information is presented with respect to the Acquiring Fund, which has not commenced investment operations prior to the date of this Prospectus, and which will not begin trading until after the initial creation units of the Acquiring Fund are purchased by the initial Authorized Participant. The performance of the Acquiring Fund will be materially different from the funds and the past performance summaries of the other funds below are generally not representative of how the Acquiring Fund might perform in the future. Toroso serves as the commodity pool operator for the Amplify Inflation Fighter ETF which commenced operations on February 2, 2022, the CNIC ICE US Carbon Neutral Power Futures Index which commenced operations on May 9, 2023, the Ionic Inflation Protection ETF which commenced operations on June 29, 2022 and the Return Stacked™ Bonds & Managed Futures ETF which commenced operations on February 8, 2023.

The monthly rate of return for each fund presented below is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

*A drawdown is a loss experienced by the Acquiring Fund over a specified period. Drawdowns are measured on the basis of monthly returns only and do not reflect intra-month figures. The worst monthly percentage drawdown reflects the largest single month loss sustained over the most recent five calendar years and the current year-to-date.

**The worst peak-to-valley drawdown is the largest percentage decline in the NAV per unit over the most recent five calendar years and the current year to date. This need not be a continuous decline but can be a series of positive and negative returns. Worst peak-to-valley drawdown represents the greatest percentage decline from any month end NAV per unit that occurs without such month end NAV per unit being equaled or exceeded as of a subsequent month end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak to valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

Amplify Inflation Fighter ETF (TICKER: IWIN)

The Amplify Inflation Fighter ETF commenced trading and investment operations on February 2, 2022. The Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until June 30, 2023): 925,000

Aggregate gross sale price for units issued: $23,953,132.50

Pool NAV as of June 30, 2023: $8,901,525

NAV per Share as of June 30, 2023: $23.86

Worst monthly percentage drawdown*: -14.83% / June 2022

Worst peak to valley drawdown**: -28.50% / March 2022 – September 2022

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2022	2023
January	%	11.69%
February	4.54%	(6.95)%
March	2.58%	1.93%
April	(5.66)%	(0.20)%
May	(3.30)%	(1.26)%
June	(14.83)%	7.31%
July	8.41%	%
August	(3.65)%	%
September	(9.71)%	%
October	5.73%	%
November	5.31%	%
December	(4.05)%	%
Annual Rate of Return	(16.36)%	16.00%

CNIC ICE US Carbon Neutral Power Futures Index ETF (TICKER: AMPD)

The CNIC ICE US Carbon Neutral Power Futures Index ETF commenced trading and investment operations on May 9, 2023. The Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until June 30, 2023): 200,000

Aggregate gross sale price for units issued: $4,792,890.00

Pool NAV as of June 30, 2023: $4,724,778.05

NAV per Share as of June 30, 2023: $23.62

Worst monthly percentage drawdown*: -8.02% / May 2023

Worst peak to valley drawdown**: N/A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2023
January	%
February	%
March	%
April	%
May	(8.02)%
June	4.79%
July	%
August	%
September	%
October	%
November	%
December	%
Annual Rate of Return	(5.50)%

Ionic Inflation Protection ETF (TICKER: CPII)

The Ionic Inflation Protection ETF commenced trading and investment operations on June 29, 2022. The Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until June 30, 2023): 475,000

Aggregate gross sale price for units issued: $9,491,175.00

Pool NAV as of June 30, 2023: $9,740,859.49

NAV per Share as of June 30, 2023: $19.48

Worst monthly percentage drawdown*: -2.40% / January 2023

Worst peak to valley drawdown**: -5.0% / July 2022 – January 2023

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2022	2023
January	%	(2.40)%
February	%	2.71%
March	%	(0.07)%
April	%	(0.41)%
May	%	(0.34)%
June	0.10%	0.78%
July	1.01%	%
August	1.26%	%
September	(1.83)%	%
October	3.08%	%
November	(2.33)%	%
December	0.06%	%
Annual Rate of Return	1.10%	0.09%

Return Stacked™ Bonds & Managed Futures ETF (TICKER: RSBT)

The Return Stacked™ Bonds & Managed Futures ETF commenced trading and investment operations on February 8, 2023. The Fund is listed on CBOE and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the 1933 Act; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until June 30, 2023): 1,075,000

Aggregate gross sale price for units issued: $20,422,317.50

Pool NAV as of June 30, 2023: $18,957,950.11

NAV per Share as of June 30, 2023: $18.50

Worst monthly percentage drawdown*: -1.34% / May 2023

Worst peak to valley drawdown**: -8.9% / February 2023 – May 2023

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2023
January	%
February	(1.08)%
March	8.26%
April	0.39%
May	(1.34)%
June	2.68%
July	%
August	%
September	%
October	%
November	%
December	%
Annual Rate of Return	%

Comparative Historical and Pro Forma Per Share Data

The following table sets forth certain historical and pro forma per share data for the Acquired Fund. The data has been derived from and should be read together with the audited and unaudited financial statements of the Acquired Fund and related notes thereto contained in the Acquired Fund’s Form 10-K for the fiscal year ended December 31, 2022.

The unaudited pro forma net income per share is presented as if the Merger had occurred (and assumes that approximately 50,000 million shares of the Acquired Fund have been distributed in the Merger and subsequently converted into approximately 50,000 shares of the Acquiring Fund) as of the date presented. The unaudited pro forma combined per share data presented below for the year ended December 31, 2022 combines certain per share financial data of the Acquired Fund and the Acquiring Fund. The unaudited pro forma and equivalent pro forma book value per share data is presented as if the Merger had occurred (and assumes that approximately 50,000 shares of the Acquired Fund have been distributed in the Merger and subsequently converted into approximately 50,000 shares of the Acquiring Fund) as of the date presented.

The pro forma amounts in the table below are presented for illustrative purposes only and do not indicate what the financial position or the results of operations of the Acquiring Fund would have been had the merger occurred as of the date or for the period presented. The pro forma amounts also do not indicate what the financial position or future results of operations of the combined company will be. You should not rely on the pro forma information as being indicative of the historical results that would have occurred or the future results that the Acquiring Fund will experience after the Merger. No adjustment has been included in the pro forma amounts for any anticipated cost savings or other synergies as a result of the Merger or for any potential inefficiencies or loss of synergies that may result from the Merger. The pro forma amounts are preliminary and subject to change.

Because Acquired Fund shareholders will own one share of the Acquiring Fund for each share of the Acquired Fund they owned prior to the Merger, the Acquired Fund unaudited pro forma equivalent data will be the same as the corresponding pro forma data.

	From the commencement of operations (September 15, 2022) Operations through December 31, 2022
Acquired Fund Historical
Basic and diluted loss per common share from continuing operations	$	$(3.60)
Distributions per share	$
Book value per share		$21.40

Acquired Fund Pro Forma
Basic and diluted loss per common share from continuing operations		$(3.60)
Distributions per share	$
Book value per share		$21.40

WE ARE PROVIDING THIS SUMMARY OF COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA FOR ILLUSTRATIVE PURPOSES ONLY. YOU SHOULD NOT RELY ON THE PRO FORMA PER SHARE DATA PRESENTED ABOVE AS BEING INDICATIVE OF THE RESULTS THAT WOULD HAVE BEEN ACHIEVED HAD THE MERGER OCCURRED PRIOR TO THE PERIOD PRESENTED OR OF THE FUTURE RESULTS OF THE ACQUIRING FUND.

ACQUIRED FUND SHAREHOLDER VOTING RIGHTS

Shareholders have no voting rights with respect to the Acquired Fund except as expressly provided in the Teucrium Trust’s trust agreement. The trust agreement provides that shareholders representing at least a majority (over 50%) of the outstanding shares of the Teucrium Trust, voting together as a single class (excluding shares acquired by Teucrium in connection with its initial capital contribution to any Teucrium Trust series), may vote to (i) continue the Teucrium Trust by electing a successor Teucrium as described above, and (ii) approve amendments to the trust agreement that impair the right to surrender redemption baskets for redemption. In addition, Acquired Fund shareholders holding shares representing seventy-five percent (75%) of the outstanding shares of the Teucrium Trust, voting together as a single class (excluding shares acquired by Teucrium in connection with its initial capital contribution to any Teucrium Trust series) may vote to dissolve the Teucrium Trust upon not less than ninety (90) days’ notice to Teucrium.

INFORMATION ON FUND SHARES AND OWNERSHIP OF FUND SHARES

The Acquiring Fund

Description of Shares of the Acquiring Fund

The Acquiring Fund was recently formed and has not yet commenced operations. As of October 30, 2023, the Acquiring Fund’s authorized shares consists of an unlimited shares of interest, $0.00 par value per share. As of such date, there were four shares of the Acquiring Fund shares issued and outstanding.

Holders of the Acquiring Fund’s shares are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Generally, matters to be decided by the shareholders will be decided by the vote of holders of a majority of the outstanding shares of the Acquiring Fund interest entitled to vote.

Holders of the Acquiring Fund shares are entitled to receive dividends ratably, if any, as may be declared by Toroso. Upon the Acquiring Fund’s liquidation, dissolution or winding-up, holders of the Acquiring Fund interest are entitled to receive ratably its net assets available for distribution after the payment of all of the Acquiring Fund’s liabilities. Holders of the Acquiring Fund interest have no preemptive, subscription, redemption or conversion rights. Shares of the Acquiring Fund are not yet publicy traded.

Ownership of the Acquiring Fund

As of the date of this prospectus, Toroso owns four Shares of the Acquiring Fund. As of the date of this Information Statement, none of the principals of Toroso have an ownership interest in the Acquiring Fund. Upon the Merger, the four Shares held by Toroso will be redeemed and cancelled.

The Acquired Fund

Description of Shares of the Acquired Fund

As of October 27, 2023, the authorized shares of the Acquired Fund consists of 50,004 shares of interest, no par value. The Acquired Fund trades on NYSE Arca under the symbol “DEFI.”

Holders of the Acquired Fund interest are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the outstanding shares of Acquired Fund interest entitled to vote on any matter, including in any election of directors, may decide such matter, including elect all of the directors standing for election which shall be elected by a plurality of the votes cast.

Holders of Acquired Fund interest are entitled to receive dividends ratably, if any, as may be declared by its sponsor out of available funds therefrom. Holders of the Acquired Fund shares have no preemptive, subscription, redemption or conversion rights.

Ownership of the Acquired Fund

As of the date of this Information Statement, Acquired Fund is principally owned by the persons listed in the chart below. As of the date of this Information Statement, none of the principals of Teucrium have an ownership interest in the Acquired Fund.

Name and Address[1]	Outstanding Shares Held	Percentage of Fund
GTS Securities 545 Madison Ave New York, NY 10022	26,292	52.50%
Toroso Investments LLC 234 West Florida Street Suite 203 Milwaukee, WI 53204	6,678	13.30%
Jane Street Group LLC 250 Vesey Street New York, NY 10281	5,579	11.10%

1 As of October 30, 2023, the name, address and percentage ownership of each owner of record of 5% or more of the outstanding shares of the Acquired Fund is based on the Acquired Fund’s review of the Schedule 13F filings made for the calendar quarter ended September 30, 2023. The Acquired Fund does not have information concerning the beneficial ownership of its shares held through DTC Participants.

LEGAL MATTERS

The validity of the shares of the Acquiring Fund to be issued in connection with the merger will be passed upon by K&L Gates LLP. K&L Gates LLP will provide to the Acquiring Fund and Acquired Fund a legal opinion regarding certain federal income tax matters.

EXPERTS

The financial statements of the Acquired Fund included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of the Acquiring Fund are included in this prospectus and elsewhere in the registration statement in reliance upon the report of Tait, Weller, & Baker, LLP “Tait Weller”, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing. Tait Weller is not opining on the internal control over financial reporting.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Eligible beneficial shareholders who share a single address may have received a notification that only one copy of the Information Statement will be sent to that address unless the broker, bank, institution or other nominee that provided the notification received contrary instructions from any beneficial shareholder at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. However, if a beneficial shareholder at such an address wishes to receive a separate Information Statement: Acquired Fund shareholders may contact Teucrium at Three Main Street, Suite 215, Burlington, Vermont 05401 and (802) 540-0019 and the Acquired Fund will undertake to deliver the Information Statement promptly to such shareholder. Eligible registered shareholders receiving multiple copies of these documents can request householding by contacting the Acquired Fund in the same manner. Persons holding shares through a bank, broker, institutions or other nominee can request householding by contacting the nominee.

taitweller.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Trustees

Of Hashdex Bitcoin Futures ETF

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of Hashdex Bitcoin Futures ETF, a series of Tidal Commodities Trust I, (the “Fund”) as of October 24, 2023, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Fund as of October 24, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We have served as the auditor of the Fund since 2023.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 30, 2023

THE ACQUIRING FUND

STATEMENT OF ASSETS AND LIABILITIES

Hashdex Bitcoin Futures ETF
STATEMENT OF ASSETS AND LIABILITIES	October 24, 2023

ASSETS
Cash	$100
TOTAL ASSETS	100

NET ASSETS	$100

NET ASSETS CONSIST OF
Fund capital	$100

TOTAL NET ASSETS	$100

Fund shares issued and outstanding
(par value $0.00 per share; unlimited number of shares authorized)	4

Net asset value per share	$25.00
See accompanying Notes to Financial Statement.

NOTES TO STATEMENT OF ASSETS AND LIABILITIES

FOR THE ACQUIRING FUND

NOTES TO FINANCIAL STATEMENT	October 24, 2023

Note 1 – Organization and Significant Accounting Policies

Hashdex Bitcoin Futures ETF (the “Fund”) is a series of Tidal Commodities Trust I (“Trust”), a Delaware statutory trust organized on February 10, 2023. The Fund operates pursuant to the First Amended and Restated Declaration of Trust and Trust Agreement ("Trust Agreement"), dated March 10, 2023. The Trust is registered with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (together with the rules and regulations adopted thereunder, as amended, the “1933 Act”), as a exchange-traded fund.

The Fund’s investment objective is for changes in the shares’ net asset value (“NAV”) to reflect the daily changes of the price of the Hashdex U.S. Bitcoin Futures Fund Benchmark (the “Benchmark”), less expenses from the Fund’s operations. The Benchmark currently is the average of the closing settlement prices for the first to expire and second to expire bitcoin futures contracts (“Bitcoin Futures Contracts”) listed on the Chicago Mercantile Exchange (“CME”). The Bitcoin Futures Contracts that at any given time make up the Benchmark are referred to hereinafter as the “Benchmark Component Futures Contracts.” Under normal market conditions, the Fund invests in Benchmark Component Futures Contracts and cash and cash equivalents. Because the Fund’s investment objective is to track the price of the Benchmark by investing in Benchmark Futures Contracts rather than bitcoin, changes in the price of the Shares will vary from changes in the spot price of bitcoin. These futures contracts are the Benchmark Component Futures Contracts. The CME currently offers two Bitcoin Futures Contracts, one contract representing 5 bitcoin (“BTC Contracts”) and another contract representing 0.10 bitcoin (“MBT Contracts”). The Fund will invest in BTC Contracts and MBT Contracts to the extent necessary to achieve maximum exposure to the bitcoin futures market.

As of October 24, 2023, the Trust has had no operations other than the sale and issuance of four shares of the Fund to Toroso Investments, LLC (the “Sponsor” and/or “Toroso”) in the amount of $100. The Fund currently offers one class of shares that has no front-end sales load, no deferred sales charge, and no redemption fee. The Fund may issue an unlimited number of shares (“Shares”) of beneficial interest, with a $0.00 par value. All shares of the Fund have equal rights and privileges.

The Fund continuously offers and redeems shares in blocks of at least 10,000 shares (each such block, a “Creation Unit”) at an initial price per Share of $25. Only Authorized Participants may purchase and redeem shares from the Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and the Sponsor. Shares are offered on a continuous basis to Authorized Participants in Creation Units at NAV. Authorized Participants may then offer to the public, from time to time, shares from any Creation Unit they create at a per-share market price. The form of Authorized Participant Agreement sets forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from the Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase shares through their commission or fee-based brokerage accounts.

Significant accounting policies of the Fund are as follows:

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

Indemnifications

In the normal course of business, the Fund enters into contracts that contain a variety of representations which provide general indemnifications. The Fund’s maximum exposure under these arrangements cannot be known; however, the Fund expects any risk of loss to be remote.

Cash

Cash includes non-interest bearing non-restricted cash with one institution.

Income Taxes

For U.S. federal income tax purposes, the Fund will be classified as a publicly traded partnership. A publicly traded partnership is generally taxable as a corporation for U.S. federal income tax purposes unless 90% or more of the publicly traded partnership’s gross income for each taxable year of its existence consists of qualifying income as defined in section 7704(d) of the Internal Revenue Code of 1986, as amended (the “Code”). Qualifying income is defined as generally including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities, other than as inventory, or of futures, forwards, and options with respect to commodities, qualifying income also includes income and gains from commodities and from futures, forwards, options with respect to commodities and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities. There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives, such as Bitcoin Futures Contracts. Based on an opinion received by Toroso from their independent legal counsel and a Commodity Futures Trading Commission determination that treats bitcoin as a commodity under the Commodity Exchange Act, the Fund intends to take the position that Bitcoin Futures Contracts consist of futures on commodities for purposes of the qualifying income exception under section 7704 of the Code. Accordingly, the Fund expects that at least 90% of the Fund’s gross income for each taxable year will consist of qualifying income and that the Fund will be taxed as a partnership for U.S. federal income tax purposes. Therefore, the Fund does not record a provision for income taxes because the shareholders report their share of the Fund’s income or loss on their income tax returns.

The Fund is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Fund will file income tax returns in the U.S. federal jurisdiction and may file income tax returns in various U.S. states and foreign jurisdictions.

The Fund may be subject to potential examination by U.S. federal, U.S. state, or foreign jurisdictional authorities in the area of income taxes. These potential examinations may include among other things questioning the tax classification of the Fund, the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with U.S. federal, U.S. state and foreign tax laws.

Basis of Presentation

The preparation of these financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of net assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date. Actual results could differ from those estimates.

Organizational and Offering Costs

All organizational and initial offering costs for the Trust and the Fund were borne directly by the Sponsor. The Trust and the Fund do not have an obligation to reimburse the Adviser for organization and offering costs paid on their behalf.

Note 2 – Sponsor Fee Allocation of Expenses and Related Party Transactions

The Fund pays Toroso a Management Fee, monthly in arrears, in an amount equal to 0.94% per annum of the daily NAV of the Fund. The Management Fee is paid in consideration of the Sponsor’s services related to the management of the Fund’s business and affairs, including the provision of commodity futures trading advisory services. Purchases of creation units with cash may cause the Fund to incur certain costs including brokerage commissions and redemptions of creation units with cash may result in the recognition of gains or losses that the Fund might not have incurred if it had made redemptions in-kind. The Fund pays all of its respective brokerage commissions, including applicable exchange fees, National Futures Association fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities for the Fund’s investments in Commodity Futures Trading Commission regulated investments. The Fund bears other transaction costs related to the futures commission merchants capital requirements on a monthly basis. The Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Sub-Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Tidal ETF Services LLC (“Tidal,” or the “Administrator”) serves as the Fund’s administrator. In addition, as marketing agent, Tidal assists the Fund and Toroso with certain functions and duties relating to marketing, which include the following: marketing and sales strategy, and marketing-related services.

Hashdex Asset Management Ltd. (“Hashdex” or the “Digital Asset Adviser”) is a Cayman Islands investment manager (and an Exempt Reporting Advisor under SEC rules) that specializes in, among other things, the management, research, investment analysis and other investment support services of funds and ETFs with investment strategies involving bitcoin and other crypto assets. As Digital Asset Adviser, Hashdex is responsible for providing Toroso and Tidal with research and analysis regarding bitcoin and bitcoin markets for use in the operation and marketing of the Fund. Hashdex has no role in maintaining, calculating or publishing the Benchmark. Hashdex also has no responsibility for the investment or management of the Fund’s portfolio or for the overall performance or operation of the Fund.

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), an indirect subsidiary of U.S. Bancorp, intends to serve as the Fund’s fund accountant, sub-administrator and transfer agent pursuant to certain fund accounting servicing, fund sub-administration servicing and transfer agent servicing agreements. U.S. Bank National Association, a subsidiary of U.S. Bancorp and parent company of Fund Services, intends to serve as the Fund’s custodian pursuant to a custody agreement. Foreside Fund Service, LLC intends to serve as the Fund’s distributor pursuant to a distribution agreement.

Note 3 – Transactions with Affiliates

Certain officers of the Trust are affiliated with the Sponsor. None of the affiliated Trust’s officers receive compensation from the Fund. The Administrator is a wholly-owned subsidiary of the Sponsor.

Note 4 – Subsequent Events

In preparing these financial statements, Management has evaluated subsequent events through the date of issuance of the financial statements included herein. There have been no subsequent events that occurred during such period that would require disclosure or would be required to be recognized in the financial statement.

grant thornton llp

757 Third Ave., 9th Floor

New York, NY 10017

D   +1 212 599 0100

F   +1 212 370 4520

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor and Shareholders of

Hashdex Bitcoin Futures ETF

Opinion on the financial statements

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Hashdex Bitcoin Futures ETF (the “Fund”) as of December 31, 2022, the related statements of operations, changes in net assets, and cash flows for the period from commencement of operations (September 15, 2022) through December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of December 31, 2022 and 2021, and the results of its operations and its cash flows from commencement of operations (September 15, 2022) through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the Fund’s internal control over financial reporting as of December 31, 2022, based on criteria established in the 2013 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”), and our report dated March 1, 2023 expressed an unqualified opinion

Basis for opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical audit matters

Critical audit matters are matters arising from the current audit period of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosure that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ GRANT THORNTON LLP

We have served as auditor of one or more of the series of Teucrium Commodity Trust since 2014.

New York, New York

March 1, 2023

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

ACQUIRED FUND

STATEMENTS OF ASSETS AND LIABILITIES

December 31, 2022

Assets
Cash and cash equivalents	$701,969
Interest receivable	2,961
Equity in trading accounts:
Cryptocurrency futures contracts	29,152
Due from broker	337,049
Total equity in trading accounts	366,201
Total assets	$1,071,131

Liabilities
Management fee payable to Sponsor	$868

Net assets	$1,070,263

Shares outstanding	50,004

Shares available	*

Net asset value per share	$21.40

Market value per share	$21.39

* On September 14, 2022, the Hashdex Bitcoin Futures ETF registered an indeterminate number of shares of the Fund pursuant to Rule 456(d) under the Securities Act of 1933.

The accompanying notes are an integral part of these financial statements.

ACQUIRED FUND

SCHEDULE OF INVESTMENTS

December 31, 2022

				Percentage of
Description: Assets	Yield	Cost	Fair Value	Net Assets	Shares

Cash equivalents
Money market funds
First American Government Obligations Fund - Class X	4.105%	$701,969	$701,969	65.59%	701,969

	Number of Contracts	Fair Value	Percentage of Net Assets	Notional Amount (Long Exposure)
Cryptocurrency futures contracts
United States CME Bitcoin futures contracts
CME Bitcoin futures JAN23	6	$24,979	2.33%	$496,050
CME Bitcoin futures FEB23	7	4,173	0.39	575,575
Total cryptocurrency futures contracts		$29,152	2.72%	$1,071,625

The accompanying notes are an integral part of these financial statements.

ACQUIRED FUND

STATEMENTS OF OPERATIONS

From the commencement
of operations (September 15, 2022)
through December 31, 2022
Income
Realized and unrealized gain (loss) on trading of cryptocurrency futures contracts:
Realized loss on cryptocurrency futures contracts	$(423,794)
Net change in unrealized appreciation on cryptocurrency futures contracts	29,152
Interest income	12,854
Total Loss	$(381,788)

Expenses
Management fees	4,249
Professional fees	54,416
Distribution and marketing fees	1,076
Custodian fees and expenses	213
Business permits and licenses fees	10,842
General and administrative expenses	8,744
Total expenses	$79,540

Expenses waived by the Sponsor	(75,291)

Total expenses, net	$4,249

Net Loss	$(386,037)

Net loss per share	$(3.60)
Net loss per weighted average share	$(5.82)
Weighted average shares outstanding	66,359

The accompanying notes are an integral part of these financial statements.

ACQUIRED FUND

STATEMENTS OF CHANGES IN NET ASSETS

From the commencement
of operations (September 15, 2022)
Operations	through December 31, 2022
Net Loss	$(386,037)
Capital transactions
Issuance of Shares	2,461,340
Redemption of Shares	(1,005,040)
Total capital transactions	1,456,300
Net change in net assets	1,070,263

Net assets, beginning of period	$—

Net assets, end of period	$1,070,263

Net asset value per share at beginning of period	$25.00

Net asset value per share at end of period	$21.40

Creation of Shares	100,004
Redemption of Shares	50,000

The accompanying notes are an integral part of these financial statements.

ACQUIRED FUND

STATEMENTS OF CASH FLOWS

From the commencement
of operations (September 15, 2022)
through December 31, 2022
Cash flows from operating activities:
Net Loss	$(386,037)
Adjustments to reconcile net loss to net cash used in operating activities:
Net change in unrealized depreciation on cryptocurrency futures contracts	(29,152)
Changes in operating assets and liabilities:
Due from broker	(337,049)
Interest receivable	(2,961)
Management fee payable to Sponsor	868
Net cash used in operating activities	(754,331)

Cash flows from financing activities:
Proceeds from sale of Shares	2,461,340
Redemption of Shares	(1,005,040)
Net cash provided by financing activities	1,456,300

Net change in cash and cash equivalents	701,969
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$701,969

The accompanying notes are an integral part of these financial statements.

ACQUIRED FUND

NOTES TO FINANCIAL STATEMENTS

December 31, 2022

Note 1 – Organization and Operation

Hashdex Bitcoin Futures ETF (the “Fund”) is a series of Teucrium Commodity Trust (“Trust”), a Delaware statutory trust organized on September 11, 2009. The Fund operates pursuant to the Fifth Amended and Restated Declaration of Trust and Trust Agreement ("Trust Agreement"), dated April 26, 2019. The Trust Agreement may be found on the SEC’s EDGAR filing database at https://www.sec.gov/Archives/edgar/data/1471824/000165495419004865/ex31.htm. The Fund was formed and is managed and controlled by the Sponsor, a limited liability company formed in Delaware on July 28, 2009. The Sponsor is registered as a commodity pool operator (“CPO”) and a commodity trading adviser (“CTA”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). The Fund intends to be treated as a partnership for U.S. federal income tax purposes.

On  September 14, 2022, the Fund’s initial registration of an indeterminate number of shares on Form S-1 was declared effective by the SEC.  On September 15, 2022, the Fund listed it’s shares on the NYSE Arca under the ticker symbol “DEFI”. On the business day prior to that, the Fund issued 50,000 shares in exchange for $1,250,000 at the Fund’s initial NAV of $25 per share.

The Fund’s investment objective is for changes in the Shares’ NAV to reflect the daily changes of the price of a specified benchmark (the “Benchmark”), less expenses from the Fund’s operations. The Benchmark currently is the average of the closing settlement prices for the first to expire and second to expire bitcoin futures contracts (“Bitcoin Futures Contracts”) listed on the CME. These futures contracts are the Benchmark Component Futures Contracts. The CME currently offers two Bitcoin Futures Contracts, one contract representing 5 bitcoin (“BTC Contracts”) and another contract representing 0.10 bitcoin (“MBT Contracts”). The Fund will invest in BTC Contracts and MBT Contracts to the extent necessary to achieve maximum exposure to the bitcoin futures market.

DEFI Benchmark

CME Bitcoin Futures Contracts	Weighting
First to expire	50%
Second to expire	50%

Subject to the terms of the Trust Agreement, Teucrium Trading, LLC, in its capacity as the Sponsor (“Sponsor”), may terminate a Fund at any time, regardless of whether the Fund has incurred losses, including, for instance, if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. However, no level of losses will require the Sponsor to terminate a Fund.

Note 2 – Principal Contracts and Agreements

The Sponsor employs U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), for Transfer Agency, Fund Accounting and Fund Administration services. The principal address for Global Fund Services is 615 E. Michigan Street, Milwaukee, WI 53202.

For custody services, the Funds will pay to U.S. Bank N.A. 0.0075% of average gross assets up to $1 billion, and .0050% of average gross assets over $1 billion, annually, plus certain per-transaction charges. For Transfer Agency, Fund Accounting and Fund Administration services, which are based on the total assets for all the Funds in the Trust, the Funds will pay to Global Fund Services 0.05% of average gross assets on the first $500 million, 0.04% on the next $500 million, 0.03% on the next $2 billion and 0.02% on the balance over $3 billion annually. A combined minimum annual fee of up to $47,000 for custody, transfer agency, accounting and administrative services is assessed per Fund. These services are recorded as custodian fees and expenses on the statements of operations. A summary of these expenses is included below.

The Sponsor employs Foreside Fund Services, LLC (“Foreside” or the “Distributor”) as the Distributor for the Funds. The Distribution Services Agreement among the Distributor and the Sponsor calls for the Distributor to work with the Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising materials. For its services as the Distributor, Foreside receives a fee of 0.01% of each Fund’s average daily net assets and an aggregate annual fee of $100,000 for all Funds, along with certain expense reimbursements. These services are recorded as distribution and marketing fees on the statements of operations. A summary of these expenses is included below. Pursuant to a Consulting Services Agreement, Foreside Consulting Services, LLC, performs certain consulting support services for the Trust’s Sponsor.

StoneX Financial Inc. (“StoneX”) and Phillip Capital Inc. (“Phillip Capital”) serve as the Fund’s clearing brokers to execute futures contracts and provide other brokerage-related services. StoneX and Phillip Capital are each registered as futures commission merchants (“FCM”) with the U.S. CFTC and are members of the NFA. The clearing brokers are registered as broker-dealers with the SEC and are each a member of FINRA. StoneX and Phillip Capital are each clearing members of ICE Futures U.S., Inc., Chicago Board of Trade, Chicago Mercantile Exchange, New York Mercantile Exchange, and all other major United States commodity exchanges. StoneX is paid 10.00 -$25.00 per half-turn exclusive of pass through fees for the exchange, and the NFA.  Phillip Capital is paid $35.00 - $45.00 per half-turn exclusive of pass through fees for the exchange, the NFA, execution fees and platform and exchange data fees.  Additionally, if the monthly commissions paid do not equal or exceed 20% return on the StoneX Capital Requirement at 9.6% of the Exchange Maintenance Margin, the Fund will pay a true up to meet that return at the end of each month. A summary of these expenses is included below.

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. For its services, the Trustee receives an annual fee of $3,300 from the Trust. These services are recorded in business permits and licenses fees on the statements of operations. A summary of these expenses is included below.

Period Ended December 31, 2022
Amount Recognized for Custody Services	$213
Amount of Custody Services Waived	$213

Amount Recognized for Distribution Services	$95
Amount of Distribution Services Waived	$95

Amount Recognized for Wilmington Trust	$550
Amount of Wilmington Trust Waived	$550

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification.

Revenue Recognition

Investment transactions are accounted for on a trade-date basis. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on investments are reflected in the statements of operations as the difference between the original amount and the fair market value as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the statements of operations.

Brokerage Commissions

The Sponsor recognizes the expense for brokerage commissions for futures contract trades on a per-trade basis. The below table shows the amounts included on the statements of operations as total brokerage commissions paid inclusive of unrealized loss from the commencement of operations (September 15, 2022) through December 31, 2022.

DEFI
Period Ended December 31, 2022	$2,217

Income Taxes

For federal income tax purposes, the Fund will be treated as a publicly traded partnership. A publicly traded partnership is generally treated as a corporation for federal income tax purposes unless 90% or more of the publicly traded partnership’s gross income for each taxable year of its existence consists of qualifying income as defined in section 7704(d) of the Internal Revenue Code of 1986, as amended. Qualifying income is defined as generally including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities, other than as inventory, or of futures, forwards and options with respect to commodities, qualifying income also includes income and gains from commodities and from futures, forwards, options with respect to commodities and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities. The Fund expects that at least 90% of the Fund’s gross income for each taxable year will consist of qualifying income and that the Fund will be taxed as a partnership for federal income tax purposes. The Fund does not record a provision for income taxes because the shareholders report their share of the Fund’s income or loss on their income tax returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.

There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives, such as Bitcoin Futures Contracts. Bitcoin Futures Contracts more likely than not will be considered futures with respect to commodities for purposes of the qualifying income exception under section 7704 of the Code. Based on a CFTC determination that treats bitcoin as a commodity under the CEA, the Fund intends to take the position that Bitcoin Futures Contracts consist of futures on commodities for purposes of the qualifying income exception under section 7704 of the Code. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund.

The Fund recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and from the commencement of operations (September 15, 2022) through December 31, 2022.

The Fund may be subject to potential examination by U.S. federal, U.S. state, or foreign jurisdictional authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with U.S. federal, U.S. state and foreign tax laws.

Creations and Redemptions

Authorized Purchasers may purchase Creation Baskets consisting of 10,000 shares from the Fund. The amount of the proceeds required to purchase a Creation Basket will be equal to the NAV of the shares in the Creation Basket determined as of 4:00 p.m. (ET) on the day the order to create the basket is received in good order.

Authorized Purchasers may redeem shares from the Fund only in blocks of 10,000 shares called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the NAV of the shares in the Redemption Basket determined as of 4:00 p.m. (ET) on the day the order to redeem the basket is received in good order.

The Fund will receive the proceeds from shares sold or will pay for redeemed shares within three business days after the trade date of the purchase or redemption, respectively. The amounts due from Authorized Purchasers will be reflected in the Fund’s statements of assets and liabilities as capital shares receivable. Amounts payable to Authorized Purchasers upon redemption will be reflected in the Fund’s statements of assets and liabilities as payable for shares redeemed.

As outlined in the most recent Form S-1 filing, 50,000 shares represent five Redemption Baskets for the Fund and a minimum level of shares. If the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser.

Allocation of Shareholder Income and Losses

Profit or loss is allocated among the shareholders of the Fund in proportion to the number of shares each shareholder holds as of the close of each month.

Cash Equivalents

Cash equivalents are highly liquid investments with maturity dates of 90 days or less when acquired. The Fund reported its cash equivalents in the statements of assets and liabilities at market value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturities. The Fund has these balances of its assets on deposit with banks. Assets deposited with a financial institution may, at times, exceed federally insured limits. DEFI had a balance of $701,969 in money market funds at December 31, 2022; these balances are included in cash equivalents on the statements of assets and liabilities.

Due from/to Broker

The amount recorded by the Fund for the amount due from and to the clearing broker includes, but is not limited to, cash held by the broker, amounts payable to the clearing broker related to open transactions, payables for cryptocurrency futures accounts liquidating to an equity balance on the clearing broker’s records and amounts of brokerage commissions paid and recognized as unrealized losses.

Margin is the minimum amount of funds that must be deposited by a cryptocurrency interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as the Fund’s clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over the counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Fund’s trading, the Fund (and not its shareholders personally) is subject to margin calls. Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

Calculation of Net Asset Value

The Fund’s NAV is calculated by:

•	Taking the current market value of its total assets and
•	Subtracting any liabilities.

The administrator, Global Fund Services, will calculate the NAV of the Fund once each trading day. It will calculate the NAV as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (ET). The NAV for a particular trading day will be released after 4:15 p.m. (ET).

In determining the value of Bitcoin Futures Contracts, the Administrator uses the settlement price for the Benchmark Component Futures Contracts, as reported on the CME. CME Group staff determines the daily settlements for the Benchmark Component Futures Contracts based on trading activity on CME Globex exchange between 14:59:00 and 15:00:00 Central Time (CT), the settlement period, except that the “fair value” of Bitcoin Futures Contracts (as described in more detail below) may be used when Bitcoin Futures Contracts close at their price fluctuation limit for the day. The Administrator determines the value of all investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (ET), in accordance with the current Services Agreement between the Administrator and the Trust. NAV includes any unrealized profit or loss on open bitcoin interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

Sponsor Fee Allocation of Expenses and Related Party Transactions

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. DEFI is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.94% per annum. From the Management Fee, the Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table and are not part of the audited financial statements because they are paid for by the Sponsor through the proceeds from the Management Fee. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative, and other ordinary expenses are not deemed extraordinary expenses.

The Sponsor has the ability to elect to pay certain expenses on behalf of the Funds or waive the management fee. This election is subject to change by the Sponsor, at its discretion. Expenses paid by the Sponsor and Management fees waived by the Sponsor are, if applicable, presented as waived expenses in the statements of operations for each Fund. The Sponsor has determined that there will be no recovery sought for the amounts below in any future period:

DEFI
Period Ended December 31, 2022	$75,291

Expenses

Expenses are recorded using the accrual method of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-03, related to fair value measurement (Topic 820) of equity securities subject to contractual sale restrictions. Under the clarified guidance, contractual restrictions on the sale of an equity security are not considered part of the unit of account of the equity security and, therefore, are not considered in measuring fair value, however they do require disclosures. The amendment was early adopted for the quarter ended September 30, 2022; the early adoption did not have a material impact on the financial statements and disclosures of the Trust or the Fund.

Fair Value - Definition and Hierarchy

In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Fund uses various valuation approaches. In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Fund’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 financial instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these financial instruments does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from financial instrument to financial instrument and is affected by a wide variety of factors including, the type of financial instrument, whether the financial instrument is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the financial instruments existed. Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for financial instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy, within which the fair value measurement in its entirety falls, is determined based on the lowest level input that is significant to the fair value measurement.

On December 31, 2022, the reported value at the close of the market for each cryptocurrency contract fairly reflected the value of the futures and no alternative valuations were required.

Net Income (Loss) per Share

Net income (loss) per share is the difference between the NAV per unit at the beginning of each period and at the end of each period. The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit. The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units created or redeemed based on the amount of time the units were outstanding during such period.

Note 4 – Fair Value Measurements

The Fund’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Fund’s significant accounting policies in Note 3. The following table presents information about the Fund’s assets and liabilities measured at fair value as of  December 31, 2022:

December 31, 2022

Assets:	Level 1	Level 2	Level 3	Balance as of December 31, 2022
Cash Equivalents	$701,969	$—	$—	$701,969
Bitcoin futures contracts	29,152	—	—	29,152
Total	$731,121	$—	$—	$731,121

From the commencement of operations (September 15, 2022) through December 31, 2022, the Fund did not have any significant transfers between any of the levels of the fair value hierarchy.

See the Fair Value - Definition and Hierarchy section in Note 3 above for an explanation of the transfers into and out of each level of the fair value hierarchy.

Note 5 – Derivative Instruments and Hedging Activities

In the normal course of business, the Fund utilizes derivative contracts in connection with its proprietary trading activities. Investments in derivative contracts are subject to additional risks that can result in a loss of all or part of an investment. The Fund’s derivative activities and exposure to derivative contracts are classified by the following primary underlying risks: interest rate, credit, commodity price, and equity price risks. In addition to its primary underlying risks, the Fund is also subject to additional counterparty risk due to inability of its counterparties to meet the terms of their contracts. For the period from commencement of operations (September 15, 2022) through December 31, 2022, the Fund invested only in cryptocurrency futures contracts.

Futures Contracts

The Fund is subject to cryptocurrency price risk in the normal course of pursuing its investment objectives. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

The purchase and sale of futures contracts requires margin deposits with a Futures Commission Merchant (“FCM”). Subsequent payments (variation margin) are made or received by the Fund each day, depending on the daily fluctuations in the value of the contract, and are recorded as unrealized gains or losses by the Fund. Futures contracts may reduce the Fund’s exposure to counterparty risk since futures contracts are exchange-traded; and the exchange’s clearinghouse, as the counterparty to all exchange-traded futures, guarantees the futures against default.

The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other equity deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to the Fund’s pro rata share of segregated customer funds available. It is possible that the recovery amount could be less than the total of cash and other equity deposited.

The following table discloses information about offsetting assets and liabilities presented in the statements of assets and liabilities to enable users of these financial statements to evaluate the effect or potential effect of netting arrangements for recognized assets and liabilities. These recognized assets and liabilities are presented as defined in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2011-11 “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities” and subsequently clarified in FASB ASU 2013-01 “Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.”

The following table also identifies the fair value amounts of derivative instruments included in the statements of assets and liabilities as derivative contracts, categorized by primary underlying risk, and held by the FCMs, StoneX as of  December 31, 2022.

Offsetting of Financial Assets and Derivative Assets as of December 31, 2022

	(i)	(ii)	(iii) = (i-ii)	(iv)		(v) = (iii)-(iv)
				Gross Amount Not Offset in the Statement of Assets and Liabilities
Description	Gross Amount of Recognized Assets	Gross Amount Offset in the Statement of Assets and Liabilities	Net Amount Presented in the Statement of Assets and Liabilities	Futures Contracts Available for Offset	Collateral, Due to Broker	Net Amount
Cryptocurrency Price
Bitcoin futures contracts	$29,152	$—	$29,152	$—	$—	$29,152

The following tables identify the net gain and loss amounts included in the statements of operations as realized and unrealized gains and losses on trading of cryptocurrency futures contracts categorized by primary underlying risk:

From the commencement of operations (September 15, 2022) through December 31, 2022

	Realized Loss on Commodity Futures Contracts	Net Change in Unrealized Appreciation on Commodity Futures Contracts
Cryptocurrency Price
Bitcoin futures contracts	$(423,794)	$29,152

Volume of Derivative Activities

The average notional market value categorized by primary underlying risk for all futures contracts held was $1.4 million from the commencement of operations (September 15, 2022) through December 31, 2022.

Note 6 – Financial Highlights

The following table presents per unit performance data and other supplemental financial data from the commencement of operations (September 15, 2022) through December 31, 2022. This information has been derived from information presented in the financial statements and is presented with total expenses gross of expenses waived by the Sponsor and with total expenses net of expenses waived by the Sponsor, as appropriate.

From the commencement
of operations (September 15, 2022)
through December 31, 2022
Per Share Operation Performance
Net asset value at beginning of period	$25.00
Income (loss) from investment operations:
Investment income	0.19
Net realized and unrealized loss on cryptocurrency futures contracts	(3.73)
Total expenses, net	(0.06)
Net decrease in net asset value	(3.60)
Net asset value at end of period	$21.40
Total Return	(14.39)%
Ratios to Average Net Assets (Annualized)
Total expenses	17.60%
Total expenses, net	0.94%
Net investment income	1.90%

The financial highlights per share data are calculated consistent with the methodology used to calculate asset-based fees and expenses.

Note 7 – Organizational and Offering Costs

Expenses incurred in organizing of the Trust and the initial offering of the Shares of the Fund, including applicable SEC registration fees, were borne directly by the Sponsor. The Fund will not be obligated to reimburse the Sponsor.

Note 8 – Subsequent Events

Management has evaluated the financial statements for the period ended December 31, 2022 for subsequent events through the date of this filing and noted no material events requiring either recognition through the date of the filing or disclosure herein for the Fund other than those noted below:

The total net assets of the Fund increased by $431,977, or 40%, for the period December 31, 2022 to February 28, 2023. This was driven by a 40% increase in the NAV/share.

ACQUIRED FUND

STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Cash and cash equivalents	$1,414,157	$701,969
Interest receivable	6,822	2,961
Equity in trading accounts:
Cryptocurrency futures contracts	126,672	29,152
Due from broker	392,803	337,049
Total equity in trading accounts	519,475	366,201
Total assets	1,940,454	1,071,131

Liabilities
Management fee payable to Sponsor	1,525	868

Net assets	$1,938,929	$1,070,263

Shares outstanding	50,004	50,004

Shares authorized	*	*

Net asset value per share	$38.78	$21.40

Market value per share	$38.85	$21.39

* On September 14, 2022, the Hashdex Bitcoin Futures ETF registered an indeterminate number of shares of the Fund pursuant to Rule 456(d) under the Securities Act of 1933.

The accompanying notes are an integral part of these financial statements.

ACQUIRED FUND

SCHEDULE OF INVESTMENTS

June 30, 2023

(Unaudited)

Description: Assets	Yield	Cost	Fair Value	Percentage of Net Assets	Shares

Cash equivalents
Money market funds
First American Government Obligations Fund - Class X	5.015%	$1,414,157	$1,414,157	72.93%	1,414,157

	Number of Contracts	Fair Value	Percentage of Net Assets	Notional Amount (Long Exposure)
Cryptocurrency futures contracts
United States CME Bitcoin futures contracts
CME Bitcoin futures JUL23	6	$124,509	6.42%	$920,400
CME Bitcoin futures AUG23	7	2,163	0.11	1,083,425
Total cryptocurrency futures contracts		$126,672	6.53%	$2,003,825

The accompanying notes are an integral part of these financial statements.

ACQUIRED FUND

SCHEDULE OF INVESTMENTS

December 31, 2022

Description: Assets	Yield	Cost	Fair Value	Percentage of Net Assets	Shares

Cash equivalents
Money market funds
First American Government Obligations Fund - Class X	4.105%	$701,969	$701,969	65.59%	701,969

	Number of Contracts	Fair Value	Percentage of Net Assets	Notional Amount (Long Exposure)
Cryptocurrency futures contracts
United States CME Bitcoin futures contracts
CME Bitcoin futures JAN23	6	$24,979	2.33%	$496,050
CME Bitcoin futures FEB23	7	4,173	0.39	575,575
Total cryptocurrency futures contracts		$29,152	2.72%	$1,071,625

ACQUIRED FUND

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended	Six months ended
	June 30, 2023	June 30, 2023
Income
Realized and unrealized gain (loss) on trading of cryptocurrency futures contracts:
Realized gain on cryptocurrency futures contracts	$71,236	$700,787
Net change in unrealized (depreciation) appreciation on cryptocurrency futures contracts	(30,948)	97,520
Interest income	21,449	34,897
Total income	61,737	833,204

Expenses
Management fees	4,892	8,287
Professional fees	50,284	109,104
Distribution and marketing fees	3,379	4,741
Custodian fees and expenses	858	1,117
Business permits and licenses fees	6,032	16,161
General and administrative expenses	496	496
Total expenses	65,941	139,906

Expenses waived by the Sponsor	(61,049)	(131,619)

Total expenses, net	4,892	8,287

Net income	$56,845	$824,917

Net gain per share	$2.02	$17.38
Net gain per weighted average share	$0.97	$15.20
Weighted average shares outstanding	58,466	54,258

The accompanying notes are an integral part of these financial statements.

ACQUIRED FUND

STATEMENTS OF CHANGES IN NET ASSETS

(Unaudited)

Six months ended
June 30, 2023
Operations
Net income	$824,917
Capital transactions
Issuance of Shares	367,689
Redemption of Shares	(323,940)
Total capital transactions	43,749
Net change in net assets	868,666

Net assets, beginning of period	$1,070,263

Net assets, end of period	$1,938,929

Net asset value per share at beginning of period	$21.40

Net asset value per share at end of period	$38.78

Creation of Shares	10,000
Redemption of Shares	10,000

The accompanying notes are an integral part of these financial statements.

ACQUIRED FUND

STATEMENTS OF CASH FLOWS

(Unaudited)

Six months ended
June 30, 2023
Cash flows from operating activities:
Net income	$824,917
Adjustments to reconcile net income to net cash provided by operating activities:
Net change in unrealized appreciation on cryptocurrency futures contracts	(97,520)
Changes in operating assets and liabilities:
Due from broker	(55,754)
Interest receivable	(3,861)
Management fee payable to Sponsor	657
Net cash provided by operating activities	668,439

Cash flows from financing activities:
Proceeds from sale of Shares	367,689
Redemption of Shares	(323,940)
Net cash provided by financing activities	43,749

Net change in cash and cash equivalents	712,188
Cash and cash equivalents beginning of period	701,969
Cash and cash equivalents end of period	$1,414,157

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

June 30, 2023

(Unaudited)

Note 1 – Organization and Operation

Hashdex Bitcoin Futures ETF (the “Fund”) is a series of Teucrium Commodity Trust (“Trust”), a Delaware statutory trust organized on September 11, 2009. The Fund operates pursuant to the Fifth Amended and Restated Declaration of Trust and Trust Agreement ("Trust Agreement"), dated April 26, 2019. The Trust Agreement may be found on the SEC’s EDGAR filing database at https://www.sec.gov/Archives/edgar/data/1471824/000165495419004865/ex31.htm. The Fund was formed and is managed and controlled by the Sponsor, a limited liability company formed in Delaware on July 28, 2009. The Sponsor is registered as a commodity pool operator (“CPO”) and a commodity trading adviser (“CTA”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). The Fund intends to be treated as a partnership for U.S. federal income tax purposes.

On  September 14, 2022, the Fund’s initial registration of an indeterminate number of shares on Form S-1 was declared effective by the SEC.  On September 16, 2022, the Fund listed it’s shares on the NYSE Arca under the ticker symbol “DEFI”.  On the business day prior to that, the Fund issued 50,000 shares in exchange for $1,250,000 at the Fund’s initial NAV of $25 per share.

The Fund’s investment objective is for changes in the Shares’ NAV to reflect the daily changes of the price of a specified benchmark (the “Benchmark”), less expenses from the Fund’s operations. The Benchmark currently is the average of the closing settlement prices for the first to expire and second to expire bitcoin futures contracts (“Bitcoin Futures Contracts”) listed on the CME. These futures contracts are the Benchmark Component Futures Contracts. The CME currently offers two Bitcoin Futures Contracts, one contract representing 5 bitcoin (“BTC Contracts”) and another contract representing 0.10 bitcoin (“MBT Contracts”). The Fund will invest in BTC Contracts and MBT Contracts to the extent necessary to achieve maximum exposure to the bitcoin futures market.

DEFI Benchmark

CME Bitcoin Futures Contracts	Weighting
First to expire	50%
Second to expire	50%

The accompanying unaudited financial statements have been prepared in accordance with Rule 10-01 of Regulation S-X promulgated by the SEC and, therefore, do not include all information and footnote disclosures required under accounting principles generally accepted in the United States of America (“GAAP”). The financial information included herein is unaudited; however, such financial information reflects all adjustments which are, in the opinion of management, necessary for the fair presentation of the Fund’s financial statements for the interim period. It is suggested that these interim financial statements be read in conjunction with the financial statements and related notes included in the Trust’s Annual Report on Form 10-K, as well as the most recent Form S-1 filing, as applicable. The operating results through June 30, 2023 are not necessarily indicative of the results to be expected from the full year ended December 31, 2023.

Subject to the terms of the Trust Agreement, Teucrium Trading, LLC, in its capacity as the Sponsor (“Sponsor”), may terminate a Fund at any time, regardless of whether the Fund has incurred losses, including, for instance, if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. However, no level of losses will require the Sponsor to terminate a Fund.

Note 2 – Principal Contracts and Agreements

The Sponsor employs U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), for Transfer Agency, Fund Accounting and Fund Administration services. The principal address for Global Fund Services is 615 E. Michigan Street, Milwaukee, WI 53202.

For custody services, the Funds will pay to U.S. Bank N.A. 0.0075% of average gross assets up to $1 billion, and .0050% of average gross assets over $1 billion, annually, plus certain per-transaction charges. For Transfer Agency, Fund Accounting and Fund Administration services, which are based on the total assets for all the Funds in the Trust, the Funds will pay to Global Fund Services 0.05% of average gross assets on the first $500 million, 0.04% on the next $500 million, 0.03% on the next $2 billion and 0.02% on the balance over $3 billion annually. A combined minimum annual fee of up to $47,000 for custody, transfer agency, accounting and administrative services is assessed per Fund. These services are recorded as custodian fees and expenses on the statements of operations. A summary of these expenses is included below.

The Sponsor employs Foreside Fund Services, LLC (“Foreside” or the “Distributor”) as the Distributor for the Funds. The Distribution Services Agreement among the Distributor and the Sponsor calls for the Distributor to work with the Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising materials. For its services as the Distributor, Foreside receives a fee of 0.01% of each Fund’s average daily net assets and an aggregate annual fee of $100,000 for all Funds, along with certain expense reimbursements. These services are recorded as distribution and marketing fees on the statements of operations. A summary of these expenses is included below. Pursuant to a Consulting Services Agreement, Foreside Consulting Services, LLC, performs certain consulting support services for the Trust’s Sponsor.

StoneX Financial Inc. (“StoneX”) and Phillip Capital Inc. (“Phillip Capital”) serve as the Fund’s clearing brokers to execute futures contracts and provide other brokerage-related services. StoneX and Phillip Capital are each registered as futures commission merchants (“FCM”) with the U.S. CFTC and are members of the NFA. The clearing brokers are registered as broker-dealers with the SEC and are each a member of FINRA. StoneX and Phillip Capital are each clearing members of ICE Futures U.S., Inc., Chicago Board of Trade, Chicago Mercantile Exchange, New York Mercantile Exchange, and all other major United States commodity exchanges. StoneX is paid 10.00 - $25.00 per half-turn exclusive of pass through fees for the exchange, and the NFA.  Phillip Capital is paid $35.00 - $45.00 per half-turn exclusive of pass through fees for the exchange, the NFA, execution fees and platform and exchange data fees.  A summary of these expenses is included below.

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. For its services, the Trustee receives an annual fee of $3,300 from the Trust. These services are recorded in business permits and licenses fees on the statements of operations. A summary of these expenses is included below.

	Three months ended June 30, 2023	Three months ended June 30, 2022	Six months ended June 30, 2023	Six months ended June 30, 2022
Amount Recognized for Custody Services	$858	$—	$1,117	$—
Amount of Custody Services Waived	$858	$—	$1,117	$—

Amount Recognized for Distribution Services	$224	$—	$284	$—
Amount of Distribution Services Waived	$224	$—	$284	$—

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board’s Accounting Standards Codification.

Revenue Recognition

Investment transactions are accounted for on a trade-date basis. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on investments are reflected in the statements of operations as the difference between the original amount and the fair market value as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the statements of operations.

Brokerage Commissions

The Sponsor recognizes the expense for brokerage commissions for futures contract trades on a per-trade basis. The below table shows the amounts included on the statements of operations as total brokerage commissions paid inclusive of unrealized loss for the quarter ended June 30, 2023.

DEFI
Three months ended June 30, 2023	$769
Three months ended June 30, 2022	$—
Six months ended June 30, 2023	$1,377
Six months ended June 30, 2022	$—

Income Taxes

For federal income tax purposes, the Fund will be treated as a publicly traded partnership. A publicly traded partnership is generally treated as a corporation for federal income tax purposes unless 90% or more of the publicly traded partnership’s gross income for each taxable year of its existence consists of qualifying income as defined in section 7704(d) of the Internal Revenue Code of 1986, as amended. Qualifying income is defined as generally including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities, other than as inventory, or of futures, forwards and options with respect to commodities, qualifying income also includes income and gains from commodities and from futures, forwards, options with respect to commodities and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities. The Fund expects that at least 90% of the Fund’s gross income for each taxable year will consist of qualifying income and that the Fund will be taxed as a partnership for federal income tax purposes. The Fund does not record a provision for income taxes because the shareholders report their share of the Fund’s income or loss on their income tax returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.

There is very limited authority on the U.S. federal income tax treatment of bitcoin and no direct authority on bitcoin derivatives, such as Bitcoin Futures Contracts. Bitcoin Futures Contracts more likely than not will be considered futures with respect to commodities for purposes of the qualifying income exception under section 7704 of the Code. Based on a CFTC determination that treats bitcoin as a commodity under the CEA, the Fund intends to take the position that Bitcoin Futures Contracts consist of futures on commodities for purposes of the qualifying income exception under section 7704 of the Code. Shareholders should be aware that the Fund’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Fund’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in the material adverse consequences to Shareholders and the Fund.

The Fund is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Fund files an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states and foreign jurisdictions. For the tax year December 31, 2022, the Fund remains subject to income tax examinations by major taxing authorities. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the Fund recording a tax liability that reduces net assets. This policy has been applied to all existing tax positions upon the Fund’s initial adoption. Based on its analysis, the Fund has determined that it has not incurred any liability for unrecognized tax benefits as of June 30, 2023 and for the year ended December 31, 2022. However, the Fund’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, ongoing analysis of and changes to tax laws, regulations, and interpretations thereof.

The Fund recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of a June 30, 2023.

The Fund may be subject to potential examination by U.S. federal, U.S. state, or foreign jurisdictional authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with U.S. federal, U.S. state and foreign tax laws.

Creations and Redemptions

Authorized Purchasers may purchase Creation Baskets consisting of 10,000 shares from the Fund. The amount of the proceeds required to purchase a Creation Basket will be equal to the NAV of the shares in the Creation Basket determined as of 4:00 p.m. (ET) on the day the order to create the basket is received in good order.

Authorized Purchasers may redeem shares from the Fund only in blocks of 10,000 shares called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the NAV of the shares in the Redemption Basket determined as of 4:00 p.m. (ET) on the day the order to redeem the basket is received in good order.

The Fund will receive the proceeds from shares sold or will pay for redeemed shares within three business days after the trade date of the purchase or redemption, respectively. The amounts due from Authorized Purchasers will be reflected in the Fund’s statements of assets and liabilities as capital shares receivable. Amounts payable to Authorized Purchasers upon redemption will be reflected in the Fund’s statements of assets and liabilities as payable for shares redeemed.

As outlined in the most recent Form S-1 filing, 50,000 shares represent five Redemption Baskets for the Fund and a minimum level of shares. If the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser.

Allocation of Shareholder Income and Losses

Profit or loss is allocated among the shareholders of the Fund in proportion to the number of shares each shareholder holds as of the close of each month.

Cash Equivalents

Cash equivalents are highly liquid investments with maturity dates of 90 days or less when acquired. The Fund reported its cash equivalents in the statements of assets and liabilities at market value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturities. The Fund has these balances of its assets on deposit with banks. Assets deposited with a financial institution may, at times, exceed federally insured limits. DEFI had a balance of $1,414,157 and $701,969 in money market funds at June 30, 2023 and December 31, 2022 respectively; these balances are included in cash equivalents on the statements of assets and liabilities.

Due from/to Broker

The amount recorded by the Fund for the amount due from and to the clearing broker includes, but is not limited to, cash held by the broker, amounts payable to the clearing broker related to open transactions, payables for cryptocurrency futures accounts liquidating to an equity balance on the clearing broker’s records and amounts of brokerage commissions paid and recognized as unrealized losses.

Margin is the minimum amount of funds that must be deposited by a cryptocurrency interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. A margin deposit acts to assure the trader’s performance of the futures contracts purchased or sold. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms, such as the Fund’s clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves. Over the counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to the Fund’s trading, the Fund (and not its shareholders personally) is subject to margin calls. Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

Calculation of Net Asset Value

The Fund’s NAV is calculated by:

•	Taking the current market value of its total assets and
•	Subtracting any liabilities.

The administrator, Global Fund Services, will calculate the NAV of the Fund once each trading day. It will calculate the NAV as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (ET). The NAV for a particular trading day will be released after 4:15 p.m. (ET).

In determining the value of Bitcoin Futures Contracts, the Administrator uses the settlement price for the Benchmark Component Futures Contracts, as reported on the CME. CME Group staff determines the daily settlements for the Benchmark Component Futures Contracts based on trading activity on CME Globex exchange between 14:59:00 and 15:00:00 Central Time (CT), the settlement period, except that the “fair value” of Bitcoin Futures Contracts (as described in more detail below) may be used when Bitcoin Futures Contracts close at their price fluctuation limit for the day. The Administrator determines the value of all investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (ET), in accordance with the current Services Agreement between the Administrator and the Trust. NAV includes any unrealized profit or loss on open bitcoin interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

Sponsor Fee Allocation of Expenses and Related Party Transactions

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. DEFI is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.94% per annum. From the Management Fee, the Sponsor pays all of the routine operational, administrative and other ordinary expenses of the Fund, generally as determined by the Sponsor, including but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, licensors, accounting and audit fees expenses, tax preparation expenses, legal fees, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses. These fees and expenses are not included in the breakeven table because they are paid for by the Sponsor through the proceeds from the Management Fee. The Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Fund. Routine operational, administrative, and other ordinary expenses are not deemed extraordinary expenses.

The Sponsor has the ability to elect to pay certain expenses on behalf of the Funds or waive the management fee. This election is subject to change by the Sponsor, at its discretion. Expenses paid by the Sponsor and Management fees waived by the Sponsor are, if applicable, presented as waived expenses in the statements of operations for each Fund. The Sponsor has determined that there will be no recovery sought for the amounts below in any future period:

DEFI
Three months ended June 30, 2023	$61,049
Three months ended June 30, 2022	$—
Six months ended June 30, 2023	$131,619
Six months ended June 30, 2022	$—

Expenses

Expenses are recorded using the accrual method of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) issued ASU 2023-01, related to Leases – (Topic 842). The response to concerns about applying Topic 842 to related party arrangements between entities under common control. The update was adopted early for the quarter ended March 31, 2023; the adoption did not have a material impact on the financial statements and disclosures of the Trust or the Fund.

Fair Value - Definition and Hierarchy

In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Fund uses various valuation approaches. In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Fund’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 financial instruments of the Underlying Funds and securities of the Fund, together the “financial instruments”. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these financial instruments does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from financial instrument to financial instrument and is affected by a wide variety of factors including, the type of financial instrument, whether the financial instrument is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the financial instruments existed. Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for financial instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy, within which the fair value measurement in its entirety falls, is determined based on the lowest level input that is significant to the fair value measurement.

On June 30, 2023 and December 31, 2022, the reported value at the close of the market for each cryptocurrency contract fairly reflected the value of the futures and no alternative valuations were required.

Net Income (Loss) per Share

Net income (loss) per share is the difference between the NAV per unit at the beginning of each period and at the end of each period. The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit. The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units created or redeemed based on the amount of time the units were outstanding during such period.

Note 4 – Fair Value Measurements

The Fund’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Fund’s significant accounting policies in Note 3. The following table presents information about the Fund’s assets and liabilities measured at fair value as of June 30, 2023 and December 31, 2022:

June 30, 2023

				Balance as of
Assets:	Level 1	Level 2	Level 3	June 30, 2023
Cash Equivalents	$1,414,157	$—	$—	$1,414,157
Cryptocurrency Futures Contracts
Bitcoin futures contracts	126,672	—	—	126,672
Total	$1,540,829	$—	$—	$1,540,829

December 31, 2022 (Audited)

				Balance as of
Assets:	Level 1	Level 2	Level 3	December 31, 2022
Cash Equivalents	$701,969	$—	$—	$701,969
Bitcoin futures contracts	29,152	—	—	29,152
Total	$731,121	$—	$—	$731,121

For the three and six months ended June 30, 2023 and year ended December 31, 2022, the Fund did not have any significant transfers between any of the levels of the fair value hierarchy.

See the Fair Value - Definition and Hierarchy section in Note 3 above for an explanation of the transfers into and out of each level of the fair value hierarchy.

Note 5 – Derivative Instruments and Hedging Activities

In the normal course of business, the Fund utilizes derivative contracts in connection with its proprietary trading activities. Investments in derivative contracts are subject to additional risks that can result in a loss of all or part of an investment. The Fund’s derivative activities and exposure to derivative contracts are classified by the following primary underlying risks: interest rate, credit, commodity price, and equity price risks. In addition to its primary underlying risks, the Fund is also subject to additional counterparty risk due to inability of its counterparties to meet the terms of their contracts. For the quarter ended June 30, 2023, the Fund invested only in cryptocurrency futures contracts.

Futures Contracts

The Fund is subject to cryptocurrency price risk in the normal course of pursuing its investment objectives. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

The purchase and sale of futures contracts requires margin deposits with a Futures Commission Merchant (“FCM”). Subsequent payments (variation margin) are made or received by the Fund each day, depending on the daily fluctuations in the value of the contract, and are recorded as unrealized gains or losses by the Fund. Futures contracts may reduce the Fund’s exposure to counterparty risk since futures contracts are exchange-traded; and the exchange’s clearinghouse, as the counterparty to all exchange-traded futures, guarantees the futures against default.

The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other equity deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to the Fund’s pro rata share of segregated customer funds available. It is possible that the recovery amount could be less than the total of cash and other equity deposited.

The following table discloses information about offsetting assets and liabilities presented in the statements of assets and liabilities to enable users of these financial statements to evaluate the effect or potential effect of netting arrangements for recognized assets and liabilities. These recognized assets and liabilities are presented as defined in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2011-11 “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities” and subsequently clarified in FASB ASU 2013-01 “Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.”

The following table also identifies the fair value amounts of derivative instruments included in the statements of assets and liabilities as derivative contracts, categorized by primary underlying risk, and held by the FCMs, StoneX as of June 30, 2023.

*The amount of collateral presented in Collateral, Due from Broker, is limited to the liability for the futures contracts and accordingly does not include the excess collateral pledged.

Offsetting of Financial Assets and Derivative Assets as of June 30, 2023

	(i)	(ii)	(iii) = (i)-(ii)	(iv)		(v)=(iii)-(iv)
				Gross Amount Not Offset in the Statement of Assets and Liabilities
Description	Gross Amount of Recognized Assets	Gross Amount Offset in the Statement of Assets and Liabilities	Net Amount Presented in the Statement of Assets and Liabilities	Futures Contracts Available for Offset	Collateral, Due to Broker	Net Amount
Cryptocurrency Price
Bitcoin futures contracts	$126,672	$—	$126,672	$—	$—	$126,672

Offsetting of Financial Assets and Derivative Assets as of December 31, 2022 (Audited)

	(i)	(ii)	(iii) = (i)-(ii)	(iv)		(v)=(iii)-(iv)
				Gross Amount Not Offset in the Statement of Assets and Liabilities
Description	Gross Amount of Recognized Assets	Gross Amount Offset in the Statement of Assets and Liabilities	Net Amount Presented in the Statement of Assets and Liabilities	Futures Contracts Available for Offset	Collateral, Due from Broker*	Net Amount
Cryptocurrency Price
Bitcoin futures contracts	$29,152	$—	$29,152	$—	$—	$29,152

The following tables identify the net gain and loss amounts included in the statements of operations as realized and unrealized gains and losses on trading of cryptocurrency futures contracts categorized by primary underlying risk:

Three months ended June 30, 2023

	Realized Gain on Cryptocurrency Futures Contracts	Net Change in Unrealized Depreciation on Cryptocurrency Futures Contracts
Cryptocurrency Price
Bitcoin futures Contracts	$71,236	$(30,948)

Six months ended  June 30, 2023

	Realized Gain on Cryptocurrency Futures Contracts	Net Change in Unrealized Appreciation on Cryptocurrency Futures Contracts
Cryptocurrency Price
Bitcoin futures Contracts	$700,787	$97,520

Volume of Derivative Activities

The average notional market value categorized by primary underlying risk for all futures contracts held was $2.1 million and $1.9 million, respectively, for the three and six months ended June 30, 2023.

Note 6 – Financial Highlights

The following table presents per unit performance data and other supplemental financial data for the three months ended June 30, 2023. This information has been derived from information presented in the financial statements and is presented with total expenses gross of expenses waived by the Sponsor and with total expenses net of expenses waived by the Sponsor, as appropriate.

	Three months ended	Six months ended
	June 30, 2023	June 30, 2023
Per Share Operation Performance
Net asset value at beginning of period	$36.76	$21.40
Income (loss) from investment operations:
Investment income	0.37	0.64
Net realized and unrealized gain on cryptocurrency futures contracts	1.73	16.89
Total expenses, net	(0.08)	(0.15)
Net increase in net asset value	2.02	17.38
Net asset value at end of period	$38.78	$38.78
Total Return	5.46%	81.16%
Ratios to Average Net Assets (Annualized)
Total expenses	12.67%	15.87%
Total expenses, net	0.94%	0.94%
Net investment income	3.18%	3.02%

The financial highlights per share data are calculated consistent with the methodology used to calculate asset-based fees and expenses.

Note 7 – Organizational and Offering Costs

Expenses incurred in organizing of the Trust and the initial offering of the Shares of the Fund, including applicable SEC registration fees, were borne directly by the Sponsor. The Fund will not be obligated to reimburse the Sponsor.

Note 8 – Subsequent Events

Management has evaluated the financial statements for the quarter-ended June 30, 2023 for subsequent events through the date of this filing and noted no material events requiring either recognition through the date of the filing or disclosure herein for the Fund other than those noted below:

The Hashdex Bitcoin Futures ETF (“Tidal Fund”), sponsored by Toroso Investments, LLC (“Toroso”), a series of the Tidal Commodities Trust I has not commenced operations and was recently formed. The Tidal Fund will be the successor and surviving entity from the merger (the “Merger”) into the Tidal Fund of Hashdex Bitcoin Futures ETF (the “Teucrium Fund”) that is a series of the Teucrium Commodity Trust (the “Teucrium Trust”) sponsored by Teucrium Trading, LLC (“Teucrium”). The Merger is expected to close in 2023. Teucrium, Toroso, and Tidal ETF Services, LLC (“Tidal”) and Victory Capital Management Inc. (“Victory Capital”) (the “Marketing Agents”) have entered into a support agreement (“Support Agreement”) that, among other things, will cause the Merger in furtherance of their long-term business goals, the Tidal Fund will be the successor and surviving entity from the Merger. The Tidal Fund and the Teucrium Fund will file current reports on Form 8-K including a press release notifying shareholders that the Merger has been consummated.

ANNEX A

AGREEMENT AND PLAN OF PARTNERSHIP MERGER AND LIQUIDATION

AGREEMENT AND PLAN OF PARTNERSHIP MERGER AND LIQUIDATION dated as of October 30, 2023 (the “Agreement”), between Teucrium Commodity Trust (the “Target Trust”), a Delaware statutory trust, on behalf of its series, Hashdex Bitcoin Futures ETF (the “Target Fund”), and Tidal Commodities Trust I (the “Acquiring Trust”), a Delaware statutory trust, on behalf of its series, Hashdex Bitcoin Futures ETF (the “Acquiring Fund”).

This Agreement is intended to provide for the continuation of the Target Fund, which is classified as a partnership under the United States Internal Revenue Code of 1986, as amended (the “Code”), in the form of the Acquiring Fund, which will also be classified as a partnership under the Code. The Merger will consist of (a) the transfer of all of the Assets (defined below) of the Target Fund to the Acquiring Fund in exchange for (i) shares of beneficial interest, no par value per share, of the Acquiring Fund (“Acquiring Fund Shares”), and (ii) the assumption by the Acquiring Fund of the Liabilities (defined below) of the Target Fund , and (b) the distribution, after the Closing Date hereinafter referred to, of the Acquiring Fund Shares to the shareholders of the Target Fund in liquidation of the Target Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement (the “Merger”).

WHEREAS, the Target Trust is formed and organized pursuant to a Fifth Amended and Restated Declaration of Trust and Trust Agreement dated as of April 26, 2019 (as may be further amended, the “Teucrium Trust Agreement”) by and between Teucrium Trading, LLC, as the sponsor the of the Target Trust (“Teucrium Sponsor”), and Wilmington Trust Company, as Delaware trustee (including its successors, the “Delaware Trustee”);

WHEREAS, the Acquiring Trust is formed and organized pursuant to a First Amended and Restated Declaration of Trust and Trust Agreement dated as of March 10, 2023 (as may be further amended, the “Tidal Trust Agreement”) by and between Toroso Investments, LLC, as the sponsor of the Acquiring Trust (“Tidal Sponsor”), and the Delaware Trustee;

WHEREAS, the Target Fund is a series of the Target Trust, and the Acquiring Fund is a series of the Acquiring Trust, and the Target Fund owns futures contracts and other assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, the Target Fund is authorized to issue one class of shares (the “Target Fund Shares”) that are listed for trading on the NYSE Arca (“Exchange”);

WHEREAS, the Acquiring Fund is authorized to issue one class of Acquiring Fund Shares that will be listed for trading on the Exchange on the business day immediately following the Closing Date (defined below);

WHEREAS, the Teucrium Sponsor, on behalf of the Target Trust and Target Fund, has approved the Merger, and Section 14.1(iv) of the Teucrium Trust Agreement authorizes the Teucrium Sponsor to sell or convey all of the assets of the Target Fund to the Acquiring Fund; and

WHEREAS, the Tidal Sponsor, on behalf of the Acquiring Trust and Acquiring Fund, has approved the Merger, and Sections 4.1 and 4.2 of the Tidal Trust Agreement authorize the Tidal Sponsor to cause the Acquiring Trust, on behalf of the Acquiring Fund, to purchase the Assets and assume the Liabilities (each as defined below) and otherwise perform its obligations under this Agreement and, has determined that, there being no existing shareholders of the Acquiring Fund as of the Closing, the Merger will not result in dilution of the Acquiring Fund’s shareholders’ interests.

NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties agree as follows:

1.	THE MERGER.

1.1          Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Target Fund agrees to assign, transfer and convey to the Acquiring Fund all of the Assets of the Target Fund (as defined below), free and clear of all liens, encumbrances and claims whatsoever. The Acquiring Fund agrees in exchange therefor –

(a)	to deliver to the Target Fund the number of Acquiring Fund Shares determined as set forth in paragraph 2.3; and

(b)	to assume the Liabilities of the Target Fund, as defined in paragraph 1.3.

Such transactions shall take place at the closing (the “Closing”) as of the close of business on the closing date (the “Closing Date”), provided for in paragraph 3.1. In lieu of delivering certificates for the Acquiring Fund Shares, the Acquiring Fund shall credit the Acquiring Fund Shares to the Target Fund’s account on the books of the Acquiring Fund and shall deliver a confirmation thereof to the Target Fund.

1.2          The assets of the Target Fund to be acquired by the Acquiring Fund shall consist of all of the Target Fund’s Assets (defined below), including, without limitation, all portfolio securities, cash, cash equivalents, commodities, interests in futures and other financial instruments, claims (whether absolute or contingent, known or unknown), receivables (including dividends or interest and other receivables), and other assets belonging to the Target Fund, and any deferred or prepaid expenses, reflected on an unaudited statement of assets and liabilities of the Target Fund approved by U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, administrator and fund accountant for the Target Fund and by U.S. Bank Global Fund Services, sub-administrator and fund accountant for the Acquiring Fund, as of the Valuation Date (as defined in paragraph 2.1), in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied from the Target Fund’s prior audited period (collectively, the “Assets”).

1.3          The Target Fund will endeavor to identify and, to the extent practicable, discharge all of its known liabilities and obligations before the Closing Date. The Acquiring Fund shall assume all of the Target Fund’s liabilities and obligations in existence on the Closing Date, whether known or unknown, contingent or otherwise, (collectively, the “Liabilities”).

1.4           Delivery of the Target Fund’s Assets shall be made on the Closing Date to (i) U.S. Bank, N.A., the Acquiring Fund’s custodian (the “Custodian”) with respect to securities, cash and/or cash equivalents, and (ii) to StoneX Financial Inc. – FCM (f/k/a INTL FCStone Financial Inc. - FCM Division), the Acquiring Fund’s futures commission merchant (the “FCM”) with respect to futures contracts and associated margin, for the account of the Acquiring Fund free and clear of all liens, encumbrances, rights, restrictions and claims other than margin requirements of the FCM. All cash delivered shall be in the form of immediately available U.S. funds payable to the order of the Custodian and the FCM, as the case may be, for the account of the Acquiring Fund.

1.5          The Target Fund will transfer to the Acquiring Fund any Assets, distributions, rights or other assets received by the Target Fund after the Closing Date as distributions on or with respect to the Assets transferred. Such Assets received after the Closing Date shall be deemed included in the Assets transferred to the Acquiring Fund on the Closing Date and shall not be separately valued.

1.6          As soon after the Closing Date as is conveniently practicable, the Target Fund will distribute to the holders of record of the Target Fund Shares (“Target Fund Shareholders”), determined as of the close of business on the Closing Date, the Acquiring Fund Shares received by the Target Fund pursuant to paragraph 1.1, and will completely liquidate and, promptly thereafter, terminate in accordance with applicable laws of the State of Delaware and federal securities laws and regulations. Each Target Fund Shareholder will receive Acquiring Fund Shares having an aggregate net asset value equal to the aggregate net asset value of such Fund Shareholder’s Target Fund Shares, determined as of the close of business on the Closing Date. Such distribution and liquidation will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Target Fund on the books of the Acquiring Fund to accounts on the share records of the Acquiring Fund in the names of the accounts of Fund Shareholders and representing the respective number of the applicable Acquiring Fund Shares due such Fund Shareholders. All issued and outstanding shares of the Target Fund simultaneously will be canceled on the books of the Target Fund and will be null and void. Acquiring Fund Shares distributed to Fund Shareholders will be reflected on the books of the Acquiring Fund as uncertificated, book-entry shares; the Acquiring Fund will not issue share certificates in the Merger.

1.7          Acquiring Fund Shares will be issued in the manner described in the Information Statement/Prospectus on Form S-4, as amended or supplemented (the “Registration Statement”), as of the effective date of the Registration Statement.

1.8          Any reporting responsibility of the Target Fund, including the responsibility for filing regulatory reports, tax returns, or other documents with the U.S. Securities and Exchange Commission (the “SEC”), the U.S. Commodity Futures Trading Commission (the “CFTC”), the National Futures Association (“NFA”), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Target Fund up to and including the Closing Date and such later date on which the Target Fund’s existence is terminated.

1.9          As soon as practicable after the Closing Date, the Target Trust shall provide the Acquiring Fund with copies of all books and records that pertain to the Target Fund that the Acquiring Fund is required to maintain under the Securities Act of 1933, as amended (the “1933 Act”), Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Commodities Exchange Act, as amended (the “CEA”), and the applicable rules of the SEC, CFTC and the NFA.

2.	VALUATION.

2.1          The value of the Target Fund’s Assets to be acquired, and the amount of the Target Fund’s known liabilities to be assumed, by the Acquiring Fund hereunder shall be computed as of the scheduled close of trading on the floor of the Exchange (usually 4:00 p.m., Eastern time) on the Closing Date (such time and date being hereinafter called the “Valuation Date”), using the valuation procedures set forth in the Tidal Trust Agreement, and the then-current prospectus or statement of additional information of the Acquiring Fund under the Registration Statement, which are and shall be consistent with the policies currently in effect for the Target Fund, or such other valuation procedures as shall be mutually agreed upon by the parties hereto.

2.2          For purposes of paragraph 1.1(a), the net asset value per share of Acquiring Fund Shares, which are newly created shares, shall be established by the Tidal Sponsor prior to the Closing.

2.3          The number of Acquiring Fund Shares to be issued in exchange for the Target Fund’s net assets shall be determined by dividing the value of the net assets of the Target Fund determined using the same valuation procedures referred to in paragraph 2.1 by the net asset value of one Acquiring Fund Share, determined in accordance with paragraph 2.2. As a result of this valuation, the number of Acquiring Fund Shares to be issued in exchange for the Target Fund’s net assets shall equal the number of Target Fund Shares Fund to be exchanged.

2.4          All computations of value shall be made in accordance with the regular practices of U.S. Bank Global Fund Services as fund accountant for the Acquiring Fund.

3.	CLOSING AND CLOSING DATE.

3.1          Upon the terms and subject to the conditions set forth herein, the Closing Date shall be January 3, 2024, or such other date as the parties, through their duly authorized officers, may mutually agree. All acts taking place at the Closing shall be deemed to take place simultaneously on the Closing Date unless otherwise provided. The Closing shall be held before 9:30 a.m., Eastern time, at the offices of K&L Gates, LLP, 399 Lexington Avenue, New York, New York 10022, or remotely by exchange of documents and signatures (or their electronic counterparts), unless another place is agreed to in writing by the parties.

3.2          The Custodian and the FCM shall each deliver at the Closing a certificate of an authorized officer stating that the Target Fund’s Assets, as may be held by each, have been delivered in proper form to the Acquiring Fund on the Closing Date. The Target Fund’s portfolio securities and instruments deposited with a securities depository (as defined in the Exchange Act) or with a permitted counterparty or futures commission merchant (as defined in the CEA) shall be delivered to the Custodian and the FCM, as the case may be, as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and FCM, as applicable. The cash to be transferred by the Target Fund shall be delivered to the Custodian for the account of the Acquiring Fund by wire transfer of federal funds on the Closing Date. If on the Valuation Date (a) the Chicago Mercantile Exchange, New York Stock Exchange or another primary trading market for portfolio futures, securities and other assets of the Target Fund shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on said exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Target Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored or such other date as the parties hereto may agree.

3.3          The Target Fund’s transfer agent shall deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund’s transfer agent shall issue and deliver to the Teucrium Sponsor a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date, or provide evidence satisfactory to the Teucrium Sponsor that such Acquiring Fund Shares have been credited to the Target Fund’s account on the books of the Acquiring Fund.

3.4          At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, receipts or other documents as such other party or its counsel may reasonably request.

3.5          If the Target Fund is unable to make delivery to the Custodian pursuant to paragraph 3.2 of any of the Assets for the reason that any of such Assets have not yet been delivered to the Target Fund by the Target Fund’s broker, dealer or other counterparty, then, in lieu of such delivery, the Target Fund shall deliver with respect to said Assets executed copies of an agreement of assignment and due bills executed on behalf of said broker, dealer or other counterparty, together with such other documents as may be required by the Acquiring Fund, the Custodian or the FCM, including broker confirmation slips.

4.	REPRESENTATIONS AND WARRANTIES.

4.1          The Target Trust, on behalf of the Target Fund, represents and warrants to the Acquiring Trust, on behalf of the Acquiring Fund, as follows:

(a) The Target Fund is a duly established and designated series of the Target Trust, a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power to carry out its obligations under this Agreement.

(b) The Target Fund Shares are registered under the 1933 Act and listed for trading on the Exchange, and such registrations and listing have not been revoked, suspended or rescinded and are in full force and effect. The Target Fund is in compliance in all material respects with the Exchange Act, the CEA and the rules and regulations thereunder and the listing rules of the Exchange applicable to its outstanding Target Fund Shares.

(c) The current prospectus and statement of additional information of the Target Fund, as supplemented, conform in all material respects to the applicable requirements of the 1933 Act, the Exchange Act and the CEA, and the applicable rules and regulations of the SEC, the CFTC and the NFA thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Target Fund is not, and the execution, delivery and performance of this Agreement will not result, in material violation of the Teucrium Trust Agreement or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Target Trust is a party on behalf of the Target Fund or by which the Target Fund is bound, nor will the execution, delivery and performance of this Agreement by the Target Fund result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease or other undertaking to which the Target Trust is a party on behalf of the Target Fund or by which the Target Fund is bound.

(e) The Target Fund has no material contracts or other commitments that will be terminated with liability to the Target Fund on or prior to the Closing Date.

(f) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Target Fund of the transactions contemplated herein, except as may be required under the 1933 Act, the Exchange Act, the CEA, the rules and regulations thereunder, state securities laws, and the rules of the Exchange.

(g) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to the Target Trust’s knowledge threatened against the Target Fund or any of the Target Fund’s properties or Assets which, if adversely determined, would materially and adversely affect the Target Fund’s financial condition , the conduct of the Target Fund’s business or the ability of the Target Fund to carry out the transactions contemplated by this Agreement. The Target Trust knows of no facts which might form the basis for the institution of such proceedings, and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Target Fund’s business or the Target Fund’s ability to consummate the transactions contemplated herein.

(h) The Statements of Assets and Liabilities, Schedules of Investments (indicating their fair value) of the Target Fund, Statements of Operations (from the Target Fund’s commencement of operations on September 15, 2022 to fiscal year end December 31, 2022), Statements of Changes in Net Assets and Statements of Cash Flows for the Target Fund’s most recent fiscal years ended December 31, 2022, have been audited by Grant Thornton LLP, an independent registered public accounting firm, and are in accordance with GAAP, consistently applied, and such statements and the Target Fund’s unaudited Statements for the six months ended June 30, 2023 (copies of which have been furnished to the Acquiring Fund) present fairly the financial condition of the Target Fund as of such dates, and there are no known contingent liabilities of the Target Fund as of such dates required under GAAP to be disclosed therein.

(i) Since June 30, 2023, there has not been any material adverse change in the Target Fund’s financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Target Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as disclosed on the statement of assets and liabilities referred to in paragraphs 1.3 and 4.1(h) hereof.

(j) At the Closing Date, all federal and other tax returns and reports of the Target Fund required by law then to be filed shall have been filed, and all federal and other taxes shown as due on said returns and reports shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the knowledge of the Target Trust no such return is currently under audit and no assessment or deficiency has been asserted with respect to such returns. As used in this Agreement, “Tax” or “Taxes” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax. “Tax Return” means reports, returns, information returns, elections, agreements, declarations, or other documents of any nature or kind (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

(k) For each taxable year of its operation, the Target Fund is treated as a separate entity for federal income tax purposes, has met the requirements of Subchapter K of the Code for qualification and treatment as a partnership for such purposes and has not elected to be treated otherwise. The Target Fund currently qualifies, and shall continue to qualify for the period beginning on the first day of its current taxable year and ending on the Closing Date, as a partnership under the Code. The Target Fund has maintained since its formation a December 31 fiscal year-end for U.S. federal income tax purposes, and has never changed such December 31 fiscal year-end for U.S. federal income tax purposes, by for example, filing Internal Revenue Service Form 1128 “Application to Adopt, Change, or retain a Tax Year.”

(l) All issued and outstanding Target Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Target Fund. All of the issued and outstanding Target Fund Shares will, at the time of the Closing, be held by the persons and in the amounts set forth in the records of its transfer agent as provided in paragraph 3.4. The Target Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Target Fund Shares, nor is there outstanding any security convertible into any of the Target Fund Shares.

(m) On the Closing Date, the Target Fund will have good and marketable title to the Assets and full right, power and authority to sell, assign, transfer and deliver the Assets to be transferred by it hereunder free of any liens or other encumbrances other than applicable margin requirements of the FCM, and upon delivery and payment for the Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to and accepted by the Acquiring Fund.

(n) The Target Trust (for both itself and on behalf of the Target Fund) has the requisite power and authority to execute and deliver this Agreement, and to consummate the Merger and the other transactions contemplated thereby. The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action required to be taken on the part of the Target Trust , and, assuming due execution and delivery by the Acquiring Trust , this Agreement will constitute the valid and legally binding obligation of the Target Trust, on behalf of the Target Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto, and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

(o) The information to be furnished by the Target Trust, on behalf of the Target Fund, for use in registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority (including the Financial Industry Regulatory Authority and the NFA), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities, derivatives and other laws and regulations applicable thereto.

(p) The Registration Statement, as of the effective date of the Registration Statement and at all times subsequent thereto up to and including the Closing Date, conforms and will conform, as it relates to those portions relating to the Target Trust and the Target Fund that have been furnished or reviewed and approved by the Target Trust and the Target Fund, in all material respects to the requirements of the federal and state securities laws and the CEA, and the rules and regulations thereunder and does not and will not include, as it relates to information regarding the Target Trust and the Target Fund that was furnished by the Target Trust and the Target Fund for inclusion therein, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. No representations or warranties in this paragraph 4.1(p) shall apply to statements or omissions made in reliance upon and in conformity with written information concerning the Acquiring Fund furned to the Target Fund by the Acquiring Trust.

4.2          The Acquiring Trust, on behalf of the Acquiring Fund, represents and warrants to the Target Trust, on behalf of the Target Fund, as follows:

(a) The Acquiring Fund is a duly established and designated series of the Acquiring Trust, a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power to carry out its obligations under this Agreement.

(b) At the Closing Date, the Acquiring Fund Shares will be registered under the 1933 Act, and such registrations will be in full force and effect, and the Acquiring Fund will have received notice from the Exchange that the Acquiring Fund Shares will be listed for trading on the Exchange on the business day immediately following the Closing Date. The Acquiring Fund will be in compliance in all material respects with the Exchange Act, the CEA and the rules and regulations thereunder at the Closing Date.

(c) At the Closing Date, the current prospectus and statement of additional information of the Acquiring Fund, as supplemented, will conform in all material respects to the applicable requirements of the 1933 Act, the Exchange Act and the CEA, and the rules and regulations of the SEC, the CFTC and the NFA thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in material violation of the Tidal Trust Agreement or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Trust is a party on behalf of the Acquiring Fund or by which the Acquiring Fund is bound, nor will the execution, delivery and performance of this Agreement by the Acquiring Fund result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Trust is a party on behalf of the Acquiring Fund or by which the Acquiring Fund is bound.

(e) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except as may be required under the 1933 Act, the Exchange Act, the CEA, the rules and regulations thereunder, and by state securities laws.

(f) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to the Acquiring Trust’s knowledge threatened against the Acquiring Fund or any of the Acquiring Fund’s properties or assets which, if adversely determined, would materially and adversely affect the Acquiring Fund’s financial condition, the conduct of the Acquiring Fund’s business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement. The Acquiring Trust knows of no facts which might form the basis for the institution of such proceedings, and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Fund’s business or the Acquiring Fund’s ability to consummate the transactions contemplated herein.

(g) There shall be no issued and outstanding shares of the Acquiring Fund prior to the Closing Date other than a nominal number of shares (“Initial Shares”) issued to the Tidal Sponsor (or an affiliate) in order to commence operations of the Acquiring Fund. The Initial Shares have been or will be redeemed by the Acquiring Fund prior to the Closing for the price for which they were issued, and any price paid for the Initial Shares shall at all times have been held by the Acquiring Fund in a non-interest bearing account.

(h) All issued and outstanding shares of the Acquiring Fund will be, at the Closing Date, validly issued, fully paid, and non-assessable by the Acquiring Fund. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares.

(i) The Acquiring Trust (for both itself and on behalf of the Acquiring Fund) has the requisite power and authority to execute and deliver this Agreement, and to consummate the Merger and the other transactions contemplated thereby. The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Acquiring Trust. This Agreement has been duly executed and delivered by the Acquiring Trust and, assuming due and valid authorization, execution, and delivery hereof by the Target Trust, is a valid and legally binding obligation of the Acquiring Trust, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto, and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

(j) The Registration Statement, as of its effective date and at all times subsequent thereto up to and including the Closing Date, conforms and will conform, as it relates to the Acquiring Trust and the Acquiring Fund, in all material respects to the requirements of the federal and state securities laws and the CEA, and the rules and regulations thereunder, and does not and will not include, as it relates to the Acquiring Fund, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. No representations and warranties in this paragraph 4.2(j) shall apply to statements or omissions made in reliance upon and in conformity with written information concerning the Target Fund furnished to the Acquiring Fund by the Target Trust.

(k) No consideration other than the Acquiring Fund Shares (and the Acquiring Fund’s assumption of the Target Fund’s liabilities) will be issued in exchange for the Target Fund’s Assets in the Merger.

(l) The Acquiring Fund is, and will be at the time of Closing, a newly created series without assets (other than the seed capital provided in exchange for Initial Shares) and without liabilities, created for the purpose of acquiring the assets and assuming the liabilities of the Target Fund, and, prior to the Closing, will not carry on any business activities (other than such activities as are customary to the organization of a new partnership prior to its commencement of investment operations).

(m) The Acquiring Trust has filed a registration statement on Form S-4 for the purpose of registering the Acquiring Fund Shares under the 1933 Act.

(n) The Acquiring Trust has filed a disclosure document with the NFA, as required for each commodity pool operator (“CPO”) registered under the CEA, with respect to each applicable commodity pool, in accordance with the rules and regulations of the CFTC and NFA (the “CPO Disclosure Document”).

5.	COVENANTS OF THE Acquiring Trust AND THE TARGET TRUST, ON BEHALF OF THE ACQUIRING FUND AND THE TARGET FUND, RESPECTIVELY.

5.1           During the period from the date of this Agreement until the earlier of Closing or the termination of this Agreement in accordance with its terms, the Acquiring Fund and the Target Fund will operate their respective businesses in the ordinary course, it being understood that such ordinary course of business will include redemptions of the Initial Shares in the case of the Acquiring Fund.

5.2          The Target Trust will obtain the written consent of Teucrium Sponsor and take all other action necessary to obtain approval of the transactions contemplated herein.

5.3          Subject to the provisions of this Agreement, the Target Trust, on behalf of the Target Fund, and the Acquiring Trust, on behalf of the Acquiring Fund, will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.4          As promptly as practicable, but in any case within sixty (60) days after the Closing Date, the Target Trust shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Target Fund for federal income tax purposes which will be carried over to the Acquiring Fund and which will be certified by the Teucrium Sponsor.

5.5          The Target Trust, on behalf of the Target Fund, will provide the Acquiring Fund with information reasonably requested and necessary for the preparation of the Registration Statement.

5.6          Other than the Initial Shares, the Acquiring Fund shall not issue and additional securities, whether equity or debt, prior to the Closing.

5.7          The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the Exchange Act, the CEA, the Exchange and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

5.8          The Target Trust, on behalf of the Target Fund, covenants that the Target Fund is not acquiring the Acquiring Fund Shares to be issued hereunder for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

5.9          As soon as is reasonably practicable after the Closing, the Target Fund will make a liquidating distribution to Fund Shareholders consisting of the Acquiring Fund Shares received at the Closing.

5.10        The Teucrium Sponsor will take all necessary steps to transfer as of the Closing Date all ownership, title, rights, interest and entitlements in the Hashdex U.S. Bitcoin Futures Fund Benchmark (“Index”) to the Tidal Sponsor (or its affiliate or other designee) in order to permit the Acquiring Fund to continue its use of the Index after the Closing. Among other things, the Teucrium Sponsor will obtain the consent of the Index calculation agent to the transfer of Index ownership to the Tidal Sponsor, and will transfer such intellectual property, marks, formulae, data, historical information and other know how to Tidal Sponsor to permit Tidal Sponsor to operate the Index.

5.11          Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, and to satisfy all conditions to the Merger as contemplated by this Agreement as expeditiously as reasonably practicable after the date of this Agreement.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND.

The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Target Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

6.1          All representations and warranties of the Target Trust, on behalf of the Target Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

6.2          The Target Trust shall have delivered to the Acquiring Fund a statement of the Target Fund’s assets and known liabilities, together with a list of the Target Fund’s assets showing the tax basis of such assets by lot and the holding periods of such assets, as of the Closing Date, certified by the Teucrium Sponsor’s Chief Financial Officer.

6.3          The Target Trust shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in the Target Trust’s name by the Teucrium Sponsor’s President or Chief Executive Officer and its Chief Financial Officer, in form and substance satisfactory to the Acquiring Fund, to the effect that the representations and warranties of the Target Trust, on behalf of the Target Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Acquiring Fund shall reasonably request.

6.4          The Acquiring Trust shall have provided the Target Trust with an opportunity to review and comment on all drafts (including final drafts) of all regulatory filings to be submitted to the SEC, the CFTC and the NFA. The Target Trust shall endeavor to review and comment on each such document in a commercially reasonable period of time. For the avoidance of doubt, such documents shall include the Registration Statement, the registration statement for the Acquiring Trust on Form S-1 (including all exhibits thereto), press releases and Forms 8-K, the opinion described in Section 8.6 below and the opinion that all issued and outstanding Target Fund Shares at the Closing Date, upon the consummation of the Merger, will be duly and validly issued and outstanding, fully paid and non-assessable by the Target Fund.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET FUND.

The obligations of the Target Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

7.1          All representations and warranties of the Acquiring Trust, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

7.2          The Acquiring Trust shall have delivered to the Target Fund on the Closing Date a certificate executed in the Acquiring Trust’s name by the Tidal Sponsor’s Chief Executive Officer and its Chief Financial Officer, in form and substance satisfactory to the Target Fund, to the effect that the representations and warranties of the Acquiring Trust, on behalf of the Acquiring Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Target Fund shall reasonably request.

7.3          The Acquiring Trust shall have delivered to the Target Trust the Acquired Fund Shares payable pursuant to the terms of this Agreement and an appropriate instrument assuming the Target Fund’s Liabilities as of the Closing Date.

8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET FUND AND THE ACQUIRING FUND.

If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Target Fund or the Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement.

8.1          This Agreement and the transactions contemplated herein shall have been approved by the Teucrium Sponsor on behalf of the Target Trust and Target Fund in accordance with the provisions of the Teucrium Trust Agreement, and this Agreement and the transations contemplated herein shall have been approved by the Acquiring Trust on behalf of itself and the Acquiring Fund Notwithstanding anything herein to the contrary, neither the Target Fund nor the Acquiring Fund may waive the condition set forth in this paragraph 8.1.

8.2          On the Closing Date, no court or governmental agency of competent jurisdiction shall have issued any injunction, order, decree, ruling, or other legal restraint or prohibition (an “Injunction”) that has the effect of preventing the consummation of any of the Merger or the other transactions contemplated by this Agreement and no such action, suit or other proceeding shall have commenced or be pending for the purpose of obtaining an Injunction.

8.3          All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the SEC, the CFTC, the NFA and of state Blue Sky and securities authorities) deemed necessary by the Target Fund or the Acquiring Fund to permit consummation, in all material respects, of the Merger and the other transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Target Fund or the Acquiring Fund, provided that either party hereto may for itself waive any of such conditions.

8.4          Each of the Registration Statement and the registration statement on Form S-1 for the purpose of registering the continuous offering of the shares of the Acquiring Fundshall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5          The Acquiring Fund’s CPO Disclosure Documents and any applicable statements of additional information shall have been duly filed with the NFA, in accordance with the applicable CFTC and NFA rules and regulations.

8.6          The Target Fund and Acquiring Fund shall have received an opinion of K&L Gates LLP (“Opinion”) that the consummation of the transactions contemplated in this Agreement will not result in the recognition of gain or loss under the Code for federal income tax purposes for the Target Fund or the Target Fund Shareholders, and that the Acquiring Fund will be classified as a partnership for federal income tax purposes following the Merger.

Such Opinion shall be based on customary assumptions, limitations and such representations as K&L Gates LLP may reasonably request, and the Target Fund and the Acquiring Fund will cooperate to make and certify the accuracy of such representations. Such Opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein.

No opinion will be expressed as to any other U.S. federal tax issues (except those set forth in the opinion) and all state, local or foreign tax issues of any kind.

Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Target Fund may waive the conditions set forth in this paragraph 8.6.

9.	TERMINATION OF AGREEMENT; EXPENSES.

9.1          This Agreement and the transactions contemplated hereby may be terminated and abandoned by resolution of the Acquiring Trust at any time prior to the Closing Date if circumstances, including a change of laws, should develop that, in the opinion of the Acquiring Trust, which make proceeding with the Merger inadvisable.

9.2          If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to the provisions of this Section 9, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or the Teucrium Sponsor, the Tidal Sponsor or either of their members, managers or officers, or shareholders of the Target Fund or of the Acquiring Fund, as the case may be, in respect of this Agreement

10.	WAIVER.

At any time prior to the Closing Date, except as otherwise expressly provided, any of the foregoing conditions may be waived by the Teucrium Sponsor or the Tidal Sponsor if, in the judgment of either, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the Target Fund Shareholders or of the Acquiring Fund, as the case may be.

11.	MISCELLANEOUS.

11.1        None of the representations and warranties included or provided for herein shall survive consummation of the transactions contemplated hereby.

11.2        This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them relating to the subject matter hereof. Neither party shall be bound by any condition, definition, warranty or representation, other than as set forth or provided in this Agreement or as may be, on or subsequent to the date hereof, set forth in a writing signed by the party to be bound thereby.

11.3        This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws; provided, however, that the due authorization, execution and delivery of this Agreement by the Target Trust, on behalf of the Target Fund, and the Acquiring Trust, on behalf of the Acquiring Fund, shall be governed and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflict of laws; provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

11.4        This Agreement may be amended only by a signed writing by all of the parties.

11.5        This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.6        This Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

11.7          It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of the Teucrium Sponsor, the Tidal Sponsor or either of their members, managers or officers, or shareholders, nominees, agents, or employees of the Acquiring Fund or the Target Fund personally, but shall bind only the property of the Acquiring Fund or the Target Fund, as the case may be, as provided in the Tidal Trust Agreement or the Target Trust Agreement. The execution and delivery of this Agreement by such sponsors or officers thereof shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Acquiring Fund or the Target Fund, as the case may be.

IN WITNESS WHEREOF, the Target Trust, on behalf of the Target Fund, and the Acquiring Trust, on behalf of the Acquiring Fund, have each caused this Agreement and Plan of Merger to be executed and attested on its behalf by its duly authorized representatives as of the date first above written.

TEUCRIUM COMMODITY TRUST, on behalf of its series, Hashdex Bitcoin Futures ETF

By: Teucrium Trading, LLC, as Teucrium Sponsor

By:__________________________________________
Name:
Title:

TIDAL COMMODITIES TRUST I, on behalf of its series, Hashdex Bitcoin Futures ETF

By: Toroso Investments, LLC, as Tidal Sponsor

By:__________________________________________
Name:
Title:

ANNEX B

HELPFUL INFORMATION

In this Information Statement the terms described below are used frequently.

●	“Acquired Fund” means the Hashdex Bitcoin Futures ETF, a series of Teucrium Commodity Trust.

●	“Teucrium” means Teucrium Trading LLC, sponsor for the Teucrium Commodity Trust.

●	“Acquiring Fund” means the Hashdex Bitcoin Futures ETF, a series of the Tidal Commodities Trust I.

●	“Toroso” means Toroso Investments LLC, Sponsor for the Tidal Commodities Trust I.

●	“Teucrium Trust” means Teucrium Commodity Trust.

●	“Tidal Trust” means Tidal Commodities Trust I.

●	“Administrator” means Tidal ETF Services LLC who will be providing fund administration and related services for the Acquiring Fund including: marketing and sales strategy.

●	“Authorized Purchasers” means certain partes who have entered into an agreement with Toroso to sell Shares, which are listed on NYSE Arca, to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Acquiring Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets for Bitcoin Futures Contracts in which the Acquiring Fund invests.

●	“Custodian” means U.S. Bank, N.A, currently U.S. Bank, N.A, holds the Acquiring Fund’s securities, cash and/or cash equivalents pursuant to a custodial agreement.

●	“Creation Baskets” means baskets consisting of 10,000 Shares listed at Fund’s NAV which can be purchased or sold by Authorized Purchasers

●	“Digital Asset Adviser” means Hashdex Asset Management Ltd.

●	“Distributor” means Foreside Fund Services, LLC. The Distribution Services Agreement among the Distributor, Toroso, and the Trust calls for the Distributor to work with the Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising material.

●	“FCM’s”; “Clearing Brokers” means StoneX Financial Inc.; and Phillip Capital Inc. who will execute and clear the Acquiring Fund’s futures transactions and provide other brokerage-related services. The Clearing Brokers are each registered as an FCM with the CFTC, are members of the National Futures Association and are clearing members of all major U.S. futures exchanges. The Clearing Brokers are registered as broker-dealers with the U.S. Securities and Exchange Commission and are each a member of the Financial Industry Regulatory Authority, Inc.

●	“U.S. Bank Global Fund Services” means Global Fund Service, an entity affiliated with U.S. Bank, N.A., which is the registrar and transfer agent for the Acquiring Fund’s Shares. In addition, Global Fund Services also serves as Sub-Administrator for the Acquiring Fund, performing certain administrative, and accounting services, and preparing certain SEC and CFTC reports on behalf of the Acquiring Fund.

 B-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Tidal Trust is incorporated under the laws of the State of Delaware.

The Tidal Trust Agreement provides that Toroso shall be indemnified by the Tidal Trust (or, by a series of the Tidal Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Tidal Trust, provided that (i) Toroso was acting on behalf of or performing services for the Tidal Trust and has determined, in good faith, that such course of conduct was in the best interests of the Tidal Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Tidal Trust Agreement on the part of Toroso and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates. All rights to indemnification permitted by the Tidal Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of Toroso, or the withdrawal, adjudication of bankruptcy or insolvency of Toroso, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against Toroso.

Notwithstanding the foregoing, Toroso shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

Item 21. Exhibit Index.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description
2.1	Agreement And Plan Of Partnership Merger and Liquidation**
3.1	First Amended and Restated Declaration of Trust and Trust Agreement (incorporated by reference to Exhibit 3.1 to Tidal Trust’s Registration Statement on Form S-1 (No. 333-273364)) ***
5.1	Opinion of K&L Gates LLP as to validity of the shares being issued in the merger**
8.1	Opinion of K&L Gates LLP as to certain tax matters**
8.2	Opinion of K&L Gates LLP as to certain partnership tax matters*

10.1	Form of Authorized Purchaser Agreement (incorporated by reference to Exhibit 3.1 to Tidal Trust’s Registration Statement on Form S-1 (No. 333-273364))***
10.2	Form of Distribution Services Agreement**
10.3	Form of Custody Agreement**
10.4	Form of Fund Accounting Servicing Agreement**
10.5	Form of Transfer Agent Servicing Agreement**
10.6	Form of Fund Administration Servicing Agreement**
10.7	Amended and Restated ’33 Act Fund Platform Support Agreement**
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1) **
23.3	Consent of Tait, Weller, & Baker, LLP**

23.4	Consent of Grant Thornton LLP **

* To be Filed by Further Amendment

** Filed Herewith

*** Incorporation by Reference

 II-1

Item 22. Undertakings.

(a)          The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)          The undersigned registrant hereby undertakes as follows:

(1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

(2) that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)          The undersigned registrant hereby undertakes to respond to requests for information that are incorporated by reference into the information statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

(e)           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tidal Commodities Trust I certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin as of October 30, 2023.

Tidal Commodities Trust I

By: Toroso Investments, LLC, Sponsor
By: Guillermo Trias

/s/ Guillermo Trias	Date: October 30, 2023
Principal Executive Officer of Sponsor

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument. The undersigned members and officers of Toroso Investments, LLC the sponsor of Tidal Commodities Trust I, hereby constitute and appoint Guillermo Trias and Daniel Carlson, each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-4 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Guillermo Trias
Guillermo Trias	Chief Executive Officer/President of the Sponsor	October 30, 2023

/s/ Daniel Carlson
Daniel Carlson	Chief Financial Officer/Principal Financial Officer	October 30, 2023

 II-3